                                                                  EXHIBIT 4.3(b)




                          GEORGIA BANKERS ASSOCIATION

                   MASTER SECTION 401(K) PROFIT SHARING PLAN





                              AMENDED AND RESTATED

                       EFFECTIVE GENERALLY APRIL 1, 1996

                          GEORGIA BANKERS ASSOCIATION
                   MASTER SECTION 401(K) PROFIT SHARING PLAN


         On this 21st day of March, 1996, Georgia Bankers Association ("Master Plan Sponsor"), with its principal office in Atlanta, Georgia, hereby amends and restates the Georgia Bankers Association Master Section 401(k) Profit Sharing Plan and Trust (the "Master Plan") effective with respect to Adoption Agreements entered into on or after April 1, 1996.

                              STATEMENT OF PURPOSE

         The Master Plan was the result of the amendment and restatement of the Georgia Bankers Association Master Profit Sharing Plan ("Master Profit Sharing Plan"), which was initially adopted effective as of January 1, 1972, and the Georgia Bankers Association Master Section 401(k) Profit Sharing Plan and Trust ("Master 401(k) Plan"), which was initially adopted effective as of January 1, 1987. The Master Plan, as set forth in this document, is intended and should be construed as a restatement and a continuation of the Master Profit Sharing Plan and the Master 401(k) Savings Plan. The Master Plan was last amended and restated effective January 1, 1989, in order to bring the Master Plan into compliance with all the Tax Reform Act of 1986 and subsequent laws and regulations issued prior to that date. This most recent restatement in intended to reflect certain plan design changes. It is intended that this restatement shall become effective with respect to each Adoption Agreement modified or entered into on or after April 1, 1996, such that any Plan established under the Master Plan prior to this restatement may continue to rely on its current determination letter unless or until the Adoption Agreement establishing such Plan is modified.

         The Master Plan Sponsor has established the Master Plan in order to assist member banks and other related companies in adopting profit sharing plans with cash-or-deferred features (if elected) which qualify under Sections 401(a) and 401(k) of the Internal Revenue code of 1986, as amended. Member banks and other related companies may adopt the Master Plan as a new plan or as a restatement of a Prior Plan.

         The Master Plan Sponsor intends that the Master Plan be a profit sharing plan qualified under Section Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

                             STATEMENT OF AGREEMENT

         To amend and restate the Master Plan with the purposes and goals as hereinabove described, the Master Plan Sponsor hereby sets forth the terms and provisions of the Master Plan as follows:

                          GEORGIA BANKERS ASSOCIATION
              MASTER SECTION 401(K) PROFIT SHARING PLAN AND TRUST


                               TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
ARTICLE I         ADOPTION OF PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        1.1       Procedure for Adoption of Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                  (a)  Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                  (b)  Effect of Adoption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        1.2       Contents of Adoption Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II        DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.1       Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.2       ACP or Average Contribution Percentage    . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.3       ACP Tests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.4       Active Participant    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.5       Administrative Committee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        2.6       Adopting Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.7       Adoption Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.8       ADP or Actual Deferral Percentage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.9       ADP Tests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.10      Affiliate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.11      After Tax Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.12      After Tax Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.13      After Tax Deferral Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        2.14      Annual Addition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.15      Before Tax Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.16      Before Tax Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.17      Before Tax Deferral Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.18      Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.19      Benefit Commencement Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.20      Board or Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.21      Break in Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.22      Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.23      Company Contribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        2.24      Company Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
        2.25      Company Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
        2.26      Company Stock Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
        2.27      Company Stock Trust or Company Stock Trust Agreement  . . . . . . . . . . . . . . . . . . . . . .   5
        2.28      Company Stock Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
        2.29      Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  (a)  Benefit Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                  (b)  Section 415 Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  (c)  Key Employee Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                  (d)  Testing Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
        2.30      Continuous Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
        2.31      Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
        2.32      Covered Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
        2.33      Deferral Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                      i
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
                                                                                                                   Page
                                                                                                                   ----
         2.34     Defined Benefit Minimum   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.35     Defined Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.36     Defined Benefit Fraction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.37     Defined Contribution Minimum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.38     Defined Contribution Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.39     Defined Contribution Fraction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.40     Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.41     Disability or Disabled  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.42     Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.43     Elective Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.44     Eligible Retirement Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.45     Eligible Rollover Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.46     Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.47     Entry Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.48     ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.49     Excess Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.50     Forfeiture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.51     Highly Compensated Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                  (a)  General Rule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                  (b)  Excluded Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                  (c)  Family Rules   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                  (d)  Former Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                  (e)  Nonresident Aliens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                  (f)  Compliance with Code Section 414(q)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.52     Hour of Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (a)  General Rule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (b)  Equivalencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                  (c)  DOL Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                  (d)  Computation Period   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.53     Integration Level   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.54     Integration Tax Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.55     Investment Fund or Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.56     Joinder Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.57     Joint Annuitant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.58     Joint and 50% or 100% Survivor Annuity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.59     Key Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.60     Leave of Absence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.61     Life Annuity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.62     Limitation Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.63     Master Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.64     Master Trust or Master Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.65     Master Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.66     Master Trust Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.67     Matching Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.68     Matching Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.69     Maternity or Paternity Leave  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.70     Maximum Deferral Amount   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.71     Named Fiduciary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.72     Net Profit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                                                                                   Page
                                                                                                                   ----
         2.73     Non-Key Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.74     Normal Retirement Age   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.75     Participant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.76     Participating Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.77     Permissive Aggregation Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.78     Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.79     Plan Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.80     Plan Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.81     Portfolio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.82     Prior Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.83     Profit Sharing Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.84     Profit Sharing Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.85     Publicly Traded   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.86     Qualified Employer Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.87     Qualified Retirement Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.88     Qualified Separation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.89     Qualified Spousal Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.90     Required Aggregation Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.91     Restoration Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.92     Rollover Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.93     Rollover Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.94     Special Bonus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.95     Special Bonus Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.96     Spouse or Surviving Spouse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.97     Supplemental Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.98     Supplemental Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.99     Survivor Annuity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.100    Taxable Wage Base   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.101    Top-Heavy Group   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.102    Top-Heavy Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.103    Transfer Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.104    Transfer Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.105    Trust or Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.106    Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.107    Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.108    Valuation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.109    Voluntary Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.110    Voluntary Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.111    Year of Eligibility Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.112    Year of Vesting Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE III       ELIGIBILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.1      Initial Eligibility Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  (a)  General Rule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  (b)  Participation Upon Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  (c)  Grandfathered Participants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.2      Treatment of Interruptions of Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  (a)  Leave of Absence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  (b)  Reemployment Before Break in Service   . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





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
                  (c)  Reemployment After Break in Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  (d)  Reparticipation Upon Reemployment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.3      Change in Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  (a)  Loss of Covered Employee Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                  (b)  Change to Covered Employee Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                  (c)  Change by Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.4      Notification of Participation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.5      Provisions of Plan Binding on Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.6      Companies in Controlled Groups  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE IV        CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.1      General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.2      Before Tax and After Tax Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  (a)  Before Tax Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  (b)  After Tax Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                  (c)  Contributions Which Exceed Maximum Deferral Amount   . . . . . . . . . . . . . . . . . . . .  19
                  (d)  Deferral Elections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.3      Matching Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                  (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                  (b)  Additional Matching Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                  (c)  Reduction of Forfeitures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.4      Supplemental Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.5      Profit Sharing Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                  (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                  (b)  Reduction of Forfeitures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.6      Form of Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (b)  Company Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.7      Timing of Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (a)  Before Tax and After Tax Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (b)  Matching, Supplemental and Profit Sharing Contributions  . . . . . . . . . . . . . . . . . .  23
         4.8      Contingent Nature of Company Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.9      Restoration Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (a)  Restoration Upon Buy-Back  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (b)  Restoration of Other Forfeitures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  (c)  Restoration Contribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                  (d)  Notice of Buy-Back Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.10     Allocation of Forfeitures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V         ROLLOVERS AND TRANSFERS BETWEEN PLANS; VOLUNTARY ACCOUNTS . . . . . . . . . . . . . . . . . . . .  25
         5.1      Rollover Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  (a)  Request by Covered Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  (b)  Acceptance of Rollover   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.2      Transfer Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  (a)  Direct Transfers Permitted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  (b)  Mergers and Spin-offs Permitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                  (c)  Establishment of Transfer Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.3      Spin-offs to Other Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
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
         5.4      Voluntary Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                  (a)  Contributions Not Permitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                  (b)  Conditions on Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VI        PARTICIPANTS' ACCOUNTS; CREDITING AND ALLOCATIONS   . . . . . . . . . . . . . . . . . . . . . . .  27
         6.1      Establishment of Participants' Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.2      Allocation and Crediting of Before Tax, After Tax, Matching, Voluntary, Rollover
                   and Transfer Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         6.3      Allocation and Crediting of Supplemental Contributions  . . . . . . . . . . . . . . . . . . . . .  27
                  (a)  Participants Receiving Allocations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  (b)  Formula for Allocation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  (c)  Per Capita Supplemental Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  (d)  Proportional Supplemental Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                  (e)  Supplemental Matching Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                  (f)  Section 415 Supplemental Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.4      Allocation and Crediting of Profit Sharing Contributions and Excess Forfeitures   . . . . . . . .  28
                  (a)  Participants Receiving Allocations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                  (b)  Formula for Allocation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         6.5      Crediting of Restoration Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.6      Allocation and Crediting of Investment Earnings and Losses  . . . . . . . . . . . . . . . . . . .  29
                  (a)  Determination of Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  (b)  Allocation of Earnings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                  (c)  Increase for Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                  (d)  Reduction for Distributions and Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.7      Notice to Participants of Account Balances  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.8      Good Faith Valuation Binding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.9      Errors and Omissions in Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.10     Participants Eligible for Allocations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.11     Allocations and Crediting of Investment Earnings and Losses in Company Stock
                  Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                  (a)  Determination of Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                  (b)  Allocation of Earnings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                  (c)  Increase for Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                  (d)  Reduction for Distributions and Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE V         CONTRIBUTION AND SECTION 415 LIMITATIONS AND NONDISCRIMINATION REQUIREMENTS . . . . . . . . . . .  32
         7.1      Profit and Deductibility Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.2      Maximum Limitation on Elective Deferrals by Participating Companies   . . . . . . . . . . . . . .  32
                  (a)  Maximum Elective Deferrals Under Participating Company Plans   . . . . . . . . . . . . . . .  32
                  (b)  Return of Excess Before Tax Contributions  . . . . . . . . . . . . . . . . . . . . . . . . .  32
                  (c)  Return of Excess Elective Deferrals Provided by Other Participating Company
                     Arrangements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                  (d)  Discretionary Return of Elective Deferrals   . . . . . . . . . . . . . . . . . . . . . . . .  32
                  (e)  Return of Excess Annual Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.3      Nondiscrimination Requirements for Before Tax Contributions   . . . . . . . . . . . . . . . . . .  33
                  (a)  ADP Test   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                  (b)  Multiple Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                  (c)  Adjustments to Actual Deferral Percentages   . . . . . . . . . . . . . . . . . . . . . . . .  33
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
         7.4      Nondiscrimination Requirements for After Tax and Matching Contributions   . . . . . . . . . . . .  34
                  (a)  ACP Test   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                  (b)  Multiple Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                  (c)  Adjustments to Average Contribution Percentages  . . . . . . . . . . . . . . . . . . . . . .  35
         7.5      Multiple Use of Tests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                  (a)  Aggregate Limitation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                  (b)  Multiple Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                  (c)  Correction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                  (d)  Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.6      Order of Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.7      Code Section 415 Limitations on Maximum Allocations   . . . . . . . . . . . . . . . . . . . . . .  37
                  (a)  No Other Plan Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                  (b)  Other Master or Prototype Plan Participation   . . . . . . . . . . . . . . . . . . . . . . .  38
                  (c)  Other Non-Master or Non-Prototype Plan Participation   . . . . . . . . . . . . . . . . . . .  39
                  (d)  Defined Benefit Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                  (e)  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.8      Special Requirements for Plans Covering Owner-Employees   . . . . . . . . . . . . . . . . . . . .  41
                  (a)  Aggregation of Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                  (b)  Comparable Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  (c)  Controlled and Noncontrolled Businesses  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  (d)  Definition of "Controlled"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  (e)  Definition of "Owner-Employee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.9      Distribution Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  (a)  Controlling Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  (b)  Required Beginning Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  (c)  Limits on Distribution Periods   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  (d)  Determination of Amount to be Distributed Each Year  . . . . . . . . . . . . . . . . . . . .  43
                  (e)  Death Distribution Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                  (f)  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                  (g)  Transitional Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.10     Construction of Limitations and Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE VIII      INVESTMENT OF ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.1      Establishment of Trust Fund; Investment of Assets   . . . . . . . . . . . . . . . . . . . . . . .  47
         8.2      Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                  (a)  Named Investment Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                  (b)  Other Investment Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                  (c)  Reinvestment of Cash Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.3      Participant Direction of Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                  (a)  Investment of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                  (b)  Investment of Existing Account Balances  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  (c)  Conditions Applicable to Elections   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  (d)  Investment of Certain Stock Dividends and Other Assets   . . . . . . . . . . . . . . . . . .  48
                  (e)  Investments with Distributions Made in Annuity or Installment Payments   . . . . . . . . . .  48
                  (f)  Failure to Elect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  (g)  Fiduciary Responsibilities of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.4      Valuations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                  (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                  (b)  Share Accounting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
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
         8.5      Investment in Company Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                  (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                  (b)  Purchase of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                  (c)  Liquidation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                  (d)  Warrants, Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.6      Voting and Tender Offer Rights With Respect to Company Stock  . . . . . . . . . . . . . . . . . .  50
                  (a)  Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                  (b)  Tender Offer Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.7      Voting and Tender Offer Rights With Respect to Investment Funds Other Than
                   the Company Stock Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.8      Investments in Life Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.9      Single Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.10     Investments in Bank Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE IX        VESTING IN ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.1      General Vesting Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                  (a)  General Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                  (b)  Exclusions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.2      Vesting Upon Attainment of Normal Retirement Age, Death or Disability   . . . . . . . . . . . . .  51
                  (a)  Normal Retirement Age  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                  (b)  Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                  (c)  Disability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.3      Timing of Forfeitures and Vesting after Restoration Contributions   . . . . . . . . . . . . . . .  51
                  (a)  Reemployment And Vesting After Cash-Out Distribution   . . . . . . . . . . . . . . . . . . .  51
                  (b)  Reemployment and Vesting Before Any Distribution   . . . . . . . . . . . . . . . . . . . . .  52
                  (c)  Reemployment And Vesting After Other Distribution or Prior to Distribution   . . . . . . . .  52
         9.4      Amendment to Vesting Schedule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE X         PAYMENT OF BENEFITS WITHOUT ANNUITY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.1     Benefit Payments Upon Separation From Service For Reasons Other Than Death  . . . . . . . . . . .  53
                  (a)  General Rule Concerning Benefits Payable   . . . . . . . . . . . . . . . . . . . . . . . . .  53
                  (b)  Timing of Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                  (c)  Restrictions on Distributions from Before Tax and Supplemental Accounts  . . . . . . . . . .  54
                  (d)  Discontinuance Upon Reemployment or Termination of Disability  . . . . . . . . . . . . . . .  55
         10.2     Death Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                  (a)  Prior to Benefit Commencement Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                  (b)  After Benefit Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.3     Form of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                  (a)  Single Sum Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                  (b)  Optional Methods of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                  (c)  Assets Distributed   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                  (d)  Effect of Outstanding Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                  (e)  Direct Rollover Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                  (f)  Payment of Amounts Invested in Company Stock Trust Fund  . . . . . . . . . . . . . . . . . .  57
         10.4     Beneficiary Designation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                  (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                  (b)  No Designation or Designee Dead or Missing   . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.5     Qualified Domestic Relations Orders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                                                                                   Page
                                                                                                                   ----
         10.6     Hardship Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                  (a)  Parameters of Hardship Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                  (b)  Immediate and Heavy Financial Need   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                  (c)  Necessary to Satisfy a Financial Need  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                  (d)  Election to Withdraw   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                  (e)  Payment of Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                  (f)  Effect of Outstanding Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.7     Withdrawals from After Tax and Voluntary Accounts   . . . . . . . . . . . . . . . . . . . . . . .  59
                  (a)  Election to Withdraw   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                  (b)  Payment of Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                  (c)  Effect of Outstanding Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.8     Distributions and Withdrawals from Transfer Accounts  . . . . . . . . . . . . . . . . . . . . . .  59
         10.9     Loans to Participants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                  (a)  Grant of Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                  (b)  Nondiscriminatory Policy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                  (c)  Approval of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                  (d)  Minimum Loan Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                  (e)  Maximum Loan Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                  (f)  Maximum Loan Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                  (g)  Terms of Repayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                  (h)  Adequacy of Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                  (i)  Rate of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                  (j)  Source of Loan Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                  (k)  Crediting Loan Payments to Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                  (l)  Remedies in the Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         10.10    Unclaimed Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         10.11    Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                  (a)  Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                  (b)  Review Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                  (c)  Satisfaction of Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         10.12    Explanation of Rollover Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE XI        PAYMENT OF BENEFITS WITH ANNUITY PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         11.1     Benefits Payable Upon Separation From Service For Reasons Other Than Death  . . . . . . . . . . .  64
                  (a)  General Rule Concerning Benefits Payable   . . . . . . . . . . . . . . . . . . . . . . . . .  64
                  (b)  Timing of Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                  (c)  Restrictions on Distributions from Before Tax and Supplemental Accounts  . . . . . . . . . .  65
                  (d)  Discontinuance Upon Reemployment or Termination of Disability  . . . . . . . . . . . . . . .  66
         11.2     Normal Payment Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         11.3     Election of Optional Payment Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                  (a)  Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                  (b)  Optional Payment Forms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                  (c)  Rate of Payments to Joint Annuitant or Beneficiary   . . . . . . . . . . . . . . . . . . . .  67
                  (d)  Special Rules for Installment Payments   . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                  (e)  Direct Rollover Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                  (f)  Provision for Annuity Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         11.4     Retirement Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         11.5     Cash-Out Payment of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                                                                                   Page
                                                                                                                   ----
         11.6     Assets Distributed; Effect of Outstanding Loans   . . . . . . . . . . . . . . . . . . . . . . . .  69
                  (a)  Assets Distributed   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                  (b)  Payment of Amounts Invested  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                  (c)  Effect of Outstanding Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         11.7     REA Transition Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         11.8     Qualified Domestic Relations Orders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.9     Hardship Withdrawals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                  (a)  Parameters of Hardship Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                  (b)  Immediate and Heavy Financial Need   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                  (c)  Necessary to Satisfy a Financial Need  . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                  (d)  Election to Withdraw   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                  (e)  Payment of Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                  (f)  Effect of Outstanding Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.10    Withdrawals from After Tax and Voluntary Accounts   . . . . . . . . . . . . . . . . . . . . . . .  72
                  (a)  Election to Withdraw   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                  (b)  Payment of Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                  (c)  Effect of Outstanding Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.11    Withdrawals of Transfer Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.12    Loans to Participants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                  (a)  Grant of Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                  (b)  Nondiscriminatory Policy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                  (c)  Approval of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                  (d)  Consent Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                  (e)  Minimum Loan Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                  (f)  Maximum Loan Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                  (g)  Maximum Loan Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                  (h)  Terms of Repayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                  (i)  Adequacy of Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                  (j)  Rate of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                  (k)  Source of Loan Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                  (l)  Crediting Loan Payments to Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                  (m)  Remedies in the Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         11.13    Unclaimed Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         11.14    Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                  (a)  Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                  (b)  Review Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                  (c)  Satisfaction of Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         11.15    Explanation of Rollover Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         11.16    Payment of Survivor Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                  (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                  (b)  Exclusion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         11.17    Election of Optional Payment Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                  (a)  Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                  (b)  Optional Payment Forms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                  (c)  Special Rules for Installment Payments   . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         11.18    Commencement of Survivor Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                  (a)  Payments to Spouse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                  (b)  Payments to a Non-Spouse Beneficiary   . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                  (c)  Minimum Benefit Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                                                                                                                   Page
                                                                                                                   ----
         11.19    Cash-Out Payment of Survivor Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         11.20    Death During Suspension of Benefits       . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         11.21    Beneficiary Designation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                  (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                  (b)  No Designation or Designee Dead or Missing   . . . . . . . . . . . . . . . . . . . . . . . .  79
         11.22    Survivor Benefit Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

ARTICLE XII       ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         12.1     Administrative Committee; Appointment and Term of Office  . . . . . . . . . . . . . . . . . . . .  80
                  (a)  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                  (b)  Removal, Resignation, Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                  (c)  Certification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         12.2     Organization of Administrative Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         12.3     Powers and Responsibility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         12.4     Records of Administrative Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                  (a)  Execution of Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                  (b)  Preservation of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         12.5     Reporting and Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         12.6     Construction of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         12.7     Assistants and Advisers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                  (a)  Retaining Advisers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                  (b)  Reliance on Advisers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         12.8     Bonding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         12.9     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

ARTICLE XIII      ALLOCATION OF AUTHORITY AND RESPONSIBILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         13.1     Adopting Company and Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                  (a)  General Responsibilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                  (b)  Allocation of Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                  (c)  Authority of Participating Companies   . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         13.2     Administrative Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         13.3     Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         13.4     Limitations on Obligations of Fiduciaries   . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         13.5     Delegation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         13.6     Multiple Fiduciary Roles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

ARTICLE XIV       AMENDMENT, TERMINATION AND ADOPTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         14.1     Amendment of Master Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         14.2     Amendment of an Adopting Company's Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                  (a)  Execution of New Adoption Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                  (b)  Other Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         14.3     Limitation on Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         14.4     Maintaining Qualified Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         14.5     Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                  (a)  Right to Terminate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                  (b)  Vesting Upon Complete Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                  (c)  Liquidation of Plan Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                  (d)  Vesting Upon Partial Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

                                                                                                                   Page
                                                                                                                   ----
         14.6     Adoption of the Plan by Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                  (a)  Procedures for Participation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                  (b)  Single Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                  (c)  Authority under Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                  (d)  Contributions to Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                  (e)  Procedure for Withdrawal from Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                  (f)  Effect of Withdrawal from Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         14.7     Merger, Consolidation and Transfer of Assets or Liabilities   . . . . . . . . . . . . . . . . . .  88
                  (a)  Mergers and Spin-offs Accepted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                  (b)  Spin-offs to Other Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
                  (c)  Statutory Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         14.8     Contingent Adoption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

ARTICLE XV        TOP-HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         15.1     Top-Heavy Plan Years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         15.2     Determination of Top-Heavy Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
                  (a)  Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
                  (b)  Special Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
                  (c)  Special Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         15.3     RESERVED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         15.4     Top-Heavy Minimum Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                  (a)  Multiple Defined Contribution Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                  (b)  Defined Contribution and Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . .  93
                  (c)  Defined Contribution Minimum   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
                  (d)  Defined Benefit Minimum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         15.5     Top-Heavy Minimum Vesting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
                  (a)  Schedule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
                  (b)  Post-Top Heavy Periods   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         15.6     Adjustments in Code Section 415 Limitations for Top-Heavy Plans   . . . . . . . . . . . . . . . .  94
                  (a)  Special Adjustment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
                  (b)  Exception  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         15.7     Special Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         15.8     Construction of Limitations and Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . .  94

ARTICLE XVI       MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         16.1     Nonalienation of Benefits and Spendthrift Clause  . . . . . . . . . . . . . . . . . . . . . . . .  95
                  (a)  General Nonalienation Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
                  (b)  Exception for Qualified Domestic Relations Orders  . . . . . . . . . . . . . . . . . . . . .  95
                  (c)  Exception for Loans from the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         16.2     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         16.3     Construction, Controlling Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         16.4     No Contract of Employment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         16.5     Legally Incompetent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         16.6     Heirs, Assigns and Personal Representatives   . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         16.7     Title to Assets, Benefits Supported Only By Trust Fund  . . . . . . . . . . . . . . . . . . . . .  96
         16.8     Legal Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         16.9     No Discrimination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         16.10    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

                                                                                                                     Page
                                                                                                                     ----
           16.11    Exclusive Benefit; Refund of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
                    (a)  Permitted Refunds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
                    (b)  Payment of Refund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
                    (c)  Limitation on Refund   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
           16.12    Predecessor Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
           16.13    Plan Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
           16.14    Special Effective Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
                    (a)  Intent of Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
                    (b)  Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
           16.15    Purpose and Applicability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
                    (a)  Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
                    (b)  Applicability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

                                   ARTICLE I

                                ADOPTION OF PLAN


      1.1    Procedure for Adoption of Plan.

             (a) Procedure. An employer desiring to adopt the Plan as a new plan or as a restatement of a Prior Plan shall file an Adoption Agreement with the Master Plan Sponsor in such form as the Master Plan Sponsor shall require. Upon written acceptance of the completed Adoption Agreement by the Master Plan Sponsor, and (in the case of a new plan), upon the receipt by the Trustee of an initial Company Contribution, a Plan shall thereby be adopted, effective as of the Effective Date provided in the Adoption Agreement.

             (b) Effect of Adoption. A Plan adopted or restated pursuant to the terms of subsection (a) hereof may be a profit sharing plan, a Section 401(k) plan with a cash-or-deferred feature, or a combination of a profit sharing plan and a Section 401(k) plan with a cash-or-deferred feature. The Plan so adopted shall be governed by all of the terms and conditions of the Master Plan and of the Adoption Agreement.

      1.2    Contents of Adoption Agreements.

             (a)   The Adoption Agreement shall set forth the following:

                   (1)   The Effective Date of the Plan;

                   (2) The required number of Years of Eligibility Service for participation in the Plan, if any;

                   (3) The form of Plan being adopted and the method of determining Company Contributions;

                   (4) The name, address, identification number and trade or business of the Adopting Company;

                   (5)   The name(s) of the Administrative Committee member(s);
                         and

                   (6) Such other information as the Trustee may require as part of the adoption of the Plan.

             (b) An Adoption Agreement may contain only such provisions as are authorized by and consistent with the provisions of the Master Plan, and, in the event of any inconsistency, the provisions of the Master Plan shall control.

                                   ARTICLE II

                                  DEFINITIONS


      For purposes of the Master Plan, the following terms, when used with an initial capital letter, shall have the meanings set forth below unless a different meaning plainly is required by the context.

      2.1 Account shall mean, with respect to a Participant, his Joint Annuitant or his Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such persons. The Administrative Committee, as required by the terms of the Plan and otherwise as it deems necessary or desirable in its sole discretion, may establish and maintain separate subaccounts for each Participant, his Joint Annuitant or his Beneficiary, provided allocations are made to such subaccounts in the manner described in Article VI of the Plan. "Account" shall refer to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.

      2.2 ACP or Average Contribution Percentage shall mean, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of After Tax Contributions and Matching Contributions and, to the extent designated by the Administrative Committee, the Supplemental Contributions [excluding Supplemental Contributions counted for purposes of Section 7.3 and any Contributions returned to a Participant or otherwise removed from his Account to correct excess Annual Additions] actually paid to the Trustee on behalf of each such eligible Participant for such Plan Year, to (ii) such Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year), so long as the ADP Test is met for the elective deferrals that are used in the ACP Test and continues to be met following the exclusion of those elective deferrals that are used to meet the ACP Test. If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching or after tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching and after tax contributions made with respect to such Highly Compensated Employee shall be aggregated for purposes of determining his ACP; if two or more of these arrangements have different plan years, all cash or deferral arrangements ending with or within the same calendar year shall be treated as a single arrangement. The ACP shall be rounded to the nearest 1/100th of a percent and shall be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations promulgated thereunder (including, without limitation, the family consolidation rules for certain Highly Compensated Employees). If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article III but makes no After Tax Contributions and if he receives no allocations of Matching Contributions or Supplemental Contributions which are taken into account (as described above) for purposes of calculating his ACP, such Participant's ACP for such Plan Year shall be zero.

      2.3    ACP Tests shall mean the nondiscrimination tests described in
Section 7.4. As a condition to participate in the Plan, each Participating Company shall maintain such records as the Administrative Committee shall deem necessary or desirable to demonstrate compliance with the ACP Tests. Such records shall include, but shall not be limited to, information concerning the extent to which Supplemental Contributions are taken into account with respect to the ACP Tests.

      2.4 Active Participant shall mean, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article III, has been admitted to, and not removed from, active participation in the Plan since the last date his employment commenced or recommenced.

      2.5 Administrative Committee shall mean the committee designated by the Board that shall act on behalf of the Adopting Company to administer the Plan as provided in Article XII. The Administrative Committee shall be the plan administrator, as that term is defined in Code Section 414(g); provided, the Adopting Company may act in lieu of the Administrative Committee as it deems appropriate or desirable.

      2.6 Adopting Company shall mean an employer which adopts and completes an Adoption Agreement establishing the Plan.

      2.7 Adoption Agreement shall mean the written instrument which shall be executed by each Adopting Company in order to adopt a Plan and make contributions to the Trust.

      2.8 ADP or Actual Deferral Percentage shall mean, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of Before Tax Contributions (excluding Before Tax Contributions, if any, designated by the Administrative Committee to be taken into account under Section 7.4(c)(1) to help satisfy the ACP Tests, or returned to a Participant to correct excess Annual Additions) and, to the extent designated by the Administrative Committee, the Supplemental Contributions [excluding Supplemental Contributions counted for purposes of Section 7.4(c)] actually paid to the Trustee on behalf of each such Participant for such Plan Year, to (ii) such Participant's Compensation for such Plan Year. If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which before tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the before tax contributions made with respect to such Highly Compensated Employee shall be aggregated for purposes of determining his ADP. The ADP shall be rounded to the nearest 1/100th of a percent and shall be calculated in a manner consistent with the terms of Code Section 401(k) and the regulations promulgated thereunder (including, without limitation, the family consolidation rules for certain Highly Compensated Employees). If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article III but makes no Before Tax Contributions and receives no allocation of Supplemental Contributions which the Administrative Committee takes into account for purposes of the ADP Tests, such Participant's ADP for such Plan Year shall be zero percent.

      2.9    ADP Tests shall mean the nondiscrimination tests described in
Section 7.3. As a condition to participate in the Plan, each Participating Company shall maintain such records as the Administrative Committee shall deem necessary or desirable to demonstrate compliance with the ADP Tests. Such records shall include, but shall not be limited to, information concerning the extent to which Supplemental Contributions are taken into account in respect to the ADP Tests.

      2.10 Affiliate shall mean, as of any date, (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a member of the same controlled group of corporations [within the meaning of Code
Section 414(b)] as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control [within the meaning of Code Section 414(c)] with a Participating Company; (C) is a member of an affiliated service group [as defined in Code
Section 414(m)] which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations promulgated under Code Section 414(o); provided, solely for purposes of Section 7.7, the term "Affiliate" as defined in this Section shall be deemed to include corporations that would be Affiliates if the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" in each place the latter phrase appears in Code Section 1563(a)(1).

      2.11 After Tax Account shall mean the separate subaccount established and maintained on behalf of a Participant to reflect his interest in the Trust Fund attributable to After Tax Contributions.

      2.12 After Tax Contributions shall mean the amounts that are included in a Participant's gross income for a year and that are paid by a Participating Company to the Trust Fund at the election of Participants or the amounts paid by Participants to the Trust Fund, all pursuant to the terms of Section 4.2(b).

      2.13 After Tax Deferral Election shall mean a written election by an Active Participant directing the Participating Company of which he is an Employee to withhold a portion of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as an After Tax Contribution, all as provided in Section 4.2(b) and Section 4.2(d).

      2.14   Annual Addition shall mean the sum of the amounts described in
Section 7.7(e)(i).

      2.15 Before Tax Account shall mean the separate subaccount established and maintained on behalf of a Participant to reflect his interest in the Trust Fund attributable to his Before Tax Contributions.

      2.16 Before Tax Contributions shall mean the amounts paid by each Participating Company to the Trust Fund at the election of Participants, all pursuant to the terms of Section 4.2(a).

      2.17 Before Tax Deferral Election shall mean a written election by an Active Participant directing the Participating Company of which he is an Employee to withhold a portion of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as a Before Tax Contribution, all as provided in Section 4.2(a) and Section 4.2(d).

      2.18   Beneficiary shall mean the person(s) designated in accordance with
Section 10.4 or Section 11.21 to receive any death benefits that may be payable under the Plan upon the death of a Participant.

      2.19 Benefit Commencement Date shall mean, with respect to a Participant, Joint Annuitant or Beneficiary, the first day of the first period for which payment of his benefit under the Plan is scheduled to commence, either as a result of his written election or by operation of the Plan.

      2.20 Board or Board of Directors shall mean the board of directors of the Adopting Company. A reference to the board of directors of any other Participating Company shall specify it as such.

      2.21 Break in Service shall mean, with respect to an Employee, any year during which such Employee fails to complete more than 500 Hours of Service; provided, a Break in Service shall not be deemed to have occurred during any period for which he is granted a Leave of Absence if he returns to the service of an Affiliate within the time permitted as set forth in the Plan. A Break in Service shall be deemed to have commenced on the first day of the year in which it occurs.

      For purposes of determining whether or not an Employee has incurred a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave shall be credited with (i) the number of Hours of Service with which he normally would have been credited but for the Maternity or Paternity Leave, or
(ii) if the Administrative Committee is unable to determine the hours described in (i), 8 Hours of Service for each day of absence included in the Maternity or Paternity Leave; provided, the maximum number of Hours of Service credited for purposes of this Section shall not exceed 501 hours. Hours of Service so credited shall be applied only to the year in which the Maternity or Paternity Leave begins, unless such Hours of Service are not required to prevent the Employee from incurring a Break in Service, in which event such Hours of Service shall be credited to the Employee in the immediately following year.
No Hour of Service shall be credited due to Maternity or Paternity Leave as described in this Section unless the Employee furnishes proof satisfactory to the Administrative Committee (A) that his absence from work was due to a Maternity or Paternity Leave and (B) of the number of days he was absent due to the Maternity or Paternity Leave. The Administrative Committee shall prescribe uniform and nondiscriminatory procedures by which to make the above determinations.

      As used in this Section, the term "year" shall mean the same 12-month period as forms the basis for determining a Year of Eligibility Service or a Year of Vesting Service, as applicable.

      2.22 Code shall mean the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

      2.23 Company Contribution Account shall mean the separate subaccount established and maintained on behalf of a Participant to reflect his interest in the Trust Fund attributable to Company Contributions.

      2.24 Company Contributions shall mean Before Tax, Matching,Supplemental and Profit Sharing Contributions, if any, made by the Participating Companies pursuant to the terms of the Plan.

      2.25 Company Stock shall mean the voting common stock of the Adopting Company.

      2.26 Company Stock Trust Fund shall mean the total amount of cash, Company Stock and other property held by the Company Stock Trustee (or any nominee) under the Company Stock Trust Agreement.

      2.27 Company Stock Trust or Company Stock Trust Agreement shall mean the trust agreement between the Adopting Company and the Company Stock Trustee which shall be established primarily for the purpose of investing Plan assets in Company Stock. The Company Stock Trust shall be separate from the Master Trust.

      2.28 Company Stock Trustee shall mean the party or parties so designated from time to time pursuant to the Company Stock Trust Agreement.

      2.29   Compensation shall have the meaning set forth in subsection (a),
(b), (c) or (d), whichever is applicable; provided, in no event shall the annual compensation taken into account under the Plan for Plan Years (or other applicable periods) beginning after December 31, 1988 exceed $200,000 [($150,000 for Plan Years (or other applicable periods) beginning after December 31, 1993)] (as adjusted by the Secretary of the Treasury under Code
Section 401(a)(17) for cost of living increases and prorated on the basis of months for any applicable period less than 12 months). In determining the Compensation of a Participant for purposes of the Code Section 401(a)(17) maximum compensation limitation, the rules of Code Section 414(q)(6) shall apply; provided, for purposes of applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted Code Section 401(a)(17) maximum compensation limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if the Plan provides for permitted disparity) the limitation shall be prorated among the affected individuals as determined under this Section prior to the application of this limitation.

             (a) Benefit Compensation. For purposes of determining the amount of Company Contributions in Section 4.2, the maximum amount of Matching Contributions in Section 4.3 and the allocation of Profit Sharing Contributions and excess Forfeitures in Section 6.4 and for all other purposes except as set forth in subsections (b), (c) and (d) hereof, "Compensation" shall mean, for any Plan Year, the total of the amounts described in subsections (1) plus (2).

                   (1)   (A)   with respect to common law Employees (that is,
             those not self-employed), all wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source, that are reportable for federal income tax purposes on IRS Form W-2, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed [such as the exemption for agricultural labor in Code Section 3401(a)(2)], and

                         (B) with respect to self-employed Employees, all net earnings from self-employment [as defined in Code Section 1402(a)], which are derived from the trade or business of the Participating Company, as determined in accordance with Code
             Section 401(c)(2), and for which personal services of the Participant are a material income-producing factor. For purposes of this subsection, "Self-employed Employee" shall mean an Employee who has earned income for the taxable year from the trade or business of the Participating Company; or would have had earned income but for the fact the Participating Company had no net profits for the taxable year. Net earnings will be (i) determined without regard to items not included in gross income and the deductions allocable to such items, and (ii) reduced by contributions by the Participating Company to a qualified plan to the extent deductible under Code Section 404, and determined with regard to the deduction allowed to the taxpayer by Code Section 164(f) for taxable years beginning after December 31, 1989; plus

                   (2) all before-tax, salary deferral or reduction contributions made to Code Section 401(k) and Section 125 plans of the Participating Companies on behalf of a Participant for such Plan Year [including any contributions made under Code Section Section 125, 402(e)(3), 402(h)(1)(B) or 403(b)].

      "Compensation" shall not include any amounts paid or made available to the Participant for any period in the Plan Year during which he is not an Active Participant.

             (b)   Section 415 Compensation.  Solely for purposes of Section
7.1 (relating to maximum deductible contribution limitations under Code Section
404), Section 7.2 (relating to maximum contribution and benefit limitations under Code Section 415) and Section 15.4 (relating to minimum Contributions under a Top-Heavy Plan), "Compensation" shall mean, with respect to a Participant for a Plan Year, the amounts from all Affiliates referred to in subsection (a)(1).

             (c) Key Employee Compensation. Solely for purposes of determining which Employees are Key Employees under Section 15.2 and which Employees are Highly Compensated Employees under Section 2.51, for any applicable Plan Year, "Compensation" shall mean the total amount determined under subsections (a)(1) plus (a)(2) hereof.

             (d) Testing Compensation. For purposes of performing discrimination testing to ensure compliance with Code Section 401(a)(4),
Section 401(k) and Section 401(m), the definition of "Compensation" as set forth in subsection (a) hereof generally shall be used; provided, on a plan year-by-plan year basis, the Administrative Committee may elect to use the definition of"Compensation" as set forth in subsection (b) or (c) hereof, or any other definition that satisfies the nondiscrimination requirements of Code
Section 414(s).

      2.30 Continuous Service. For purposes of determining eligibility to participate in the Plan, a Covered Employee is considered to be performing Continuous Service if he is regularly scheduled to work 20 or more hours of service per week for a Participating Company.

      2.31 Contributions shall mean, individually or collectively, the Before Tax, After Tax, Matching, Supplemental, Profit Sharing, Restoration, Rollover and Transfer Contributions permitted under the Plan.

      2.32 Covered Employee shall mean an Employee of a Participating Company other than:

             (a)   An Employee who is a "leased employee" within the meaning of
Section 2.46, except that such Employees shall be Covered Employees with respect to a Plan Year if exclusion of such Employees for such Plan Year would cause the Plan to fail to meet the minimum participation requirements of the Code, including Code Section 401(a)(26) and Section 410(b) for such Plan Year; or

             (b) An Employee who is a member of a collective bargaining unit, unless (i) the terms of the collective bargaining agreement between the Participating Company of the Employee and the bargaining unit require that the Employee be eligible to participate in the Plan, or (ii) retirement benefits were not the subject of good faith bargaining between the Participating Company and the bargaining unit.

      2.33 Deferral Election shall mean a written election by an Active Participant directing the Participating Company of which he is an Employee to withhold a portion of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as Before Tax and/or After Tax Contributions, all as provided in Section 4.2.

      2.34 Defined Benefit Minimum shall mean the minimum benefit level described in Section 15.4(d).

      2.35 Defined Benefit Plan shall mean any qualified retirement plan maintained by an Affiliate that is not a Defined Contribution Plan.

      2.36   Defined Benefit Fraction shall mean the fraction described in
Section 7.7(e)(iii).

      2.37 Defined Contribution Minimum shall mean the minimum contribution level described in Section 15.4(c).

      2.38 Defined Contribution Plan shall mean any qualified retirement plan maintained by an Affiliate that provides an individual account for each Participant and for benefits based on the amount contributed to that account plus investment experiences thereon.

      2.39   Defined Contribution Fraction shall mean the fraction described in
Section 7.7(e)(v).

      2.40   Determination Date shall mean the date described in Section
15.2(b)(1).

      2.41 Disability or Disabled shall mean a medically determinable physical or mental impairment of a Participant which is continuing and which qualifies the Participant for long term disability benefits under the group long term disability insurance plan then provided by the Georgia Bankers Association Insurance Trust for Employees other than officers (or which would qualify the Participant for benefits if he was covered under such plan). The initial and continuing Disability of a Participant shall be determined by the Administrative Committee based on competent medical authority and any other evidence. If a Participant refuses to furnish the Administrative Committee with information requested regarding his Disability for a 12-consecutive-month period, such Participant shall not be entitled to disability benefits under the Plan for such Disability.

      2.42 Effective Date shall mean the date specified in Section 1.2 of the Adoption Agreement as the effective date of the Plan. The term shall also mean the effective date of the Joinder Agreement of an Affiliate which adopts the Plan.
      2.43 Elective Deferrals shall mean, with respect to a Participant for any calendar year, the total amount of his Before Tax Contributions plus such other amounts as shall be determined pursuant to the terms of Code Section 402(g)(3).

      2.44 Eligible Retirement Plan shall mean a plan which is a defined contribution plan, the terms of which permit the acceptance of rollover distributions and which is either (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust described in Code Section 401(a) and exempt from taxation under Code Section 501(a), or (iv) an annuity plan described in Code Section 403(a). In the case of a distribution to the Surviving Spouse, Eligible Retirement Plan shall mean the Plan described in either clause (i) or (ii) hereof.

      2.45 Eligible Rollover Distribution shall mean any distribution to an employee of all or any portion of the balance to his credit in a qualified trust (including any distribution to a Participant of all or any portion of his Account); provided an employee's "Eligible Rollover Distribution" shall not include (i) any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually, (A) for the life of the employee and his beneficiary, or (B) for a specified period of 10 years or more, and (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9), (iii) the portion of any distribution that is not includable in gross income of the employee and (iv) distributions which total less than $200 during the Plan Year.

      2.46 Employee shall mean any individual who is employed by an Affiliate (including officers, but excluding directors who are not officers or otherwise employees) and shall include leased employees of an Affiliate.

             For purposes of the Plan, the term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least 1 year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

             A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code
Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

      2.47 Entry Date shall mean the first day of every month during the period in which the Plan remains in effect.

      2.48 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

      2.49 Excess Compensation shall mean, with respect to any Plan Year, the amount by which the Compensation for such Plan Year of a Participant who is eligible to receive an allocation pursuant to Section 6.4(a) exceeds the Taxable Wage Base for the calendar year ending with or during such Plan Year.

      2.50 Forfeiture shall mean, for any Plan Year, the dollar amount of an Account of a Participant that is removed from the Account during such Plan Year and that is applied in accordance with the election made in Section 4.8 of the Adoption Agreement.

      2.51 Highly Compensated Employee shall mean an employee of an Affiliate who is described in subsections (a)(1), (2), (3) or (4) below, as modified by subsections (b), (c), (d) and (e) hereof:

             (a)   General Rule.

                   (1) An employee who at any time during the current Plan Year or the immediately preceding Plan Year owned [or was considered as owning within the constructive ownership rules of Code Section 318 as modified by Code Section 416(i)(1)(B)(iii)] more than 5 percent of the outstanding stock of a corporate Affiliate or stock possessing more than 5 percent of the total combined voting power of all stock of a corporate Affiliate or more than 5 percent of the capital or profits interest in a noncorporate Affiliate; or

                   (2) An employee who at any time during the immediately preceding Plan Year:

                         (A) received Compensation from an Affiliate in excess of $75,000 [as adjusted by the Secretary of Treasury under Code Section 414(q) [which references Code Section 415(d)] and the regulations promulgated thereunder for cost of living increases]; or

                         (B) received Compensation from an Affiliate in excess of $50,000 [as adjusted by the Secretary of Treasury under Code Section 414(q) [which references Code Section 415(d)] and the regulations promulgated thereunder for cost of living increases] and during the same Plan Year was within the group consisting of the most highly compensated 20 percent of the employees of all Affiliates;

      provided, the Adopting Company may elect with respect to any Plan Year
      (i) to change the "$75,000" dollar amount in subsection (a)(2)(A) to "$50,000", and (ii) to disregard subsection (a)(2)(B) in its entirety, as long as at all times during such Plan Year the Adopting Company and its Affiliates maintain significant business activities and employ employees in at least two significantly separate geographical areas, and the Adopting Company and its Affiliates satisfy such other conditions as may be required under Code Section 414(q)(12) and regulations promulgated thereunder; or

                   (3) An employee who at any time during the immediately preceding Plan Year was an officer of an Affiliate whose Compensation for the Plan Year was greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A) for the calendar year in which the Plan Year ends, where the term "officer" means an administrative executive in regular and continual service with an Affiliate; provided, in no event shall the number of officers exceed the lesser of subsections
      (A) or (B) of this subsection (a)(3), where:

                         (A)   equals 50; and

                         (B) equals the greater of 3 employees or 10 percent of the number of employees [including leased employees as defined in Code Section 414(n)] of any Affiliate during the Plan Year.

      If for any year no officer meets the requirements of this subsection
      (a)(3), the highest paid officer for the Plan Year shall be considered a person who satisfies the requirements of this subsection (a)(3); or

                   (4) An employee who at any time during the current Plan Year meets the requirements of subsection (a)(2) or (3) above and whose Compensation for the current Plan Year is such that the employee was in the group of the 100 employees being paid the greatest amount of Compensation by all Affiliates.

             (b) Excluded Employees. For purposes of subsections (a)(2)(B) and (a)(3) hereof, the following may be excluded when determining the most highly compensated 20 percent of the employees and the total number of officers, respectively, of an Affiliate:

                   (1)   employees who have not completed 6 months of service;

                   (2) employees who normally work fewer than 17-1/2 hours per week;

                   (3) employees who normally work during not more than 6 months during any Plan Year;

                   (4)   employees who have not attained age 21; and

                   (5) employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Affiliate.

             (c) Family Rules. For purposes of this Section, if any employee is a member of the family of a 5 percent owner as defined in subsection (a)(1) hereof or a member of the family of a Highly Compensated Employee whose Compensation is such that he is among the ten Highly Compensated Employees receiving the greatest amount of Compensation from all Affiliates during the Plan Year, then (i) the employee shall not be considered a separate employee, and (ii) any Compensation paid to the employee, and any applicable contribution or benefit on behalf of the employee, shall be treated as if it were paid to, or on behalf of, the 5 percent owner or the employee who is among the ten Highly Compensated Employees receiving the greatest amount of Compensation from all Affiliates during the Plan Year. For purposes of this subsection (c), the term "family" means with respect to any employee, the employee's spouse, lineal descendants or ascendants and the spouses of such lineal descendants or ascendants.

             (d) Former Employees. For purposes of this Section, a former employee shall be treated as a Highly Compensated Employee if (i) the former employee was a Highly Compensated Employee at the time the employee separated from service with all Affiliates or (ii) the former employee was a Highly Compensated Employee at any time after he attained age 55.

             (e) Nonresident Aliens. For purposes of this Section, nonresident aliens who receive no earned income from an Affiliate which constitutes income from sources within the United States [as described in Code
Section 414(q)(11)] shall not be treated as employees.

             (f) Compliance with Code Section 414(q). The determination of who is a "Highly Compensated Employee", including all of the parts of that definition, shall be made in accordance with Code Section 414(q) and the regulations promulgated thereunder.

      2.52 Hour of Service shall mean the increments of time described in subsection (a) hereof, as modified by subsections (b), (c) and (d) hereof:

             (a)   General Rule.

                   (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;

                   (2) Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided:

                         (A) No more than 501 Hours of Service shall be credited under this subsection (2) to an Employee for any single continuous period during which he performs no duties as an employee of an Affiliate (whether or not such period occurs in a single computation period);

                         (B) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which he performs no duties as an employee of an Affiliate shall not be credited as an Hour of Service if such payment is made or due under a plan maintained solely to comply with applicable workers' compensation, unemployment compensation or disability insurance laws; and

                         (C) Hours of Service shall not be credited to an Employee for a payment which solely reimburses such Employee for medical or medically related expenses incurred by him.

                         (D)   Hours of Service credited under this subsection
             (a)(2) will be credited for the computation period(s) in which the duties were or would have been performed.

      For purposes of this subsection (2), a payment shall be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate; and

                   (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Service shall not be credited both under subsection (1) or subsection (2), as the case may be, and under this subsection (3); and, provided further, crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (2) shall be subject to the limitations set forth in that subsection. The Hours of Service credited under this subsection (a)(3) will be credited for the computation period(s) to which the award or agreement pertains rather than the computation period(s) in which the award, agreement or payment is made.

             (b) Equivalencies. Each Employee for whom an Affiliate does not keep records of actual Hours of Service shall be credited, in accordance with this Section and applicable regulations promulgated by the Department of Labor, as follows:

                   (i) If a daily basis is used, the Employee shall be credited with 10 Hours of Service for each day for which the Employee would be credited with at least one Hour of Service;

                   (ii) If a weekly basis is used, the Employee shall be credited with 45 Hours of Service for each week for which the Employee would be credited with at least one Hour of Service;

                   (iii) If a semi-monthly basis is used, the Employee shall be credited with 95 Hours of Service for each semi-monthly period for which the Employee would be credited with at least one Hour of Service; or

                   (iv) If a monthly basis is used, the Employee shall be credited with 190 Hours of Service for each calendar month for which the Employee would be credited with at least one Hour of Service.

The exact basis for determining the number of Hours of Service to be credited to any Employee shall be determined by the Administrative Committee from time to time so as to facilitate administration and to reflect the purposes of the Plan; provided the same basis shall be used for all similarly situated Employees. Further, no change shall be effective as to any Plan Year for which allocations have been made pursuant to Article VI at the time such change is made.

             (c) DOL Standards. Hours of Service shall be credited and determined in compliance with Department of Labor Regulation Section 2530.200b-2(b) and (c), 29 CFR Part 2530, as may be amended from time to time, or such other federal regulations as may from time to time be applicable.

             (d) Computation Period. For purposes of this Section, a "computation period" shall mean the 12-month period that forms the basis for determining an Employee's Years of Eligibility Service or Years of Vesting Service, whichever is applicable.

      2.53   Integration Level shall mean the Taxable Wage Base.

      2.54 Integration Tax Rate shall mean, with respect to any Plan Year, the greater of (A) 5.7 percent or (B) the percentage equal to the portion of the rate of tax under Code Section 3111(a) in effect on the first day of such Plan Year which is attributable to old-age insurance.

      2.55 Investment Fund or Funds shall mean the investment funds established from time to time pursuant to procedures adopted by the Administrative Committee.

      2.56 Joinder Agreement shall mean the agreement pursuant to which an Affiliate adopts the Plan of an Adopting Company, as provided in Section 14.6.

      2.57 Joint Annuitant shall mean the person(s) designated as such by a Participant (or deemed designated as such under the terms of the Plan) in accordance with Section 11.3 to receive any retirement or termination benefits that may be payable under Article XI upon the death of the Participant.

      2.58 Joint and 50% or 100% Survivor Annuity shall mean, with respect to a Participant, a retirement benefit in the form described in Section 11.3(b)(2).

      2.59   Key Employee shall mean the persons described in Section
15.2(b)(2).

      2.60 Leave of Absence shall mean an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate's personnel policy; provided, Leave of Absence shall be granted to an Employee:

             (a) who leaves the service of an Affiliate, voluntarily or involuntarily, to enter the Armed Forces of the United States; provided, (i) the Employee is legally entitled to reemployment under the veteran's reemployment rights provisions as codified at 38 USC Section 2021, et seq., its predecessors and successors; and (ii) the Employee applies for and reenters service with an Affiliate within the time, in the manner and under the conditions prescribed by law; and


             (b) under such other circumstances as the Administrative Committee shall determine are fair, reasonable and equitable, as applied uniformly among Employees under similar circumstances.

      2.61 Life Annuity shall mean, with respect to a Participant, a retirement benefit in the form described in Section 11.3(b)(1).

      2.62 Limitation Year shall mean the year described Section 7.7(e)(viii) of the Master Plan. All qualified plans maintained by the Adopting Company must use the same Limitation Year.

      2.63   Master Plan shall mean the Georgia Bankers Association Master
Section 401(k) Profit Sharing Plan as provided herein, including all subsequent amendments hereto.

      2.64 Master Trust or Master Trust Agreement shall mean the agreement between the Master Plan Sponsor, each Participating Company and the Master Trustee governing the creation of the Master Trust Fund, and all amendments thereto.

      2.65 Master Trustee shall mean the party or parties so designated from time to time pursuant to the Master Trust Agreement.

      2.66 Master Trust Fund shall mean the total amount of cash and other property held by the Master Trustee (or any nominee thereof) at any time under the Master Trust Agreement.

      2.67 Matching Account shall mean the separate subaccount established and maintained on behalf of a Participant to reflect his interest in the Trust Fund attributable to Matching Contributions.

      2.68 Matching Contributions shall mean the amounts paid by each Participating Company to the Trust Fund pursuant to the terms of Section 4.3.

      2.69 Maternity or Paternity Leave shall mean any period, beginning on or after January 1, 1985, during which an Employee is absent from work as an employee of an Affiliate (i) because of the pregnancy of such Employee; (ii) because of the birth of a child of such Employee; (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee; or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.

      2.70 Maximum Deferral Amount shall mean $7,000, as adjusted from time to time in accordance with Code Section 402(g)(5).

      2.71 Named Fiduciary shall mean the Adopting Company, the Board, the Trustee and the Administrative Committee.

      2.72 Net Profit shall mean, collectively with respect to the Participating Companies, their total net income for the fiscal year, as computed for federal income tax purposes in accordance with generally accepted accounting principles, before deduction of state and federal income taxes and before deduction of any contribution to this or any other qualified retirement plan, but excluding any dividends received and any capital gains or losses arising from the sale or exchange of assets as determined in accordance with generally accepted accounting principles consistently applied. "Net Profit" also shall mean an estimate of the amount to be determined under the preceding sentence, and any such estimate may be relied upon by the Participating Companies in lieu of the actual amount to be determined thereby.

      2.73 Non-Key Employee shall mean the persons described in Section 15.2(b)(3).

      2.74 Normal Retirement Age shall mean the date a Participant reaches age 65.

      2.75 Participant shall mean any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article III. "Participant" shall include Active Participants and former Employees who have an Account under the Plan.

      2.76 Participating Company shall mean an Adopting Company, and each Affiliate that adopts the Plan of the Adopting Company pursuant to Section
14.6. When used with reference to an Employee or Participant, the term shall mean the Participating Company employing the Employee or Participant.

      2.77 Permissive Aggregation Group shall mean the group of plans described in Section 15.2(b)(4).

      2.78 Plan shall mean, with respect to a Participating Company, the Master Plan, the Adoption Agreement of the Adopting Company, any Joinder Agreement and the Trust Agreement.

      2.79   Plan Account shall mean the interest of each Plan in the Trust
Fund.

      2.80 Plan Year shall mean the 12-month period which coincides with the calendar year; provided, for periods prior to the date the Adoption Agreement is signed, the Plan Year shall be determined under the Prior Plan, if any, as in effect with respect to such period.

      2.81 Portfolio shall mean one or more subaccounts within the Trust, each comprised of a portion of Trust assets. The number and description of the Portfolios shall be determined by the party designated by the Trustee.

      2.82 Prior Plan shall mean (i) a plan, if any, sponsored by a Participating Company as constituted on the day prior to the Effective Date and restated and amended in the form of the Plan, or (ii) a qualified retirement plan, if any, sponsored by an Employee's predecessor employer if assets and liabilities of such plan, at least to the extent attributable to such Employee, are transferred (pursuant to a merger, consideration or transfer) to the Plan.

      2.83 Profit Sharing Account shall mean the separate subaccount established and maintained on behalf of a Participant to reflect his interest in the Trust Fund attributable to Profit Sharing Contributions and/or Forfeitures allocated pursuant to Section 6.4.

      2.84 Profit Sharing Contributions shall mean the amounts paid to the Trust Fund by each Participating Company pursuant to the terms of Section 4.5.

      2.85 Publicly Traded shall mean that a security is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (15 U.S.C. 780).

      2.86 Qualified Employer Plan shall mean any plan which is, or is determined to be, a qualified employer plan under Code Section 72(p)(4).

      2.87 Qualified Retirement Election shall mean an election which relates to retirement and termination benefits described in Article XI, which satisfies the criteria of this Section and pursuant to which (i) an unmarried Participant designates a Joint Annuitant and/or waives the normal form of benefit by selecting an alternative form of benefit payable to him and/or his Joint Annuitant, or (ii) a married Participant designates a non-spouse Joint Annuitant and/or waives the normal form of benefit by selecting an alternative form of benefit payable to him and/or his Joint Annuitant. Such election must be in writing and, if the Participant is married, must be consented to by the Participant's Spouse. The Spouse's consent to such election must acknowledge the effect of such election and must be witnessed by a notary public or a Plan representative. Notwithstanding this spousal consent requirement, if the Participant establishes to the satisfaction of the Administrative Committee that such written consent may not be obtained because he has no Spouse, his Spouse cannot be located or such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe, such election signed only by the Participant may be deemed a Qualified Retirement Election. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent or, in the event of a deemed Qualified Retirement Election, the designated Spouse. A revocation of a prior election may be made by a Participant, without the consent of his Spouse, if any, at any time before the Participant's Benefit Commencement Date; the number of revocations shall not be limited. Besides a revocation, a married Participant may not change the designated non-spousal Joint Annuitant and/or form of benefit without spousal consent (which acknowledges his right to limit his consent to one Joint Annuitant or benefit form), unless the consent of his Spouse expressly permits designations by the Participant without additional consent by his Spouse.

      2.88 Qualified Separation shall mean a separation by an employee from the active employ of an Affiliate (i) on or after his obtaining Normal Retirement Age, (ii) on account of his becoming Disabled, (iii) due to his death, or (iv) on account of a Leave of Absence or Maternity or Paternity Leave.

      2.89 Qualified Spousal Waiver shall mean a written election executed by a Spouse, delivered to the Administrative Committee and witnessed by a notary public or a Plan representative, which consents to the payment of all or a specified portion of a Participant's death benefit to a Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant's Beneficiary under the Plan. A Qualified Spousal Waiver shall be valid only with respect to the Spouse who signs it and shall apply only to the alternative Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse. A Qualified Spousal Waiver shall be irrevocable unless revoked by the Participant by way of (i) a written statement executed by the Participant and delivered to the Administrative Committee or (ii) a written revocation of the nonspouse Beneficiary designation to which such Spouse has consented; provided, any such revocation must be received by the Administrative Committee prior to the Participant's date of death.

      2.90 Required Aggregation Group shall mean the group of plans described in Section 15.2(b)(5).

      2.91 Restoration Contributions shall mean the amounts paid to the Trust Fund by or on behalf of a rehired individual pursuant to the terms of Section 4.9.

      2.92 Rollover Account shall mean the separate subaccount established and maintained on behalf of a Participant to reflect his interest in the Trust Fund attributable to Rollover Contributions.

      2.93 Rollover Contributions shall mean the amounts contributed to the Trust Fund (and received and accepted by the Trustee) as "rollover" contributions as defined in Code Section 402 and/or Eligible Rollover Distributions. An amount shall be treated as a Rollover Contribution only to the extent that its acceptance by the Trustee is permitted under the Code (including the regulations and rulings promulgated thereunder).

      2.94 Special Bonus shall mean any bonus with respect to which a Participant may make an election to have his Participating Company (i) reduce the amount thereof payable to such Participant, and (ii) contribute the amount of such reduction to his Before Tax Account, all pursuant to Section 4.2.

      2.95 Special Bonus Election shall mean a written election by an Active Participant directing his Participating Company to withhold a percentage or amount of a paycheck or bonus check designated by such Participant and to contribute such withheld amount to the Plan as a Before Tax Contribution, all as provided in Section 4.2.

      2.96 Spouse or Surviving Spouse shall mean, with respect to a Participant, the person who is or was treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant's Spouse or Surviving Spouse shall be made as of the earlier of the date as of which benefit payments from the Plan to such Participant are made or commence (as applicable) or the date of such Participant's death. In addition, a Participant's former spouse shall be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).

      2.97 Supplemental Account shall mean the separate subaccount established and maintained on behalf of a Participant to reflect his interest in the Trust Fund attributable to Supplemental Contributions.

      2.98 Supplemental Contributions shall mean the amounts paid to the Trust Fund by each Participating Company pursuant to the terms of Section 4.4.

      2.99 Survivor Annuity shall mean, with respect to a Beneficiary, a survivor benefit in the form prescribed in Section 11.16.

      2.100 Taxable Wage Base shall mean, with respect to any Plan Year, the contribution and benefit base under Section 230 of the Social Security Act (42 U.S.C. Section 430) as in effect at the beginning of such Plan Year.

      2.101   Top-Heavy Group shall mean the group of plans described in
Section 15.2(b)(6).

      2.102 Top-Heavy Plan shall mean a plan to which the conditions set forth in Article XV apply.

      2.103 Transfer Account shall mean one or more separate subaccounts established and maintained on behalf of a Participant reflect his interest in the Trust Fund attributable to Transfer Contributions. "Transfer Account" shall refer to the aggregate of all separate subaccounts established for Transfer Contributions or to individual, separate subaccounts appropriately described, as may be appropriate in context.

      2.104 Transfer Contributions shall mean amounts which are received either (i) by a direct trustee to trustee transfer or (ii) as part of a spin-off, merger or other similar event, by the Trustee from the trustee or custodian of another qualified retirement plan and held in the Trust Fund on behalf of a Participant or Beneficiary. Transfer Contributions shall retain the character that those contributions had under the other qualified retirement plan; for example, after tax contributions under the prior plan shall continue to be treated as after tax contributions when held in the Transfer Account.

      2.105 Trust or Trust Agreement shall mean, collectively (except as otherwise specifically noted herein), the Master Trust Agreement and the Company Stock Trust Agreement, and all amendments thereto.

      2.106 Trustee shall mean, collectively (except as otherwise specifically noted herein), the Master Trustee and the Company Stock Trustee.

      2.107 Trust Fund shall mean, collectively (except as otherwise specifically noted herein), the Master Trust Fund and the Company Stock Trust Fund.

      2.108 Valuation Date shall mean the date(s) specified in Section 2.1 of the Adoption Agreement as the valuation date(s), and each interim date on which a valuation of the Trust Fund is made; provided, the value of an Account or the Trust Fund on a day other than a Valuation Date (or any other day on which the Account or Trust Fund cannot be valued) shall be determined for the immediately preceding day for which a valuation can be made.

      2.109 Voluntary Account shall mean the separate Account maintained on behalf of a Participant to reflect his interest in the Trust Fund attributable to his Voluntary Contributions.

      2.110 Voluntary Contributions shall mean the accumulated deductible employee contributions, as defined in Code Section 72(o)(5) that a Participant made to the Trust Fund and that were allocated to his Voluntary Account, all pursuant to a Prior Plan and in accordance with Code Section 219.

      2.111 Year of Eligibility Service shall mean a 12-consecutive-month period during which an Employee completes no less than 1,000 Hours of Service. For this purpose, the computation period initially shall be the 12-consecutive-month period beginning on the date the Employee first completes an Hour of Service (or in the case of re-employment, the date he first performs an Hour of Service following a Break in Service) and thereafter shall be each Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's employment or reemployment commencement date. Any Employee who is credited with 1,000 Hours of Service in both the initial employment year and the first Plan Year shall be credited with two Years of Eligibility Service. In addition, to the extent provided in any Appendix 1 of the Adoption Agreement, Years of Eligibility Service shall include years counted under a transferring Prior Plan and/or with an acquired company.

              In the event of a business merger, consolidation, sale or acquisition with respect to a Participating Company, the Administrative Committee may determine, without necessity of a Plan amendment, to credit employees of any entity affected by such merger, consolidation, sale or acquisition, for eligibility purposes, with past service; provided, such determination shall be made only if there is a valid business purpose, the determination is reasonable in light of the circumstances, and nondiscriminatory, all within the meaning of Code Section 401(a)(4) and the regulations thereunder. The Administrative Committee shall adopt an Appendix 1 to the Adoption Agreement to provide to the Master Plan Sponsor the information necessary to credit such past service.

      2.112 Year of Vesting Service shall mean each Plan Year during which an Employee completes at least 1,000 Hours of Service; provided:

              (a) Years of Vesting Service completed prior to a period in which the Participant incurred five (one, for Years of Vesting Service commencing prior to January 1, 1985) or more consecutive Breaks in Service shall be disregarded under the Plan if the Participant had no vested interest in his Matching or Profit Sharing Account at the time the first such Break in Service commenced and the number of such consecutive Breaks in Service equals or exceeds the number of his prior Years of Vesting Service.

              (b) Years of Vesting Service completed after a period in which the Participant had at least five consecutive Breaks in Service shall be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Breaks in Service.

              (c) If elected by the Adopting Company pursuant to Section 2.2 of the Adoption Agreement, Years of Vesting Service shall not include periods during which the Participating Company or an Affiliate did not maintain the Plan, a predecessor plan or a plan of a predecessor employer.

              (d) In no event shall a Participant's Years of Vesting Service accrued as of the Effective Date, as determined under the terms of the Plan, be less than his Years of Vesting Service accrued as of the Effective Date, as determined under the terms of the Prior Plan.

              (e) In the event of a business merger, consolidation, sale or acquisition with respect to a Participating Company, the Administrative Committee may determine, without necessity of a Plan amendment, to credit employees of any entity affected by such merger, consolidation, sale or acquisition, for vesting purposes, with past service; provided, such determination shall be made only if there is a valid business purpose, the determination is reasonable in light of the circumstances, and nondiscriminatory, all within the meaning of Code Section 401(a)(4) and the regulations thereunder. The Administrative Committee shall adopt an Appendix 1 to the Adoption Agreement to provide to the Master Plan Sponsor the information necessary to credit such past service.

                                  ARTICLE III

                                  ELIGIBILITY


      3.1     Initial Eligibility Requirements.

              (a) General Rule. Except as provided in subsections (b) and (c) hereof, every Covered Employee shall become an Active Participant in the Plan on the Entry Date coinciding with or next following the date on which he meets the eligibility conditions set forth in Section 3.1 of the Adoption Agreement, provided he is a Covered Employee on such date.

              (b) Participation Upon Effective Date. Each Covered Employee who, on or before the Effective Date, has met the eligibility conditions set forth in Section 3.1 of the Adoption Agreement shall become an Active Participant in the Plan on the Effective Date, provided he is a Covered Employee on such date.

              (c) Grandfathered Participants. Each Covered Employee who is an active participant in a Prior Plan on the day immediately preceding the date as of which the Plan replaces the Prior Plan shall continue as an Active Participant in accordance with the terms of the Plan.

      3.2     Treatment of Interruptions of Service.

              (a) Leave of Absence. If a Covered Employee satisfies the eligibility requirements set forth in Section 3.1 of the Adoption Agreement but is on a Leave of Absence on the Entry Date on which he otherwise would have become an Active Participant, he shall become an Active Participant as of the date he subsequently resumes the performance of duties as a Covered Employee in accordance with the terms of his Leave of Absence.

              (b) Reemployment Before Break in Service. If a Covered Employee satisfies the eligibility requirements set forth in Section 3.1 of the Adoption Agreement, separates from service with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would become an Active Participant, and then is reemployed by a Participating Company prior to completing a Break in Service, he shall become an Active Participant as of the later of (i) the Entry Date on which he otherwise would have become an Active Participant if he had not separated from service or (ii) the date he is reemployed as a Covered Employee.

              (c) Reemployment After Break in Service. If a Covered Employee satisfies the eligibility requirements set forth in Section 3.1 of the Adoption Agreement, separates from service with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would become an Active Participant, and then is reemployed as a Covered Employee by a Participating Company after completing a Break in Service, he shall become an Active Participant as of the Entry Date coinciding with or next following the date he satisfies the eligibility requirements set forth in Section 3.1 of the Adoption Agreement after his reemployment following the last such Break in Service.

              (d) Reparticipation Upon Reemployment. If an Active Participant separates from service with a Participating Company (and all other Participating Companies), his active participation in the Plan shall cease immediately, and he again shall become an Active Participant as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.

      3.3     Change in Status.

              (a) Loss of Covered Employee Status. If a Covered Employee (i) satisfies the eligibility requirements set forth in Section 3.1 of the Adoption Agreement, (ii) changes his employment status (but remains employed) so that he ceases to be a Covered Employee before the Entry Date on which he otherwise would become an Active Participant, and (iii) then again changes his employment status and becomes a Covered Employee prior to completing a Break in Service, he shall become an Active Participant as of the later of (A) the Entry Date on which he otherwise would have become an Active Participant if he had not ceased to be a Covered Employee or (B) the date he again becomes a Covered Employee. If an Employee covered by this Section does complete a Break in Service prior to again becoming a Covered Employee, his entry to participation in the Plan will be governed by Section 3.2(c).

              (b) Change to Covered Employee Status. If an Employee who first satisfies the eligibility requirements of Section 3.1 of the Adoption Agreement while he is not a Covered Employee subsequently changes his employment status so that he becomes a Covered Employee, he shall become an Active Participant on the Entry Date coinciding with or next following his change in status. If, on such date, he has not satisfied the eligibility requirements of Section 3.1 of the Adoption Agreement or is not a Covered Employee, he shall become an Active Participant on the Entry Date coinciding with or next following the date he satisfies the eligibility requirements of Section 3.1 of the Adoption Agreement; provided, he is a Covered Employee on such Entry Date.

              (c) Change by Participant. If an Active Participant changes his status of employment (but remains employed) so that he is no longer a Covered Employee, his active participation in the Plan shall cease immediately, and he shall again become an Active Participant in the Plan as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he shall continue to be a Participant until he no longer has an Account under the Plan.

      3.4     Notification of Participation.

              Each Covered Employee shall be notified when he becomes eligible to become an Active Participant and, at such time, shall be furnished with (i) a summary of the Plan, (ii) a Before Tax and/or After Tax Deferral Election (if the Adopting Company elects a Section 401(k), cash-or-deferred arrangement pursuant to Section 4.1 of the Adoption Agreement) and (iii) a Beneficiary Designation Form.

      3.5     Provisions of Plan Binding on Participants.

              Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of the Plan, including all amendments to the Master Plan, the Adoption Agreement and any applicable Joinder Agreement and, if applicable, by the provisions of his Deferral Elections.

      3.6     Companies in Controlled Groups.

              Notwithstanding any other provision of the Plan or of any Adoption Agreement, no Adopting Company may adopt or maintain a Plan if such Adopting Company's Plan would not satisfy Code Section Section 401, 410, 411 and 415 when all employees of the Adopting Company and its Affiliates are treated as employed by the Adopting Company.

                                   ARTICLE IV

                                 CONTRIBUTIONS


      4.1     General.

              If and to the extent an Adopting Company elects pursuant to its Adoption Agreement to make, or to permit the Active Participants of the Plan to make, any or all of the Contributions described in this Article IV, the provisions of this Article IV pertaining to such Contributions shall apply.

      4.2     Before Tax and After Tax Contributions.

              If the Adopting Company elects a Section 401(k), cash-or-deferred arrangement pursuant to Section 4.1 of the Adoption Agreement, the provisions of this Section 4.2 shall apply.

              (a) Before Tax Contributions. Each Participating Company shall contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each payroll period (including any period during which a bonus or other special Compensation is paid or payable as part of the regular payroll check and not as a separate bonus or special check) for which such Active Participant has a Before Tax Deferral Election in effect with such Participating Company, a Before Tax Contribution in an amount equal to the amount by which such Active Participant's Compensation has been reduced for such period pursuant to his Before Tax Deferral Election. The amount of the Before Tax Contribution shall be determined in increments of 1 percent of such Active Participant's Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any period by a minimum of 1 percent and a maximum percent (not in excess of 16 percent), as elected in
Section 4.2 of the Adoption Agreement; provided, the maximum limitations in
Article VII shall apply.

              (b) After Tax Contributions. If elected by the Adopting Company pursuant to Section 4.3(a) of the Adoption Agreement, Active Participants shall be permitted to make After Tax Contributions, and the provisions of this subsection (b) and subsections (c) and (d) hereof shall apply.

                   (1) Contributions Through Deferral Election. Each Participating Company shall contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each payroll period (including any period during which a bonus or other special Compensation is paid or payable as part of the regular payroll check and not as a separate bonus or special check) for which such Active Participant has an After Tax Deferral Election in effect with such Participating Company, an After Tax Contribution in an amount equal to the amount by which such Active Participant's Compensation has been reduced for such payroll period pursuant to such After Tax Deferral Election. The amount of such After Tax Contribution shall be determined in increments of 1 percent of such Active Participant's Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any period by a minimum of 1 percent and a maximum percent (not in excess of 10 percent), as elected in Section 4.3(b) of the Adoption Agreement; provided, the total of Before Tax and After Tax Contributions shall not exceed 16 percent of Compensation and the maximum limitations in Article VII shall apply.

                   (2) Contributions Paid by Participant. In lieu of making After Tax Contributions through payroll withholding, as described in subsection (1) hereof, a Participant may pay to the Trustee, in cash or cash equivalent, an amount designated as an "After Tax Contribution". The Administrative Committee, in its sole discretion, may allow direct After Tax Contributions and prescribe such nondiscriminatory terms and conditions governing direct After Tax Contributions as it deems appropriate.

              (c) Contributions Which Exceed Maximum Deferral Amount. To the extent that the amount of an Active Participant's Before Tax Contributions made for a calendar year pursuant to such Active Participant's Before

Tax Deferral Election would exceed the Maximum Deferral Amount if such Before Tax Contributions are continued, those Before Tax Contributions in all respects will be deemed to be After Tax Contributions (if After Tax Contributions are allowed under the Plan as elected by the Adopting Company pursuant to Section
4.3 of the Adoption Agreement) and will be treated as if such Active Participant elected to make such After Tax Contributions in accordance with the terms of subsection (b) hereof; provided, the maximum aggregate percentage of Compensation which may be contributed for any payroll period as After Tax Contributions pursuant to the terms of this subsection and subsection (b) hereof is the lesser of (i) the total of the percentage elected under the Before Tax Deferral Election and any concurrently effective After Tax Deferral Election and (ii) 10 percent. If After Tax Contributions are not elected by the Adopting Company pursuant to Section 4.3 of the Adoption Agreement, Before Tax Contributions which would exceed the Maximum Deferral Amount shall be distributed to the Participant, as provided in Article VII.

              (d) Deferral Elections. Each Active Participant, who desires that his Participating Company make a Before Tax and/or After Tax Contribution on his behalf, shall complete and deliver to the Participating Company (or its designee) a Before Tax Deferral Election and/or an After Tax Deferral Election, respectively. Such Deferral Election shall provide for the reduction of his Compensation for each payroll period (including any period during which a bonus or other special Compensation is paid or payable as part of the regular payroll check and not as a separate bonus or special check) ending or occurring while he is an Active Participant employed by such Participating Company. The Administrative Committee, in its sole discretion, shall prescribe the form of all Deferral Elections and may prescribe such nondiscriminatory terms and conditions governing the use of the Deferral Elections as it deems appropriate. In particular, the Administrative Committee may waive any requirement that elections be in written form in order to accommodate electronic or automated systems and interfaces. Subject to any modifications, additions or exceptions which the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to Deferral Elections:

                   (1) Effective Date. An Active Participant's initial Deferral Election with a Participating Company shall be effective for the first payroll period which ends after the Deferral Election is made and after the effective date of such Deferral Election. If an Active Participant fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected a deferral of zero percent. For purposes of this subsection, the "effective date" of a Deferral Election shall mean: (A) for a Participant who commences participation in the Plan on an Entry Date, that Entry Date; and (B) for a Participant who commences or recommences participation in the Plan on a date other than an Entry Date, the Entry Date next following the Participant's commencement of participation in the Plan.

                   (2) Term. Each Active Participant's Deferral Election with a Participating Company shall remain in effect in accordance with its original terms until the earlier of (A) the date the Active Participant ceases to be a Covered Employee of all Participating Companies, (B) the date the Active Participant revokes such Deferral Election pursuant to the terms of subsection (d)(3) hereof, or (C) the date the Active Participant or the Administrative Committee modifies such Deferral Election pursuant to the terms of subsection (d)(4) or (d)(5) hereof. If a Participant is transferred from the employment of a Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of (A), (B) or (C) of the preceding sentence.

                   (3) Revocation. An Active Participant's Deferral Election with a Participating Company shall terminate upon his ceasing to be a Covered Employee of such Participating Company. In addition, an Active Participant may revoke his Before Tax and/or After Tax Deferral Election with a Participating Company by delivering a written notice of revocation to such Participating Company (or its designee), and such revocation shall be effective as soon as practicable after the date on which it is received by such Participating Company. An Active Participant who revokes a Before Tax or After Tax Deferral Election may enter into a new Deferral Election, effective for the first payroll period which ends after both the new Deferral Election is made and any regular Valuation Date occurs (unless the general rules of the Administrative Committee prescribe a later date), by delivering the new Deferral Election to his Participating Company (or its designee) at least 30 days (or such lesser period as the Administrative Committee may permit) before such Valuation Date (or later prescribed date); provided, no such new Deferral Election shall be effective prior to the end of the 6-month period beginning on the effective date of the revocation of such Participant's prior Deferral Election, or such lessor time as the Administrative Committee may allow pursuant to written procedures.

                   (4) Modification by Participant. Effective for the first payroll period which ends after both a new Deferral Election is made and any regular Valuation Date (or other date prescribed by the Administrative Committee) occurs, an Active Participant may modify any of his existing Deferral Elections to increase or decrease the percentage of his Before Tax or After Tax Contributions by delivering the new Deferral Election to his Participating Company (or its designee) at least 30 days (or such lesser period as the Administrative Committee may permit) before such Valuation Date.

                   (5) Modification by Administrative Committee. Notwithstanding anything herein to the contrary, the Administrative Committee may modify any Deferral Election of any Active Participant at any time by decreasing the percentage of any Before Tax or After Tax Contributions to the extent the Administrative Committee deems necessary to comply with the limitations described in Article VII.

                   (6) Special Bonus Election. If elected by the Adopting Company pursuant to Section 4.4 of the Adoption Agreement and to the extent permitted by the Administrative Committee on a nondiscriminatory basis, an Active Participant may complete and deliver to his Participating Company (or its designee) a Special Bonus Election with respect to a particular bonus. The terms of such Special Bonus Election generally shall be determined by reference to the foregoing provisions of this subsection (d); provided, the following modifications shall apply:

                         (i) The Active Participant shall deliver the Special Bonus Election at least 20 days (or such lesser period as the Administrative Committee may permit) prior to the date on which the bonus becomes payable, and in no event later than the time at which such bonus becomes payable;

                         (ii) Such Special Bonus Election shall be effective, if at all, only for the bonus next payable and shall supersede any previously filed Deferral Election which otherwise would apply to such bonus;

                         (iii) Subject to the limitations in Article VII, such
              Special Bonus Election shall provide for the reduction of such bonus in a dollar amount or percentage specified by the Active Participant, but in no event shall such reduction be less than $50;

                         (iv) The Active Participant may elect to reduce his bonus up to 100 percent; and

                         (v) Such Special Bonus Election shall terminate at the earlier of (A) the time immediately after the bonus to which it relates becomes payable or (B) the occurrence of one of the events enumerated in subsection (d)(2) hereof.

      4.3     Matching Contributions.

              (a) General. For each Active Participant on whose behalf a Participating Company has made any Before Tax Contributions, such Participating Company shall make a Matching Contribution equal to the amount determined pursuant to Section 4.5 of the Adoption Agreement; provided, Matching Contributions shall be made on a payroll-by-payroll basis or on a Plan Year basis, as designated in Section 4.5(b)(3) of the Adoption Agreement; and, provided further, the total amount of the Matching Contributions which a Participating Company shall make for any Active Participant shall not exceed the maximum limits set forth in Section 4.5(b) of the Adoption Agreement, nor shall such amount exceed (or cause Company Contributions to exceed) any of the maximum limitations described in Article VII.

              (b)  Additional Matching Contributions.  If elected pursuant to
Section 4.6 of the Adoption Agreement and the total Matching Contributions to a Participant's Account for a Plan Year are less than the product of (i) the amount with which the Adopting Company elects to match each dollar of Before Tax Contributions in Section 4.5 of the Adoption Agreement, multiplied by (ii) the lesser of (A) the total Before Tax Contributions to a Participant's Account in such Plan Year and (B) the maximum percentage of a Participant's Compensation (expressed in terms of dollars) that the Adopting Company elects to match in Section 4.5 of the Adoption Agreement, the Participating Company shall make an additional Matching Contribution to the Participant's Account in the amount, if any, by which the product of (i) and (ii) above, exceeds the total Matching Contributions to such Participant's Account for such Plan Year. The Participating Company shall make the additional Matching Contribution pursuant to this subsection as of the last day of such Plan Year. The purpose of such additional Matching Contribution is to ensure that Participants who change their rate of Before Tax Contributions to the Plan during a Plan Year shall receive a Matching Contribution to their Accounts based on their total Before Tax Contributions during such Plan Year.

              (c) Reduction of Forfeitures. If the Participating Companies are required to make Matching Contributions for a Plan Year pursuant to Section
4.5 of the Adoption Agreement, and if the Adopting Company so elects under
Section 4.8(b) of the Adoption Agreement, or as determined by the Administrative Committee for the Plan Year, if elected under Section 4.8(d) of the Adoption Agreement, the Participating Companies' Matching Contributions for a Plan Year shall be reduced by the amount of any Forfeitures available for reallocation during that Plan Year. For purposes hereof, the amount of available
Forfeitures shall refer to the amount of Forfeitures not otherwise used to make Restoration Contributions or Supplemental Contributions for such Plan Year. If Forfeiture amounts remain after paying all Matching, Restoration and Supplemental Contributions, the Forfeitures shall be allocated, by the Administrative Committee, at the direction of the Board, (i) to reduce Profit Sharing Contributions required by the Participating Companies for the Plan
Year, pursuant to Section  4.5(b) hereof,  (ii) to reduce Matching
Contributions for the following Plan Year or (iii) to be reallocated pursuant to Section 4.10 of the Plan. Except as elected in the Adoption Agreement, this Section shall not require the Participating Companies to make a Matching Contribution in any Plan Year.

      4.4     Supplemental Contributions.

              If the Adopting Company elects to include a Code Section 401(k), cash-or-deferred feature in the Plan in Section 4.1 of the Adoption Agreement, then in addition to the Before Tax Contributions made pursuant to Section 4.1 of the Adoption Agreement, the Participating Companies may, but shall not be required to, contribute to the Plan, for each Plan Year, a Supplemental Contribution (designated as such) in an amount, if any, as determined by the Board. Any such Supplemental Contribution shall be subject to the requirements and limitations set forth in Article VII.

      4.5     Profit Sharing Contributions.

              (a) General. If the Adopting Company elects to include Profit Sharing Contributions as a feature of the Plan pursuant to Section 4.7 of the Adoption Agreement, each Participating Company shall contribute to the Plan, for each Plan Year, a Profit Sharing Contribution (designated as such) in the amount, or determined under the method, elected by the Adopting Company in
Section 4.7 of the Adoption Agreement.

              (b) Reduction of Forfeitures. If the Participating Companies are required to make Profit Sharing Contributions for a Plan Year pursuant to
Section 4.7 of the Adoption Agreement, and if the Adopting Company so elects under Section 4.8(c) of the Adoption Agreement, or as determined by the Administrative Committee for the Plan Year, if elected under Section 4.8(d) of the Adoption Agreement, the Participating Companies' Profit Sharing Contributions for a Plan Year shall be reduced by the amount of any Forfeitures available for reallocation during that Plan Year. For purposes hereof, the amount of available Forfeitures shall refer to the amount of Forfeitures not otherwise used to make Restoration Contributions or Supplemental Contributions for such Plan Year. If Forfeiture amounts remain after paying all Profit Sharing, Restoration and Supplemental Contributions, the Forfeitures shall be allocated, by the Administrative Committee, at the direction of the Board, (i) to reduce Profit Sharing Contributions required by the Participating Companies for the following Plan Year, (ii) to reduce Matching Contributions for the Plan Year pursuant to Section 4.3(c) hereof, or (iii) to be reallocated pursuant to Section 4.10 of the Plan. Except as elected in the Adoption Agreement, this Section shall not require the Participating Companies to make a Profit Sharing Contribution in any Plan Year.

      4.6     Form of Contributions.

              (a) General. Except as provided in subsection (b) hereof, all Contributions shall be paid to the Trustee in the form of cash, cash equivalent or marketable securities acceptable to the Trustee.

              (b)  Company Stock.  If the Adopting Company elects in Section
8.2 of the Adoption Agreement to permit the investment of Plan assets in Company Stock, Contributions may be made to the Company Stock Trustee (and not the Master Trustee) in whole or in part in the form of Company Stock, as the Administrative Committee may determine; provided, in no event shall Before Tax or After Tax Contributions be made in the form of Company Stock.

      4.7     Timing of Contributions.

              (a) Before Tax and After Tax Contributions. Each Participating Company that withholds Before Tax and/or After Tax Contributions from an Active Participant's paycheck pursuant to a Deferral Election shall pay such Before Tax and/or After Tax Contributions to the Trustee as of the earliest date (not to exceed 90 days from the date on which such amounts otherwise would have been payable to such Active Participant in cash) on which such Contributions can reasonably be segregated from the Participating Company's general assets.

              (b) Matching, Supplemental and Profit Sharing Contributions. Each Participating Company shall pay its Matching, Supplemental and Profit Sharing Contributions, if any, to the Trustee (i) on or before the date for filing its federal income tax return (including extensions thereof) for the tax year to which such Contributions relate, or (ii) on or before such other date as shall be within the time allowed to permit the Participating Company to properly deduct, for federal income tax purposes and for the tax year of the Participating Company in which the obligation to make such Contributions was incurred, the full amount of such Contributions; provided, in the event the amount of Supplemental Contributions cannot be calculated by the latest date described hereinabove, such Supplemental Contributions may be made at a later date which is on or before the last day of the Plan Year following the Plan Year to which such Supplemental Contributions relate.

      4.8     Contingent Nature of Company Contributions.

              Notwithstanding anything to the contrary herein and subject to the terms of Section 16.11, each Company Contribution made to the Plan by a Participating Company is made expressly contingent upon the deductibility thereof for federal income tax purposes for the taxable year of the Participating Company with respect to which such Company Contribution is made.

      4.9     Restoration Contributions.

              (a) Restoration Upon Buy-Back. If a Participant who is not 100 percent vested in his Account has received a distribution of his entire vested Account in a manner described in Section 9.3(a) [such that he forfeits the nonvested portion of his Account in accordance with the terms of Section 9.3(a)], and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, that individual may, prior to the earlier of (i) 5 years after the first date on which he is rehired or (ii) the close of the first period of 5 consecutive Breaks in Service commencing after the distribution, repay the full amount of the distribution to the Trustee (unadjusted for gains or losses). Upon such repayment, his Account will be credited with (i) all of the benefits (unadjusted for gains or losses) which were forfeited, and (ii) the amount of the repayment.

              (b) Restoration of Other Forfeitures. If a Participant has forfeited the nonvested amount in his Account in accordance with Section 9.3(b) or Section 9.3(c), and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, his Account shall be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, as determined pursuant to the terms of Section 9.3(b) or
Section 9.3(c), respectively.

              (c) Restoration Contribution. The assets necessary to fund the Account of the rehired individual (in excess of the amount of the repayment, if any) shall be provided no later than as of the end of the Plan Year following the Plan Year in which repayment occurs (if subsection (a) hereof applies) or in which the individual is rehired (if subsection (b) hereof applies), and shall be provided in the discretion of the Administrative Committee from (i) income or gain to the Trust Fund, (ii) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or
(iii) Contributions made by the Participating Companies. If Restoration Contributions are made by Participating Companies and unless the Administrative Committee designates a different manner for dividing such Contributions, each Participating Company's portion of these Contributions shall be equal to the product of (i) the amount of the Restoration Contributions, and (ii) a fraction, the numerator of which is the amount of Contributions made by such Participating Company for the Plan Year in which the Restoration Contributions are made, and the denominator of which is the total amount of all Contributions made by all Participating Companies for such Plan Year.

              (d) Notice of Buy-Back Rights. It shall be the duty of the Administrative Committee to give timely notification to any rehired individual who is eligible to make a repayment of his right to make such representation in accordance with this Section and of the consequences of not making such repayment; namely that the nonvested portion of the benefits accrued under the Plan during his previous employment will not be restored by the Plan, will remain forfeited, and will not be become vested even though he may perform additional Years of Vesting Service.

      4.10 Allocation of Forfeitures. If the Adopting Company so elects under Section 4.8(a) of the Adoption Agreement, or as determined by the Administrative Committee for the Plan Year, if elected under Section 4.8(d) of the Adoption Agreement, Forfeitures that remain after paying all Restoration and Supplemental Contributions for the Plan Year shall be allocated, by the Administrative Committee, at the direction of the Board, either (i) pursuant to
Section 6.4 [but only if Profit Sharing Contributions are included in the Plan (see Section 4.5)], or (ii) as additional Matching Contributions allocated in proportion to the amount of each eligible Participant's Before Tax Contributions generally taken into account for Matching Contribution purposes. See also Section 6.1 of the Adoption Agreement for a description of "eligible Participant" for the purposes of allocating the excess Forfeitures. Except as elected in the Adoption Agreement, this Section shall not require the Participating Companies to make a Matching Contribution in any Plan Year.

                                 ARTICLE V.

          ROLLOVERS AND TRANSFERS BETWEEN PLANS; VOLUNTARY ACCOUNTS


      5.1    Rollover Contributions.

             (a) Request by Covered Employee. A Covered Employee may make a written request to the Administrative Committee that he be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Covered Employee or to which such Covered Employee is entitled. Such written request shall contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Administrative Committee, that the property constitutes a Rollover Contribution. If a Covered Employee who is not a Participant makes a Rollover Contribution, the time and method of distribution of such Covered Employee's Rollover Account shall be determined under the terms of the Plan as if such Covered Employee were a Participant, but he shall not be considered a Participant under the Plan for any other purpose.

             (b) Acceptance of Rollover. Subject to the terms of the Plan and the Code (including regulations and rulings promulgated thereunder), the Administrative Committee, in its sole discretion, shall determine whether (and if so, under what conditions and in what form) a Rollover Contribution shall be accepted at any time by the Trustee. For example, the Administrative Committee, in its sole discretion, may decide to allow Rollover Contributions from Participants and/or direct Rollover Contributions from another qualified retirement plan [as described in Code Section 401(a)(31)]. In the event the Administrative Committee permits a Covered Employee to make a Rollover Contribution, the amount of the Rollover Contribution shall be transferred to the Trustee and allocated as of the next following Valuation Date to a Rollover Account for such Covered Employee. Unless the Administrative Committee permits otherwise, all Rollover Contributions shall be made in cash.

      5.2    Transfer Contributions.

             (a) Direct Transfers Permitted. The Administrative Committee, in its sole discretion, shall permit direct trustee-to-trustee transfers of assets and liabilities to the Plan [which shall be distinguished from direct Rollover Contributions as described in Code Section 401(a)(31)] as a Transfer Contribution on behalf of an Active Participant. Unless requisite forms of benefit are provided in the Plan or are otherwise permitted pursuant to any Appendix 1 of the Adoption Agreement, a Transfer Contribution shall not be accepted on behalf of an Active Participant if such Transfer Contribution is from a retirement plan which, with respect to such Participant, (i) is subject to the requirements of providing any alternative form of benefit not permitted under the Plan, or (ii) if the Plan is not subject to Code Section 401(k) or
Section 401(m), but the transferring Prior Plan is subject to the requirements of Code Section 401(k) or Section 401(m), respectively.

             (b) Mergers and Spin-offs Permitted. The Administrative Committee, in its sole discretion, shall permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction. Any such transfer shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Without limitation, the Administrative Committee shall determine the schedule under which Transfer Contributions shall vest; provided no such schedule shall be less favorable to affected Participants than the schedule elected by the Adopting Company pursuant to Section 9.1 of the Adoption Agreement; and provided further, if such schedule constitutes an amendment to the vesting schedule under the Prior Plan, the terms of Section 9.4 of the Plan shall apply. Unless requisite forms of benefit are provided under the Plan, a Transfer Contribution shall not be accepted if (i) the transferring Prior Plan is subject to the requirements of providing any alternative form of benefit not permitted under the Plan, or (ii) if the Plan is not subject to Code Section 401(k) or Section 401(m), but the transferring Prior Plan is subject to the requirements of Code Section 401(k) or Section 401(m), respectively.

             (c) Establishment of Transfer Accounts. As of the Valuation Date immediately following the date the Trustee receives a Transfer Contribution, there shall be credited to one or more Transfer Accounts of each

Participant the total amount received from the respective accounts of such Participant in the transferring qualified retirement plan. Any amounts so credited as a result of any such merger or spin-off or other transfer shall be subject to all of the terms and conditions of the Plan from and after the date of such transfer.

      5.3    Spin-offs to Other Plans.

             The Administrative Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off or similar transaction) assets and liabilities maintained under the Plan. Any such transfer shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Upon the effectiveness of any such transfer, the Plan and Trust shall have no further responsibility or liability with respect to the transferred assets and liabilities.

      5.4    Voluntary Accounts.

             (a) Contributions Not Permitted. Participants may not make Voluntary Contributions to the Plan. However, a separate Voluntary Account shall be maintained for any Voluntary Contributions made to a Prior Plan and shall be nonforfeitable at all times.

             (b) Conditions on Accounts. The following conditions shall apply to all Voluntary Contributions and Voluntary Accounts:

                   (1) No part of the Voluntary Account shall be used to purchase life insurance.

                   (2) In the sole discretion of the Administrative Committee, the Plan may accept accumulated deductible employee contributions, as defined in Code Section 72(o)(5), that were distributed from a qualified retirement plan and rolled over pursuant to Code Section
      Section 402(a)(5), 402(a)(7), 403(a)(4) or 408(d)(3).  The rolled over amount will be added to the Voluntary Account.

                                  ARTICLE I

              PARTICIPANTS' ACCOUNTS; CREDITING AND ALLOCATIONS


      6.1    Establishment of Participants' Accounts.

             To the extent appropriate, the Administrative Committee shall establish and maintain, on behalf of each Participant and Beneficiary, an Account which shall be divided into segregated subaccounts. The subaccounts shall include Before Tax, After Tax, Matching, Supplemental, Profit Sharing, Voluntary, Rollover and Transfer Accounts and such other subaccounts as the Administrative Committee shall deem appropriate or helpful. Each Account shall be credited with Contributions allocated to such Account and generally shall be credited with income on investments derived from the assets of such Accounts. Notwithstanding anything herein to the contrary, in the event that daily Valuation Dates are elected in Section 2.1(d) of the Adoption Agreement, while Contributions may be allocated to a Participant's Account as of a particular date (as provided in the Plan), such Contributions shall actually be added to a Participant's Account and shall be credited with investment experience only from the date such Contributions are received and credited to the Participant's Account by the Trustee. Each Account of a Participant or Beneficiary shall be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary.

      6.2 Allocation and Crediting of Before Tax, After Tax, Matching, Voluntary, Rollover and Transfer Contributions.

             As of each Valuation Date coinciding with or immediately following the date as of which Before Tax, After Tax, Matching, Voluntary, Rollover and Transfer Contributions are received on behalf of an Active Participant, such Contributions shall be allocated and credited directly to the appropriate Before Tax, After Tax, Matching, Voluntary, Rollover and Transfer Accounts, respectively, of such Active Participant; provided, if Matching Contributions are to be made on a Plan Year basis as provided in Section 4.3(a) and Section 4.5(b)(3) of the Adoption Agreement, they shall be allocated and credited as of the last day of each Plan Year to the Matching Account of each Participant who made Before Tax Contributions for such Plan Year and (i) who is eligible to receive an allocation pursuant to Section 6.1 of the Adoption Agreement or (ii) who was not in the active employ of an Affiliate on the last day of such Plan Year due to a Qualified Separation which occurred during the Plan Year..

      6.3    Allocation and Crediting of Supplemental Contributions.

             (a) Participants Receiving Allocations. Subject to Section 6.10, Supplemental Contributions shall be allocated and credited as of the last day of each Plan Year to the Supplemental Account of each Participant who is not a Highly Compensated Employee for such Plan Year and who is eligible to receive such an allocation pursuant to Section 6.1 of the Adoption Agreement.

             (b) Formula for Allocation. As of the last day of each Plan Year for which Participating Companies make (or are deemed to have made) Supplemental Contributions, each Participant who is eligible to receive an allocation of Supplemental Contributions for such Plan Year shall have allocated and credited to his Supplemental Account a portion of the Supplemental Contributions made for such Plan Year. The Administrative Committee shall cause a portion of such Contribution to be allocated to the Account of each such Participant in accordance with the terms of subsection
(c), (d) or (e), whichever is applicable.

             (c) Per Capita Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as "Per Capita Supplemental Contributions", such Contributions shall be allocated to the Supplemental Accounts of all eligible Participants on a per capita basis (that is, the same dollar amount shall be allocated to the Supplemental Account of each eligible Participant).

             (d) Proportional Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as "Proportional Supplemental Contributions", such Contributions shall be allocated to the Supplemental Account of each eligible Participant in the same proportion that (i) the Compensation of such eligible Participant for such Plan Year bears to (ii) the total Compensation of all such eligible Participants for such Plan Year.

             (e) Supplemental Matching Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as "Supplemental Matching Contributions", such Contributions shall be allocated to the Supplemental Account of each eligible Participant in the same proportion that (i) such eligible Participant's Plan Year Before Tax Contributions that do not exceed the maximum amount of Before Tax Contributions taken into account in determining Matching Contributions for such Plan Year, bears to (ii) the total of all such eligible Participants' Plan Year Before Tax Contributions (calculated by taking into account for such eligible Participants only the maximum amount of Before Tax Contributions taken into account in determining Matching Contributions for such Plan Year).

             (f) Section 415 Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as "Section 415 Supplemental Contributions", such Contributions shall be allocated to the Supplemental Account of some or all eligible Participants, (A) beginning with such eligible Participant(s) who have the lowest Compensation [within the meaning of "Testing Compensation", as defined herein and designated by the Administrative Committee for that Plan Year], until such eligible Participant(s) reach their annual addition limits (as described in Section 7.7), or the amount of the Supplemental Contributions is fully allocated, and then (B) continuing with successive individuals or groups of such eligible Participants in the same manner until the amount of the Section 415 Supplemental Contributions is fully allocated.

      6.4 Allocation and Crediting of Profit Sharing Contributions and Excess Forfeitures.

             (a) Participants Receiving Allocations. Subject to Section 6.10, Profit Sharing Contributions and any excess Forfeitures that are to be allocated as Profit Sharing Contributions in accordance with the terms of
Section 4.5(b) shall be allocated and credited as of the last day of each Plan Year to the Profit Sharing Account of each Participant (i) who is eligible to receive such an allocation pursuant to Section 6.1 of the Adoption Agreement or
(ii) who was not in the active employ of an Affiliate on the last day of such Plan Year due to a Qualified Separation which occurred during the Plan year; provided, for any Plan Year that a Participating Company maintains another qualified plan or simplified employee pension (within the meaning of Code
Section 408) (i) that covers an Active Participant who receives an allocation under the Plan and (ii) that provides for or imputes limited disparity, the allocation formula set forth in subsection (b)(i) hereof shall apply.

             (b) Formula for Allocation. As of the last day of each Plan Year for which Profit Sharing Contributions are made and/or excess Forfeitures (as described in subsection (a) hereof) are available for allocation, each Participant who is eligible to receive an allocation for such Plan Year pursuant to subsection (a) hereof shall have allocated and credited to his Profit Sharing Account the portion of such Contributions and/or excess Forfeitures, as applicable, as is determined below:

                   (i) If elected pursuant to Section 6.2(a) of the Adoption Agreement, an allocation in the same proportion that the Compensation of such eligible Participant for such Plan Year bears to the total Compensation of all Participants who are eligible to receive an allocation of such Contributions or excess Forfeitures, as applicable, for such Plan Year; or

                   (ii) If elected pursuant to Section 6.2(b) of the Adoption Agreement, an allocation determined as follows:

                         (A)   An amount equal to the product of the
             Integration Tax Rate multiplied by the total Excess Compensation of such eligible Participants for such Plan Year shall be allocated to the Profit Sharing Account of each such eligible Participant in the same proportion that his Excess Compensation for such Plan Year bears to the total Excess Compensation of all such eligible Participants for such Plan Year; and

                         (B)   The remainder of such Profit Sharing
             Contributions and excess Forfeitures shall be allocated to the Profit Sharing Account of each such eligible Participant in the same proportion that the Compensation of such eligible Participant for such Plan Year bears to the total Compensation of all such eligible Participants for such Plan Year;

      provided, in no event shall the amount of Profit Sharing Contributions and excess Forfeitures allocated to each eligible Participant's Profit Sharing Account pursuant to the terms of subsection (ii)(A) hereof constitute a percentage of Excess Compensation which exceeds the percentage of Compensation constituted by the amount of Profit Sharing and excess Forfeitures allocated to each eligible Participant's Company Contribution Account pursuant to the terms of subsection (ii)(B) hereof; and the amount of Profit Sharing Contributions and Forfeitures allocated pursuant to the terms of subsections (ii)(A) hereof shall be reduced and reallocated pursuant to the terms of subsection (ii)(B) hereof to the extent necessary to satisfy this maximum limitation. Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 Total Cumulative Permitted Disparity Years. "Total Cumulative Permitted Disparity Years" means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by an Affiliate. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

      6.5    Crediting of Restoration Contributions.

             As of each Valuation Date coinciding with or immediately following the date on which a Restoration Contribution pursuant to Section 4.9 is received from an Active Participant, such Contribution (together with the nonvested benefits restored by the Plan as a result of such Contribution) shall be credited to the appropriate Before Tax, After Tax, Matching, Voluntary, Supplemental, Profit Sharing, Rollover and Transfer Accounts of the Active Participant, in the amounts held by and distributed from such Accounts immediately prior to the earlier distribution to such Participant.

      6.6    Allocation and Crediting of Investment Earnings and Losses.

             For purposes of this Section 6.6, each reference to "Trustee" and "Trust Fund" shall be deemed a reference solely to the "Master Trustee" and the "Master Trust Fund" respectively. For allocation of investment earnings and losses under the Company Stock Trust Fund, see Section 6.11.

             As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund, which shall be the sum of the fair market values of each Investment Fund, as follows:

             (a) Determination of Earnings. The investment earnings (or losses) of each Investment Fund shall be the amount by which the sum determined in (1) exceeds or (is less than) the sum determined in (2), where (1) and (2) are as follows:

                   (1) the sum of (i) the fair market value of such Investment Fund as of such Valuation Date, plus (ii) the amount of distributions of and withdrawals from Accounts (including any hardship withdrawals) since the immediately preceding Valuation Date made from amounts invested in such Investment Fund, as determined under subsection (d) hereof, plus (iii) the amount of other disbursements from such Investment Fund since the immediately preceding Valuation Date; and

                   (2) the sum of (i) the fair market value of such Investment Fund as of the immediately preceding Valuation Date, and (ii) Contributions invested in such Investment Fund since the immediately preceding Valuation Date.

             (b) Allocation of Earnings. Investment earnings initially shall be allocated in accordance with Section 4.9(c). As of each Valuation Date, each Participant's Account shall be credited with such remaining earnings or debited with such loss of each Investment Fund, as determined under subsection (a) hereof, in the proportion that the amount credited to an Account that was invested in such Investment Fund as of the immediately preceding Valuation Date (adjusted pursuant to subsections (c) and (d) below) bears to the total amount invested in such Investment Fund as of such Valuation Date (adjusted pursuant to subsections (c) and (d) hereof).

             (c) Increase for Contributions. Solely for determining a Participant's share of the investment earnings (or losses) of each Investment Fund as of each Valuation Date, a Participant's Accounts shall be credited with one-half of the Before Tax, After Tax and Matching Contributions made to such Accounts since the immediately preceding Valuation Date. Such amount to be credited shall be allocated among the Investment Funds (if more than one) according to such Participant's election, which was in effect as of the Valuation Date on which such investment earnings (or losses) are being allocated, for the allocation of future contributions among the Investment Funds pursuant to Section 8.3; provided, if a Participant has not made or is not permitted to make such election, the amount to be credited hereunder shall be allocated among the Investment Funds in the same proportion that such Participant's Account was allocated among the Investment Funds as of such Valuation Date.

             (d) Reduction for Distributions and Withdrawals. Solely for determining a Participant's share of the investment earnings (or losses) of each Investment Fund as of each Valuation Date, each Account of a Participant shall be reduced by the amount of distributions and withdrawals from such Account since the preceding Valuation Date.

      6.7    Notice to Participants of Account Balances.

             At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant's Account balance to be distributed to the Participant.

      6.8    Good Faith Valuation Binding.

             In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee shall exercise their best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and Beneficiaries.

      6.9    Errors and Omissions in Accounts.

             If an error or omission is discovered in the Account of a Participant or Beneficiary, the Administrative Committee shall cause appropriate, equitable adjustments to be made as of the Valuation Date coinciding with or immediately following the discovery of such error or omission.

      6.10   Participants Eligible for Allocations.

             Notwithstanding anything to the contrary contained herein or in any Adoption Agreement, if any Active Participants are not eligible for allocations under Section 6.3 or Section 6.4 due to a failure of such Participants to meet the criteria set forth in Section 6.1 of the Adoption Agreement, such Active Participants shall be eligible for allocations under
Section 6.3 and Section 6.4 if (but only if) they completed more than 500 Hours of Service during the Plan Year or were employed by a

Participating Company on the last day of the Plan Year, and including them in the allocations for the Plan Year is necessary to enable the Plan to comply with the nondiscrimination requirements of the Code [including Code Section 410(b) or Section 401(a)(4)].

      6.11 Allocations and Crediting of Investment Earnings and Losses in Company Stock Trust Fund.

             As of each Valuation Date, the Company Stock Trustee shall determine the fair market value of the Company Stock Trust Fund as follows:

             (a) Determination of Earnings. The investment earnings (or losses) of the Company Stock Trust Fund shall be the amount by which the sum determined in (1) exceeds or (is less than) the sum determined in (2), where
(1) and (2) are as follows:

                   (1) the sum of (i) the fair market value of Company Stock in the Company Stock Trust Fund as of such Valuation Date, plus (ii) the amount of distributions of and withdrawals from Accounts (including any hardship withdrawals) since the immediately preceding Valuation Date made from amounts invested in such Company Stock Trust Fund, as determined under subsection (d) hereof, plus (iii) the amount of other disbursements from such Company Stock Trust Fund since the immediately preceding Valuation Date; and

                   (2) the sum of (i) the fair market value of such Company Stock Trust Fund as of the immediately preceding Valuation Date, and (ii) Contributions invested in such Company Stock Trust Fund since the immediately preceding Valuation Date.

             (b) Allocation of Earnings. Investment earnings initially shall be allocated in accordance with Section 4.9(c). As of each Valuation Date, each Participant's Account shall be credited with such remaining earnings or debited with such loss of the Company Stock Trust Fund, as determined under subsection (a) hereof, in the proportion that the amount credited to such Account that was invested in such Company Stock Trust Fund as of the immediately preceding Valuation Date (adjusted pursuant to subsections (c) and (d) below) bears to the total amount invested in such Company Stock Trust Fund by all participants as of such Valuation Date (adjusted pursuant to subsections
(c) and (d) below).

             (c) Increase for Contributions. Solely for determining a Participant's share of the investment earnings (or losses) of the Company Stock Trust Fund as of each Valuation Date, a Participant's Accounts shall be credited with one-half of any Before Tax, After Tax and Matching Contributions made to such Accounts since the immediately preceding Valuation Date. Such amount to be credited shall be allocated among the Company Stock Trust Fund and the other Investment Funds offered under Section 8.2 according to such Participant's election, which was in effect as of the Valuation Date on which such investment earnings (or losses) are being allocated, for the allocation of future contributions among the Company Stock Trust Fund and the Investment Funds pursuant to Section 8.2; provided, if a Participant has not made or is not permitted to make such election, the amount to be credited hereunder shall be allocated among the Company Stock Trust Fund and the Investment Funds in the same proportion that such Participant's Account was allocated among the Company Stock Trust Fund and the Investment Funds as of such Valuation Date.

             (d) Reduction for Distributions and Withdrawals. Solely for determining a Participant's share of the investment earnings (or losses) of the Company Stock Trust Fund as of each Valuation Date, each Account of a Participant shall be reduced by the amount of distributions and withdrawals from such Account since the preceding Valuation Date.

                                 ARTICLE VII

                  CONTRIBUTION AND SECTION 415 LIMITATIONS
                     AND NONDISCRIMINATION REQUIREMENTS


      7.1    Profit and Deductibility Limitations.

             The total Company Contribution amounts for any taxable year of the Adopting Company and its Affiliates shall not exceed (i) if elected by the Adopting Company pursuant to Section 7.1 of the Adoption Agreement, the total accumulated or current Net Profits of the Adopting Company and its Affiliates for their fiscal year to which such Contributions relate, or (ii) that amount which is properly deductible for federal income tax purposes under the then appropriate provisions of the Code. Generally, the maximum, tax-deductible Company Contribution amounts for any taxable year of a Participating Company shall be equal to 15 percent of the total Compensation paid or accrued during such taxable year to all Participants employed by such Participating Company; provided, no Company Contribution shall be deductible if it shall cause the Plan to exceed the applicable maximum allocation limitations under Code Section 415, as described in Section 7.7. For purposes of this Section, a Company Contribution may be deemed made by a Participating Company for a taxable year if it is paid to the Trustee on or before the date of filing the Participating Company's federal income tax return (including extensions thereof) for that year or on or before such other date as shall be within the time allowed to permit proper deduction by the Participating Company of the amount so contributed for federal income tax purposes for the year in which the obligation to make such Company Contribution was incurred.

      7.2    Maximum Limitation on Elective Deferrals by Participating
             Companies.

             (a) Maximum Elective Deferrals Under Participating Company Plans. The aggregate amount of a Participant's Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies shall not exceed the Maximum Deferral Amount.

             (b) Return of Excess Before Tax Contributions. If the aggregate amount of a Participant's Before Tax Contributions made for any calendar year by itself exceeds the Maximum Deferral Amount, [and, to the extent such Before Tax Contributions were not treated as After Tax Contributions pursuant to
Section 4.2(c)], the Participant shall be determined to have notified the Administrative Committee of such excess, and the Administrative Committee shall cause the Trustee to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the total of (i) the amount by which such Before Tax Contributions exceed the Maximum Deferral Amount, plus (ii) any earnings allocable thereto. In addition, any Matching Contributions made on behalf of the Participant which are attributable to the distributed Before Tax Contributions shall be forfeited.

             (c) Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements. If, after the reduction described in subsection (b) hereof, a Participant's aggregate Elective Deferrals under plans, contracts and arrangements with Participating Companies still exceed the Maximum Deferral Amount, then, the Participant shall have been deemed to have notified the Administrative Committee of such excess, and, unless the Administrative Committee directs otherwise, such excess shall be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under plans, contracts and/or arrangements with Participating Companies other than the Plan. However, if the Administrative Committee decides to make any such distributions from Before Tax Contributions made to the Plan, such distributions (including forfeiture of Matching Contributions) shall be made in a manner similar to that described in subsection (b) hereof.

             (d) Discretionary Return of Elective Deferrals. If after the reduction described in subsections (b) and (c) hereof, (i) a Participant's aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Administrative Committee, on or before the March 1 following the end of such calendar year, a written request that the Administrative Committee distribute to such

Participant all or a portion of his remaining Before Tax Contributions made for such calendar year, and any earnings attributable thereto, then the Administrative Committee may, but shall not be required to, cause the Trustee to distribute such amount to such Participant on or before the following April
15. However, if the Administrative Committee decides to make any such distributions from Before Tax Contributions made to the Plan, such distributions (including forfeiture of Matching Contributions) shall be made in a manner similar to that described in subsection (b) hereof.

             (e) Return of Excess Annual Additions. Any Before Tax Contributions returned to a Participant to correct excess Annual Additions shall be disregarded for purposes of determining whether the Maximum Deferral Amount has been exceeded.

      7.3    Nondiscrimination Requirements for Before Tax Contributions.

             (a) ADP Test. The annual allocation of the aggregate of all Before Tax Contributions and, to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions shall satisfy at least one of the following ADP Tests for each Plan Year:

                   (1) The ADP for the Highly Compensated Employees who are Active Participants shall not exceed the product of (A) the ADP for the Active Participants who are not Highly Compensated Employees, multiplied by (B) 1.25; or

                   (2) The ADP for the Highly Compensated Employees who are Active Participants shall not exceed the ADP for the Active Participants who are not Highly Compensated Employees by more than 2 percentage points, nor shall it exceed the product of (A) the ADP of the Active Participants who are not Highly Compensated Employees, multiplied by (B) 2.

             (b) Multiple Plans. If before tax, matching and/or supplemental contributions are made to one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or
Section 410(b), such plans shall be treated as one plan for purposes of this Section, and the before tax and applicable matching and supplemental contributions made to those other plans shall be combined with the Before Tax and applicable Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with the one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] to which before tax, matching and/or supplemental contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Section 401(a)(4) and Section 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)]. However, for Plan Years beginning after December 31, 1989, plans may be aggregated for purposes of this subsection only if they have the same plan year.

             (c) Adjustments to Actual Deferral Percentages. In the event that the initial allocation of the Before Tax and Supplemental Contributions for a Plan Year does not satisfy one of the ADP Tests, the Administrative Committee shall cause the Before Tax and Supplemental Contributions for such Plan Year to be adjusted in accordance with one or a combination of the following options:

                   (1) The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and specifically allocable to, the Active Participants described in Section 6.3(a) with respect to such Plan Year, in the minimum amount necessary to satisfy one of the ADP Tests. Such Supplemental Contributions shall be allocated among such Active Participants in a manner consistent with Section 6.3.

                   (2) By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ADP Tests, the Administrative Committee may direct the Trustee to reduce the Before Tax

      Contributions taken into account with respect to Highly Compensated Employees under such failed ADP Tests by an amount necessary to satisfy one of the ADP Tests. Any amount by which Before Tax Contributions are so reduced, plus any earnings attributable thereto, shall be distributed to the Highly Compensated Employees from whose Before Tax Accounts such reductions shall have been made. Such reductions in Before Tax Contributions shall be made in accordance with, and solely to the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

                         (A) First, the Before Tax Contributions of the Highly Compensated Employee(s) with the highest ADP for such Plan Year shall be reduced by the lesser of (i) the entire amount necessary to satisfy one of the ADP Tests, or (ii) that part of the amount necessary to satisfy one of the ADP Tests as shall cause the ADP of each such Highly Compensated Employee to equal the ADP of each of the Highly Compensated Employees with the next highest ADP for such Plan Year. In addition, to the extent that a Highly Compensated Employee's Before Tax Contributions are reduced pursuant to this Section, any Matching Contributions made on behalf of a Highly Compensated Employee which are attributable to the distributed Before Tax Contributions shall be forfeited.

                         (B) Substantially identical steps shall be followed for making further reductions in the Before Tax Contributions of each of the Highly Compensated Employees with the next highest ADP for such Plan Year until one of the ADP Tests has been satisfied.

      In reducing the Contributions of Highly Compensated Employees in subsections (2)(A) and (B) hereof, the Administrative Committee shall comply with the special "family member" rules contained in the proposed regulations under Code Section 401(m).

                   (3) Failure to make such adjustments within two and one-half months after the close of the Plan Year for which adjustments are made may result in imposition of a 10% excise tax pursuant to Code
      Section 4979.

      7.4    Nondiscrimination Requirements for After Tax and Matching
             Contributions.

             (a) ACP Test. The amount of the aggregate of all After Tax and Matching Contributions, and to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions made for each Plan Year, shall satisfy at least one of the following ACP Tests:

                   (1) The ACP for the Highly Compensated Employees who are Active Participants during the Plan Year shall not exceed the product of
      (A) the ACP for the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 1.25; or

                   (2) The ACP for the Highly Compensated Employees who are Active Participants during the Plan Year shall not exceed the ACP for the Active Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor shall it exceed the product of (A) the ACP of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 2.

             (b) Multiple Plans. If matching, after tax and/or supplemental contributions are made to one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or
Section 410(b), such plans shall be treated as one plan for purposes of this Section, and the matching, after tax and applicable supplemental contributions made to those other plans shall be combined with the Matching, After Tax and Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with one or more other plans [other than employee stock ownership plans as described in Code Section 4975(e)(7)] to which matching, after tax and/or supplemental contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Section 401(a)(4) and Section 410(b) [other than the requirements of Code
Section 410(b)(2)(A)(ii)].  However, for

Plan Years beginning after December 31, 1989, plans may be aggregated for purposes of this subsection only if they have the same plan year.

             (c) Adjustments to Average Contribution Percentages. In the event that the allocation of the After Tax, Before Tax, Matching and Supplemental Contributions for a Plan Year, after the application of subsections (a) and (b) hereof, does not satisfy one of the ACP Tests, the Administrative Committee shall cause such After Tax, Before Tax, Matching and/or Supplemental Contributions for such Plan Year to be adjusted in accordance with one or a combination of the following options:

                   (1) The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and specifically allocable to, the Active Participants described in Section 6.3(a) in the minimum amount necessary to satisfy one of the ACP Tests; such Supplemental Contributions shall be allocated among the affected Active Participants in a manner consistent with Section 6.3. Alternatively or in addition, the Administrative Committee may add a portion of the Before Tax Contributions, that are made for the Plan Year by the Participants who are not Highly Compensated Employees and that are not needed for the Plan to satisfy the ADP Tests for the Plan Year, to the After Tax and Matching Contributions for such Participants to increase the ACP for such Participants.

                   (2) By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ACP Tests, the Administrative Committee may direct the Trustee to reduce the After Tax and/or Matching Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests to be reduced by an amount necessary to satisfy one of the ACP Tests. Any amount by which After Tax Contributions are reduced, plus any earnings attributable thereto, shall be distributed to the Highly Compensated Employees from whose Accounts such reductions have been made. Any Matching Contributions made on behalf of Highly Compensated Employees which are attributable to the distributed After Tax Contributions shall be forfeited. If these distributions (and forfeitures) do not cause the Plan to satisfy one of the ACP Tests, the amount by which Matching Contributions are to be reduced, plus any earnings attributable thereto, shall be forfeited and reallocated as Supplemental Contributions to the Supplemental Accounts of the Active Participants described in Section 6.3(a) with respect to such Plan Year; provided, if the Matching Contributions to be reduced are vested and therefore may not be forfeited, those Matching Contributions (plus any earnings thereon) shall be distributed to the Highly Compensated Employees from whose Matching Accounts such reductions have been made. Such reductions in Contributions shall be made in accordance with, and solely to the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

                         (A) First, the After Tax and Matching Contributions of the Highly Compensated Employee(s) with the highest ACP for such Plan Year shall be reduced by the lesser of (i) the entire amount necessary to satisfy one of the ACP Tests, or (ii) that part of the amount necessary to satisfy one of the ACP Tests as shall cause the ACP of each such Highly Compensated Employee to equal the ACP of each of the Highly Compensated Employees with the next highest ACP(s) for such Plan Year. If the total amount of the required reduction in a Highly Compensated Employee's After Tax and Matching Contributions is less than the total amount of such Contributions, the required reductions first shall be charged against such Highly Compensated Employee's After Tax Contributions until they are exhausted and then against his remaining Matching Contributions.

                         (B) The Administrative Committee shall follow substantially identical steps for making further reductions in the Contributions of each of the Highly Compensated Employees with the next highest ACP for such Plan Year until one of the ACP Tests has been satisfied.

      In reducing the Contributions of Highly Compensated Employees in subsections (2)(A) and (B) hereof, the Administrative Committee shall comply with the special "family member" rules contained in the proposed regulations under Code Section 401(m).

      7.5    Multiple Use of Tests.

             (a) Aggregate Limitation. For Plan Years commencing after December 31, 1988, the sum of the ADP and the ACP for a Plan Year for the entire group of eligible Highly Compensated Employees who are Active Participants, after the application of Section Section 7.3(c) and 7.4(c) for such Plan Year, may not exceed the greater of the amount determined in subsection (1) or (2) hereof, as follows:

                   (1)   the sum of:

                         (A) 125 percent of the greater of (i) the ADP of the group of non-Highly Compensated Employees eligible under the Plan for the Plan Year, or (ii) the ACP of the group of non-Highly Compensated Employees who are eligible under the Plan for the Plan Year; plus

                         (B) the lesser of 2 percentage points plus or 2 times the lesser of the amount determined in subsection (1)(A)(i) or (1)(A)(ii) hereof; or

                   (2)   the sum of:

                         (A) 125 percent of the lesser of (i) the ADP of the group of non-Highly Compensated Employees eligible under the Plan for the Plan Year, or (ii) the ACP of the group of non-Highly Compensated Employees who are eligible under the Plan for the Plan Year; plus

                         (B) the lesser of 2 percentage points plus or 2 times the greater of the amount determined in subsection (2)(A)(i) or (2)(B)(ii).

             (b) Multiple Plans. If at least one Highly Compensated Employee participates in another qualified retirement plan maintained by the Participating Company which (i) permits before tax contributions and/or after tax contributions or matching contributions, and (ii) is not aggregated with the Plan for purposes of nondiscrimination testing, then the multiple use aggregate limitations described in subsection (a) shall apply in testing the Plan separately against each such other plan.

             (c) Correction. If the maximum limitation of the combination of the ADP and ACP, as described in subsection (a) hereof, is exceeded, the excess shall be reduced or otherwise corrected by any method permissible under Section
7.3 for satisfying the ADP Test or through any method permitted under Section
7.4 to satisfy the ACP Test, or any combination thereof. Any adjustment necessary to satisfy said maximum limitation shall be made by adjusting the ADP's or the ACP's of Highly Compensated Employees.

             (d) Application. This Section shall be operated and interpreted in a manner consistent with regulations promulgated under Code Section 401(m).

      7.6    Order of Application.

             For any Plan Year in which adjustments shall be necessary or otherwise made pursuant to the terms of Section Section 7.2, 7.3 and/or 7.4, such adjustments shall be applied in the order prescribed by the Secretary of Treasury in Treasury Regulations or other published authority.

      7.7    Code Section 415 Limitations on Maximum Allocations.

             (a)   No Other Plan Participation.

                   (i) If a Participant does not participate in, and has never participated in another qualified plan maintained by an Affiliate, or a welfare benefit fund, as defined in Code Section 419(e), maintained by an Affiliate, or an individual medical account, as defined in Code
      Section 415(1)(2), maintained by an Affiliate, or a simplified employee pension, as defined in Code Section 408(k), maintained by an Affiliate, which provides an Annual Addition as defined in subsection (e)(i) hereof, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the maximum permissible amount or any other limitation contained in the Plan. If the Company Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount.

                   (ii) Prior to determining a Participant's actual Compensation for the Limitation Year, the Affiliates may determine the maximum permissible amount for the Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

                   (iii) As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

                   (iv) If pursuant to subsection (a)(iii) hereof or as a result of the allocation of Forfeitures, there is an excess amount, the excess will be disposed of as follows:

                         (A) A Participant's Annual Addition first shall be reduced by reducing his After Tax Contributions to the extent of any such excess, up to the total amount of After Tax Contributions made on behalf of such Participant, and the amount of the reduction (plus any investment earnings thereon) shall be returned to such Participant.

                         (B) The Participant's Annual Addition next shall be reduced by reducing Forfeitures allocated to his Account to the extent of any such excess up to the total amount of Forfeitures allocated to the Participant, and the amount of the reduction shall be reallocated to the Accounts of Active Participants who otherwise are eligible to receive allocations of Forfeitures and who are not affected by the Annual Addition limitations, in the same proportion as Forfeitures otherwise are allocated to such Accounts, disregarding the Compensation of those Active Participants whose Annual Addition equals or exceeds the limitations hereunder.

                         (C) If further reduction is necessary, the Profit Sharing, Matching and Supplemental Contributions allocated to the Participant's Account shall be reduced in the order listed in the amount of the remaining excess. All of the Profit Sharing Contributions allocated to such Participant shall be reallocated before his Matching and Supplemental Contributions are reduced, and all of his Matching Contributions shall be reallocated before his Supplemental Contributions are reduced. The amount of the reduction shall be reallocated to the Profit Sharing, Matching and Supplemental Accounts, respectively, of Active Participants who otherwise are eligible for allocations of such Contributions and who are not affected by such limitations, in the same proportion as Profit Sharing, Matching and Supplemental Contributions otherwise are allocated to such Accounts, disregarding the Compensation of those Active Participants whose Annual Addition equals or exceeds the limitations hereunder.

                         (D) If further reduction is necessary, the Before Tax Contributions allocated to the Participant's Before Tax Account shall be reduced to the extent of any such excess, up to the total amount of Before Tax Contributions made on behalf of such Participant, and the amount of the reduction (plus any earnings thereon) shall be returned to the Participant.

                         (E) If the reallocation to the Accounts of other Participants in the then current Limitation Year (as described in subsections (a)(iv)(C) and (D) hereof) is impossible without causing them or any of them to exceed the Annual Addition limitations described in this Section, the amount that cannot be reallocated without exceeding such limitations shall continue to be held in a suspense account and shall be applied to reduce permissible Contributions in each successive year until such amount is fully allocated; provided, so long as any suspense account is maintained pursuant to this Section: (1) no Contributions shall be made to the Plan which would be precluded by this Section; (2) investment gains and losses of the Trust Fund shall not be allocated to such suspense account; and (3) amounts in the suspense account shall be allocated in the same manner as Contributions as of the earliest Valuation Date possible, until such suspense account is exhausted.

             (b)   Other Master or Prototype Plan Participation.

                   (i) This Section applies if, in addition to the Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by an Affiliate, a welfare benefit fund maintained by an Affiliate, an individual medical account maintained by an Affiliate, or a simplified employee pension maintained by an Affiliate, that provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under the Plan for any such Limitation Year will not exceed the maximum permissible amount reduced by the Annual Additions credited to a Participant's Account under the other qualified master or prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified master or prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Affiliates are less than the maximum permissible amount and the Company Contribution that would otherwise be contributed or allocated to the Participant's Account under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the maximum permissible amount. If the Annual Additions with respect to the Participant under such other qualified master or prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Participant's Account under the Plan for the Limitation Year.

                   (ii) Prior to determining the Participant's actual Compensation for the Limitation Year, the Affiliates may determine the maximum permissible amount for a Participant in the manner described in subsection (a)(ii) hereof.

                   (iii) As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

                   (iv) If, pursuant to subsection (b)(iii) hereof or as a result of the allocation of Forfeitures, a Participant's Annual Additions under the Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

                   (v) If an excess amount was allocated to a Participant on an allocation date of the Plan which coincides with an allocation date of another plan, the excess amount attributed to the Plan will be the product of:

                         (A) the total excess amount allocated as of such date; times

                         (B) the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or Master defined contribution plans.

                   (vi) Any excess amount attributed to the Plan will be disposed in the manner described in subsection (a)(iv) hereof.

             (c) Other Non-Master or Non-Prototype Plan Participation. If the Participant is covered under another qualified defined contribution plan maintained by an Affiliate which is not a master or prototype plan, Annual Additions which may be credited to the Participant's Account under the Plan for any Limitation Year will be limited in accordance with subsections (b)(i) through (vi) hereof as though the other plan were a master or prototype plan, unless the Adopting Company provides other limitations in Section 7.2(a) of the Adoption Agreement.

             (d) Defined Benefit Plan. If an Affiliate maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in the Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under the Plan for any Limitation Year will be limited in accordance with Section 7.2(b) of the Adoption Agreement.

             (e)   Definitions.

                   (i) "Annual Additions" shall mean the sum of the following amounts credited to a Participant's Account for the Limitation Year:

                         (A)   Affiliate contributions;

                         (B)   employee contributions

                         (C)   Forfeitures;

                         (D) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2), which is part of a pension or annuity plan maintained by an Affiliate are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post- retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by an Affiliate are treated as Annual Additions to a defined contribution plan; and

                         (E)   allocations under a simplified employee pension.

                   For this purpose, any excess amount applied under subsections (a)(iv) or (b)(vi) in the Limitation Year to reduce Company Contributions will be considered Annual Additions for such Limitation Year.

                   (ii) "Compensation" shall mean Section 415 Compensation as defined in Section 2.25(b). For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Section,

      Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year.

                   Notwithstanding the preceding sentence, for purposes of this Section, Compensation for a Participant in a defined contribution plan who is Disabled (as defined in Code Section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming Disabled; such imputed Compensation for the Disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

                   (iii) "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Affiliate, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code Section Section 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code
      Section 415(b).

                   Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Affiliate which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

                   (iv) "Defined contribution dollar limitation" shall mean $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year.

                   (v) "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Affiliates for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Affiliate, and the Annual Additions attributable to all welfare benefit funds, individual medical accounts, and simplified employee pensions, maintained by the Affiliates), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Affiliates (regardless of whether a defined contribution plan was maintained by the Affiliates). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code Section Section 415(b) and
      (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                   If the Employee was a Participant as of the end of the day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Affiliates which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of the Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                   The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

                   (vi) "Excess amount" shall mean the excess of the Participant's Annual Additions for the Limitation Year over the maximum permissible amount.

                   (vii) "Highest average compensation" shall mean the average Compensation for the three consecutive Years of Service with the Affiliates that produces the highest average.

                   (viii)"Limitation Year" shall mean the Plan Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                   (ix) "Master or Prototype plan" shall mean a plan the form of which is the subject of a favorable opinion or notification letter from the Internal Revenue Service.

                   (x) "Maximum permissible amount" shall mean the maximum Annual Addition, that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year, which shall not exceed the lesser of:

                         (A)   the defined contribution dollar limitation, or

                         (B) 25 percent of the Participant's Compensation for the Limitation Year.

                   The Compensation limitation referred to in subsection (B) hereof shall not apply to any contribution for medical benefits within the meaning of Code Section 401(h) or Section 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or
      Section 419A(d)(2).

                   If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:


                 Number of months in the short limitation year
                 ---------------------------------------------
                                       12


                   (xi) "Projected Annual Benefit" shall mean the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                         (A) the Participant will continue employment until normal retirement age under the Plan (or current age, if later), and

                         (B) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

      7.8    Special Requirements for Plans Covering Owner-Employees.

             (a) Aggregation of Plans. If the Plan provides contributions or benefits for one or more owner-employees (as defined in subsection (e) hereof) who control both a Participating Company and one or more other trades or businesses, the Plan and the plan established for such other trades or businesses must, when looked at as a single plan, satisfy Code Section Section 401(a) and (d) for the Employees of the Participating Company and all such other trades or businesses.

             (b) Comparable Benefits. If the Plan provides contributions or benefits for one or more owner-employees who control one or more other trades or businesses, the employees of such trades or businesses must be included in a plan which satisfies Code Section Section 401(a) and (d) and which provides contributions and benefits not less favorable than provided for owner-employees under the Plan.

             (c) Controlled and Noncontrolled Businesses. If an individual is covered as an owner-employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trade or business which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

             (d) Definition of "Controlled". For purposes of this Section, an owner-employee, or two or more owner- employees, will be considered to control a trade or business if the owner-employee, or two or more owner-employees together:

                   (i) own the entire interest in an unincorporated trade or business, or

                   (ii) in the case of a partnership, own more than 50 percent or either the capital interest or the profits interest in the partnership.

For purposes of this subsection, an owner-employee, or two or more owner-employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such owner-employee, or such two or more owner-employees, are considered to control with the meaning of the preceding sentence.

             (e) Definition of "Owner-Employee". "Owner-employee" shall mean an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

      7.9    Distribution Requirements.

             (a)   Controlling Provisions.

                   (i) Subject to the joint and survivor annuity requirements in Article XI, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of the Plan. Unless otherwise specified, the provisions of this Section apply to calendar years beginning after December 31, 1984.

                   (ii) All distributions required under this Section shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

             (b) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

             (c) Limits on Distribution Periods. As of the first distribution calendar year, distribution, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                   (i)   the life of the Participant;

                   (ii)  the life of the Participant and a designated
      Beneficiary;

                   (iii) a period certain not extending beyond the life expectancy of the Participant, or

                   (iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

             (d) Determination of Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

                   (i)   If a Participant's benefit is to be distributed over
      (A) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (B) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                   (ii) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                   (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (A) the applicable life expectancy or (B) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection (d)(i) hereof as the relevant divisor without regard to Section 1.401(a)(9)-2 of the proposed regulations.

                   (iv) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                   (v) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code
      Section 401(a)(9) and the proposed regulations thereunder.

             (e)   Death Distribution Provisions.

                   (i) If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                   (ii) If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with subsection
      (A) or (B) below:

                         (A) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                         (B)   if the designated Beneficiary is the
             Participant's Surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                         If the Participant has not made an election pursuant
             to this subsection (e)(ii) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                   (iii) For purposes of subsection (e)(ii) above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of subsection (e)(ii), with the exception of paragraph (B) therein, shall be applied as if the Surviving Spouse were the Participant.

                   (iv) For the purposes of this subsection (e), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if subsection (e)(iii) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to subsection (e)(ii) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

             (f) Definitions. For purposes of this Section, the following terms shall have the specified meanings:

                   (i) "Applicable life expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                   (ii) "Designated beneficiary" shall mean the individual who is designated as the Beneficiary under the Plan in accordance with Code
      Section 401(a)(9) and the proposed regulations thereunder.

                   (iii) "Distribution calendar year" shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (e) hereof.

                   (iv) "Life expectancy" shall mean life expectancy and joint and last survivor expectancy as computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the regulations.

                   Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in subsection (e)(ii)(B) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                   (v)   "Participant's benefit" shall mean:

                         (A) The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any Contributions or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                         (B) For purposes of subsection (A) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                   (vi)  "Required beginning date" shall mean:

                         (A) The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                         (B) The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                               (1)    The required beginning date of a
                   Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.


                               (2)    The required beginning date of a
                   Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                      (i)   the calendar year in which the
                         Participant attains age 70 1/2, or

                                      (ii)  the earlier of the calendar year
                         with or within which ends the plan year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

                         The required beginning date of a Participant who is
             not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                         (C) A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2or any subsequent Plan Year.

                         (D) Once distributions have begun to a 5-percent owner under this subsection, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

             (g)   Transitional Rule.

                   (i) Notwithstanding the other requirements of this Section and subject to the joint and survivor annuity requirements of Article XI, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                         (A) The distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

                         (B) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                         (C) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                         (D) The Employee had accrued a benefit under the Plan as of December 31, 1983.

                         (E) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

                   (ii) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                   (iii) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method if distribution was specified in writing and the distribution satisfies the requirements in subsections (g)(i)(A) and
      (E) hereof.

                   (iv) If a designation is revoked any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the proposed regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

      7.10   Construction of Limitations and Requirements.

             The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Adopting Company does not desire or intend, and the terms of this Article shall not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan shall be interpreted and operated in a manner which imposes the least restrictions on the Plan. For example, if use of a more liberal definition of "Compensation" or a more liberal multiple use test is permissible at any time under the law, then the more liberal provisions may be applied as if such provisions were included in the Plan.

                                ARTICLE VIII

                           INVESTMENT OF ACCOUNTS


      8.1    Establishment of Trust Fund; Investment of Assets.

             All Contributions shall be paid over (i) to the Master Trustee to be held in the Master Trust Fund and invested in accordance with the terms of the Plan and the Master Trust Agreement and/or (ii) if the Administrative Committee elects in Section 8.2 of the Adoption Agreement to permit investment of the Plan in Company Stock, to the Company Stock Trustee and invested in accordance with the terms of the Plan and the Company Stock Trust Agreement. The Administrative Committee shall determine, in its sole discretion, the amount of Contributions to be paid to the Master Trustee and the Company Stock Trustee, and each Trustee shall rely on the Administrative Committee's determination. Unless the Adopting Company elects in Section 8.1 of the Adoption Agreement to permit Participants and Beneficiaries to direct the investment of their respective Accounts pursuant to Section 8.3, the Administrative Committee, in its sole discretion, shall direct the Master Trustee to invest the assets of the Master Trust Fund among the Investment Funds. The Company Stock Trustee, in its sole discretion, shall direct the investment of the assets of the Company Stock Trust Fund in Company Stock.

      8.2    Investment Funds.

             (a) Named Investment Funds. In accordance with the terms of the Plan, the Master Trustee shall establish such Named Investment Funds, for the investment of assets of the Master Trust Fund, which may include a fixed income fund and an equity fund.

             (b) Other Investment Funds. The Master Trustee also may establish other Investment Funds, in addition to or in lieu of the fixed income fund or equity funds, or which may consist of a blend of such funds. Such other Investment Funds shall be established without necessity of amendment to the Plan or the Master Trust and shall have the investment objectives established by the Master Trustee. Such other Investment Funds also may be established and maintained for any limited purpose(s) the Master Trustee may establish (for example, for the investment of certain specified Transfer Accounts).

             (c) Reinvestment of Cash Earnings. Any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to pay Plan or Trust expenses) or the Company Stock Trust Fund (in excess of the amounts necessary to pay Plan or Company Stock Trust expenses) shall be reinvested in such Investment Fund or Company Stock Trust Fund.

      8.3    Participant Direction of Investments.

             If elected by the Adopting Company in Section 8.1 of the Adoption Agreement, each Participant or Beneficiary generally may direct the Master Trustee and/or the Company Stock Trustee (if elected by the Adopting Company in
Section 8.2 of the Adoption Agreement) in the manner in which his Accounts shall be invested in and among the Investment Funds or the Company Stock Trust Fund; provided, such investment directions shall be made in accordance with the following terms and the terms of Section 8.5:

             (a) Investment of Contributions. Except as otherwise provided in this Section, each Participant may elect, on a form provided by the Administrative Committee, the percentage of future Contributions made on his behalf that will be invested in each Investment Fund or, if applicable, the Company Stock Trust Fund. An initial election of a Participant shall be made as of the date the Participant commences or recommences participation in the Plan (or, if earlier, the date as of which a Rollover or Transfer Contribution shall be made) and shall apply to all Contributions attributable to payroll periods ending after, and to all Rollover and Transfer Contributions made after, such date. Such Participant may make subsequent elections at such frequency and as of such effective dates as the Administrative

Committee shall establish. Such elections shall apply to all Contributions attributable to payroll periods ending after, and to all Rollover and Transfer Contributions made after the first business day after the Valuation Date immediately following such election. Any election made pursuant to this subsection with respect to future Contributions shall remain effective until changed by such Participant. In the event a Participant fails to make an investment election or a Participant's investment election form is incomplete or insufficient in some manner, future Contributions made on behalf of such Participant shall be allocated among the Investment Funds in such proportions as the Administrative Committee, in its sole discretion, shall determine.

             (b) Investment of Existing Account Balances. Except as otherwise provided in this Section, each Participant or Beneficiary may elect, on a form provided by the Administrative Committee, the percentage of his existing Accounts that will be invested in each Investment Fund or, if
applicable, the Company Stock Trust Fund.   Such Participant or Beneficiary may
make such elections at such frequency and as of such effective dates as the Administrative Committee shall establish. Each such election shall apply to such Participant's or Beneficiary's Account as of the first business day after the Valuation Date immediately following such election and shall remain in effect until changed by such Participant or Beneficiary. In the event a Participant fails to make an election for his existing Accounts pursuant to the terms of this subsection (b) which is separate from his election made for his Contributions pursuant to the terms of subsection (a) hereof or if a Participant's investment election form is incomplete or insufficient in some manner, the Participant's existing Accounts will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his Accounts.

             (c) Conditions Applicable to Elections. Allocations of investments in the various Investment Funds, and Company Stock Trust Fund, as described in subsections (a) and (b) hereof, shall be made in the increments established by the Investment Manager or Trustee maintaining such fund, as directed by the Participant or Beneficiary. The Administrative Committee shall have complete discretion to adopt and revise procedures to be followed in making such investment elections, provided that such procedures are consistent with the requirements imposed by the Investment Manager or Trustee with respect to any Investment Fund. Such procedures may include, but are not limited to, the format of the election forms, the deadline for filing elections and the effective date of such elections; provided, elections must be permitted at least once every 6 months. Any procedures adopted by the Administrative Committee that are inconsistent with the provisions of this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

             (d) Investment of Certain Stock Dividends and Other Assets. The Trust may receive assets other than fixed income contracts or cash. In its discretion, the Master Trustee may liquidate such assets and reinvest the proceeds therefrom in the fixed income fund. After such proceeds are invested in the fixed income fund, a Participant or Beneficiary may change the investment thereof in such manner and at such times permitted pursuant to the terms of Section 8.3(b).

             (e) Investments with Distributions Made in Annuity or Installment Payments. Pursuant to the terms of Section 10.3 or Section 11.3, if a Participant or Beneficiary elects for his Account balance to be distributed in the form of annuity or installment payments, the full amount in his Account may be converted into cash and shall either be (A) invested in, and remain invested in, the Trust Fund, or (B) used to purchase an annuity to provide benefits in the form elected by such Participant or Beneficiary.

             (f) Failure to Elect. If any Participant or Beneficiary fails or chooses not to direct the investment of all or any portion of his Accounts, the Administrative Committee shall determine the amount of such Accounts that shall be invested in the Company Stock Trust Fund, if applicable, and the amount that shall be invested in the Master Trust Fund. Further, the Administrative Committee shall determine, in its sole discretion, the allocation of such amounts paid to the Master Trust Fund among the Investment Funds.

             (g) Fiduciary Responsibilities of Trustee. To the extent and with respect to the amounts for which Participants or Beneficiaries have directed the investment of their Accounts, the Trustee shall be relieved of its fiduciary responsibilities as provided in Section 404 of ERISA.

      8.4    Valuations.

             (a) General. The Trust Fund shall be valued by the Trustee at fair market value as of the close of business on each Valuation Date. A similar valuation of the Trust Fund may occur at any other time upon direction of the Administrative Committee. For all purposes under the Plan for which the value of Company Stock must be determined, the value of such stock shall be determined exclusively by the Company Stock Trustee and shall be its fair market value. In the case of a transaction between the Plan and a disqualified person [within the meaning of Code Section 4975(e)(2),], the value shall be determined as of the date of the transaction; for all other purposes, the value shall be determined as of the most recent Valuation Date. Determinations of value shall be made in good faith, based on relevant factors for determining the fair market value of securities and in accordance with the requirements of ERISA Section 3(18) (relating to adequate consideration).

             (b) Share Accounting. For accounting and reporting purposes, the Company Stock Fund and, as permitted by the Master Trustee, any other Investment Funds for which share accounting is available, shall be accounted for in terms of whole and fractional shares of stock or other measures of Investment Funds ownership interests, as applicable, as well as in terms of the fair market value of such stock or ownership interests.

      8.5    Investment in Company Stock.

             (a) General. If elected by the Adopting Company in Section 8.2 of the Adoption Agreement, the assets of a Plan may be invested in Company Stock; provided, if the Company Stock of an Adopting Company is not Publicly Traded, the Before Tax, After Tax, Rollover and, to the extent they include Contributions of a Participant, Transfer Accounts, of a Participant may not be invested in the Company Stock Trust Fund.

             (b) Purchase of Shares. The Company Stock Trustee shall purchase whole shares of Company Stock on each Valuation Date (and only on a Valuation Date) for which cash amounts are received by or held in the Company Stock Trust Fund. The Company Stock Trustee shall make such purchases in compliance with all applicable securities laws and may purchase Company Stock
(i) in the open market (if any), (ii) in privately negotiated transactions with holders of Company Stock and/or the Participating Company, and/or (iii) through the exercise of stock rights, warrants or options. Alternatively, the Company Stock Trustee may acquire the requisite number of shares of Company Stock from shares already acquired for other Participants' Accounts and made available pursuant to the procedure described in subsection (c)(ii) hereof. The Company Stock Trustee shall make all purchases of Company Stock at a price or prices which, in the judgment of the Company Stock Trustee, do not exceed the fair market value of such Company Stock as of the date of the purchase; with respect to Company Stock purchased on the open market, the total cost to Participants
will include acquisition costs.   To the extent the Company Stock Trustee deems
it prudent, cash held by the Company Stock Trustee for investment in Company Stock may be paid over to and invested by the Master Trustee pending the next Valuation Date. In such event, the Master Trustee shall transfer all such amounts (as adjusted for earnings and losses) to the Company Stock Trustee at such time as agreed to by the Trustees.

             (c) Liquidation of Shares. To the extent that any shares of Company Stock held in the Company Stock Trust Fund are to be liquidated for purposes of investing in one or more of the other Investment Funds, making distributions and/or otherwise, the Company Stock Trustee, in a manner consistent with the terms of subsection (b) hereof, shall either (i) sell, at fair market value, the appropriate number of shares of Company Stock to effect such election, or (ii) retain such shares for credit to other Participants' Accounts; any shares of Company Stock so retained shall be deemed to have been sold at fair market value on the Valuation Date as of which the election to sell is to be effective.

             (d) Warrants, Options. In the event any rights, warrants or options are issued on Company Stock, the Company Stock Trustee may exercise them for the acquisition of additional Company Stock, respectively, to the extent that cash is then available and allocable in the Company Stock Trust Fund, to the Accounts of the Participant or Beneficiary with respect to whose
Company Stock said rights, warrants or options are issued.   Any Company

Stock acquired in this fashion will be treated as Company Stock bought by the Company Stock Trustee for the net price paid. Any rights, warrants or options on Company Stock which cannot be exercised for lack of available cash or which the Company Stock Trustee decides not to exercise may be sold by the Company Stock Trustee (provided the sale thereof is reasonably practicable), and the proceeds of such a sale shall be treated as a current cash dividend received on Company Stock.

      8.6    Voting and Tender Offer Rights With Respect to Company Stock.

             (a) Voting Rights. To the extent and in the manner provided in the Company Stock Trust Agreement, the Company Stock Trustee shall vote shares of Company Stock held in the Company Stock Trust Fund in accordance with proper directions of the Administrative Committee.

             (b) Tender Offer Rights. The Company Stock Trustee shall tender shares of Company Stock pursuant to the terms of the Company Stock Trust Agreement and in accordance with proper directions of the Administrative Committee.

      8.7 Voting and Tender Offer Rights With Respect to Investment Funds Other Than the Company Stock Fund.

             Except to the extent and in the manner permitted by the Trust and/or any documents establishing or controlling any of the Investment Funds other than the Company Stock Fund, Participants and Beneficiaries shall not be given the opportunity to vote and tender their interests in each such Investment Fund. Such interests shall be voted and/or tendered by the investment manager or the fiduciary that controls such Investment Fund, as may be provided in the controlling documents.

      8.8    Investments in Life Insurance.

             If life insurance policies are transferred from another qualified plan to the Trust, the Trustee shall be authorized to continue to invest assets of the Plan in such whole or term life insurance policies, subject to the limitations under the Code and corresponding Treasury regulations, until such time as the Trustee deems it prudent to liquidate such policies.

      8.9    Single Plan.

             The assets of the Plan of an Adopting Company shall consist of the sum of the Plan's allocable share of the Master Trust Fund and the assets held in the Company Stock Fund, and it is intended that such interests, collectively, shall constitute a single plan within the meaning of Code Section
414. Notwithstanding the foregoing, the Master Trust and the Company Stock Trust shall be separate trusts and the assets of one may not be commingled with the assets of the other.

      8.10   Investments in Bank Deposits.

             If in the discretion of the Master Trustee it is in the best interests of the Plan Participants and Beneficiaries to do so, the assets of the Master Trust Fund may be invested in deposits bearing a reasonable rate of interest in a bank or similar financial institution which is also a Participating Company or an Affiliate of the Participating Company; provided, any such investment shall be specifically directed by the Master Trustee in a written authorization naming the bank or similar financial institution. In no event shall an individual trustee who is a member of the Master Trustee participate directly or indirectly in the decision to make such an investment if the individual trustee has any interest in the bank or similar financial institution which may affect the trustee's best judgment.

                                 ARTICLE IX

                             VESTING IN ACCOUNTS


      9.1    General Vesting Rule.

             (a) General Rules. All Participants shall at all times be fully vested in their Before Tax, After Tax, Supplemental, Rollover, Transfer, and Voluntary Accounts. Except as provided in Section Section 9.2 and 9.4, the Matching and Profit Sharing Accounts of a Participant shall vest in accordance with the vesting schedule elected by the Adopting Company pursuant to Section
9.1 of the Adoption Agreement. The vested percentage of a Participant's Account shall be based on the total of his Years of Vesting Service.

             (b) Exclusions. Notwithstanding any other provisions of this Article, if a Participant who was a Participant in a Prior Plan does not complete at least one Hour of Service on or after the Effective Date, the vested portion of such Participant's Account shall be determined in accordance with the terms of the Prior Plan as in effect prior to the Effective Date.

      9.2    Vesting Upon Attainment of Normal Retirement Age, Death or
Disability.

             Notwithstanding Section 9.1, a Participant's Matching and Profit Sharing Accounts shall become 100 percent vested and nonforfeitable upon the occurrence of any of the following events:

             (a) Normal Retirement Age. The Participant's attainment of Normal Retirement Age while still employed as an employee of any Affiliate;

             (b) Death. The Participant's death while still employed as an employee of any Affiliate; or

             (c) Disability. The Participant's becoming Disabled while still employed as an employee of any Affiliate.

      9.3    Timing of Forfeitures and Vesting after Restoration Contributions.

             If a Participant who is not yet 100 percent vested in his Account separates from service with all Affiliates, the nonvested amounts in his Matching and Profit Sharing Accounts shall be removed from such Accounts and allocated in accordance with the terms of the Plan for the Plan Year during which such separation occurs; provided, if a Participant has no vested interest in his Accounts at the time he separates from service, he shall be deemed to have received a cash-out distribution at the time he separates from service and the forfeiture provisions of this Section shall apply. (A Participant's vested Account balance shall not include accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.) If such a Participant does not resume employment with an Affiliate before he has incurred 5 or more consecutive Breaks in Service, the nonvested portion of his Account shall be forfeited and may not be restored.
If such a Participant resumes employment with an Affiliate before he has incurred 5 consecutive Breaks in Service, the nonvested amount shall be restored as follows:

             (a) Reemployment And Vesting After Cash-Out Distribution. If by the date of reemployment such a Participant has received a distribution of the entire vested interest in his Account not later than the close of the second Plan Year following the Plan Year in which his separation from service with all Affiliates occurred, the provisions of Section 4.9(a) shall be applicable (regarding repayment by such a Participant as a condition for restoration of the nonvested amount). The rehired individual immediately shall be credited on the vesting schedule set forth in Section 9.1 of the Adoption Agreement with all previously earned Years of Vesting Service; or shall be credited with previously earned Years of Vesting Service upon repayment of the previous distribution, if such repayment is required.

             (b) Reemployment and Vesting Before Any Distribution. If by the date of reemployment such a Participant has not received any distributions of his vested interest in his Account, or if he has no vested interest in his Account and is deemed to have received a cash-out distribution pursuant to this Section, the nonvested amount of his Matching and Profit Sharing Accounts shall be restored pursuant to the terms of Section 4.9(b) and shall be credited to his Matching and Profit Sharing Accounts, respectively. The Participant's Account then shall be subject to all of the vesting rules in this Article IX as if no Forfeitures or restrictions had occurred.

             (c) Reemployment And Vesting After Other Distribution or Prior to Distribution. If by the date of reemployment such a Participant (i) has received a distribution of a portion but not all of the vested portion of his Account, or (ii) has received a distribution of the entire vested interest in his Account later than the close of the second Plan Year following the Plan Year in which separation from service with all Affiliates occurred, then, notwithstanding the general rules set forth in Section 9.1, the nonvested amount of his Account shall be restored pursuant to the terms of Section 4.9(b), and the total amount of his undistributed Matching and Profit Sharing Accounts (including the restored amount) shall be credited to his Matching and Profit Sharing Accounts, respectively. The vested interest of such Participant in such Matching and Profit Sharing Accounts prior to the date such Participant
(i) again separates from service with all Affiliates, (ii) incurs 5 consecutive 1-year Breaks in Service (such that the nonvested portion of his Matching and Profit Sharing Accounts are forfeited), or (iii) becomes 100 percent vested pursuant to the terms of Section 9.1 or Section 9.2 hereof (whichever is earliest), shall be determined pursuant to the following formula:

                       X = P (AB + [R x D]) - (R x D),

where X is the vested interest at the relevant time (that is, the time at which the vested percentage in such Matching or Profit Sharing Accounts cannot increase); P is the vested percentage at the relevant time; AB is the balance of his Matching or Profit Sharing Account at the relevant time; D is the amount of the distribution; and R is the ratio of his Matching or Profit Sharing Account balances at the relevant time to such Account balance immediately after the distribution.

      9.4    Amendment to Vesting Schedule.

             Notwithstanding anything herein to the contrary, in no event shall the terms of the Plan or any amendment to the Plan reduce the vested percentage that any Participant has earned under the Plan. In the event that the Plan provides for Participants to vest in their Accounts at a rate which is faster than that provided under any amendment hereto (or in the event any other change is made that directly has an adverse effect on Participants' vested percentage), any Participant who has 3 or more years of vesting service [calculated in a manner consistent with Treasury Regulation Section 1.411(a)-8T (or any successor section)] may elect to have his vested percentage calculated under the schedule in the Plan before any such change, and the Administrative Committee shall give each such Participant notice of his rights to make such an election. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of: (1) 60 days after the amendment is adopted; (2) 60 days after the amendment becomes effective; or (3) 60 days after the Participant is issued written notice of the amendment by a Participating Company or Administrative Committee.

                                 ARTICLE IV

               PAYMENT OF BENEFITS WITHOUT ANNUITY PROVISIONS


This Article shall apply only if elected by the Adopting Company pursuant to
10.1 of the Adoption Agreement. (Article X and Article XI are mutually exclusive; only one can be elected in the Adoption Agreement, and only one can apply; provided, notwithstanding that the Adopting Company elects this Article X, if the Plan is a transfer plan with respect to any accounts that provide for a life annuity form of distribution, such that the exception to the requirements of Code 401(a)(11) [set forth in Code 401(a)(11)(B)(iii)] is not applicable, the distribution provisions of Article XI shall apply but only to the extent required under Code 411(d)(6) and Code 401(a)(11), with respect to such Transfer Accounts.

      10.1 Benefit Payments Upon Separation From Service For Reasons Other Than Death.

             (a) General Rule Concerning Benefits Payable. Subject to the requirements of Section 7.9, and in accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d) hereof, if a Participant separates from service with all Affiliates for any reason other than death, or if a Participant becomes Disabled but remains an employee of an Affiliate, he (or his Beneficiary, if he dies after such separation from service) shall be entitled to receive or begin receiving a distribution of the total of (i) the entire vested amount credited to his Account, determined as of the Valuation Date coincident with or immediately preceding the date payment of such distribution is to be made or commenced (or, if daily Valuation Dates are elected in Section 2.1(d) of the Adoption Agreement, the Valuation Date on which such distribution is processed), plus
(ii) the vested amount of any Contributions made on his behalf since such Valuation Date. For purposes of this subsection, the "date payment of such distribution is to be made or commenced" refers to the date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in the valuation, administrative or any other procedure.

             (b)   Timing of Distribution.

                   (1)   Except as provided in subsections (b)(2), (b)(3) and
      (d) hereof, benefits payable to a Participant under this Section shall be distributed, or shall commence to be distributed, as soon as administratively feasible after such Participant becomes Disabled or separates from service with all Affiliates for any reason other than death.

                   (2) Notwithstanding the foregoing, in the event that (A) the value of the vested amount of the Participant's Account exceeds (or at anytime prior to distribution exceeded) $3,500 and (B) the benefit distribution (or commencement) date described in subsection (b)(1) hereof occurs or is to occur prior to the Participant's Normal Retirement Age, benefits shall not be distributed (or commence to be distributed) to such Participant at the time set forth in subsection (b)(1) hereof without the Participant's written consent, on a form provided by the Administrative Committee; provided, failure to consent shall be deemed an election to defer; and provided further, no consent shall be required to make a distribution required to satisfy Code Section 401(a)(9) or Section 415. Prior to accepting such written consent, the Administrative Committee shall provide to the Participant, no less than 30 days and no more than 90 days prior to the benefit distribution date described in subsection
      (b)(1) hereof, a notice to such Participant describing the features and forms of payment available and the Participant's right to defer receipt of his distribution. With the Participant's written consent, the distribution may commence less than 30 days after such notice is given; provided, the Administrative Committee informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider to elect a distribution (or a form of distribution, if applicable) and the Participant affirmatively elects to receive a distribution after receiving the notice. If the Participant does not consent, in writing, to the distribution (or commencement of his distribution) of his benefit at such time, his vested benefit shall be distributed (or commence to be distributed) as soon as practicable after he files a written election with the

      Administrative Committee requesting such payment. If a Participant fails to file a written election specifying the time of payment, then, unless the Participant elects to further defer distribution of his benefit and the Participant makes such an election in writing, his vested benefit shall be distributed (or commence to be distributed) as soon as administratively feasible after the end of the Plan Year in which he attains Normal Retirement Age, but in no event later than the 60th day after the end of such Plan Year; provided, if the amount of payment required to be made on such date cannot be ascertained by such date, payment shall be made (or commence) no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.

                   (3) Notwithstanding anything in the Plan to the contrary, in no event shall payment of a Participant's benefit commence (or be made), retroactive to such date, later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or
      (iii) the date he actually separates from service with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to commence (or be made) hereunder, payment shall commence (or be made) no later than 60 days after the earliest date on which such payment can be ascertained under the Plan; and provided, further, the Participant's benefit payments shall commence (or be made) no later than the April 1 following the calendar year in which the Participant attains age 70 1/2 without regard to whether he has actually ceased employment as an employee of all Affiliates prior to such date. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 (relating to incidental benefit limitations) and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service; and the terms of the Plan reflecting the requirements of Code Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements.

             (c) Restrictions on Distributions from Before Tax and Supplemental Accounts. Notwithstanding anything in the Plan to the contrary,
(i) amounts in a Participant's Before Tax and Supplemental Accounts, and (ii) amounts in a Participant's Transfer Accounts credited with before tax contributions, matching and company contributions used to satisfy the Code
Section 401(k) actual deferral percentage test and company contributions used to satisfy the Code Section 401(m) average contribution percentage test, shall not be distributable to such Participant earlier than the earliest of the following to occur:

                   (1) The Participant's death, Disability or separation from service with all Affiliates;

                   (2) The termination of the Plan without the establishment or maintenance of a successor defined contribution plan [other than an employee stock ownership plan as defined in Code Section 4975(e)] at the time the Plan is terminated or within the period ending 12 months after the final distribution of all assets in all Before Tax, Supplemental and Transfer Accounts described above in this subsection (c); provided, if fewer than 2 percent of the Employees who are or were eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of termination, such other plan shall not be a successor plan;

                   (3) The date of disposition by the Participating Company employing such Participant of substantially all of its assets [within the meaning of Code Section 409(d)(2)] that were used by such Participating Company in a trade or business; provided, such Participant continues employment with the corporation acquiring such assets. The sale of 85 percent of the assets used in a trade or business will be deemed a sale of "substantially all" of the assets used in such trade or business;

                   (4) The date of disposition by the Participating Company employing such Participant of its interest in a subsidiary [within the meaning of Code Section 409(d)(3)]; provided, such Participant continues employment with such subsidiary;

                   (5)   The attainment by such Participant of age 59 1/2; or

                   (6) The Participant's incurrence of a financial hardship as described in Section 10.6;

      provided, for an event described in subsections (c)(2), (c)(3) or (c)(4) hereof to constitute events permitting a distribution from the Before Tax and Supplemental Accounts (or the affected Transfer Accounts), such distribution must be made on account of such event in the form of a lump sum distribution, as defined in Code Section 402(d)(4) (without regard to clauses (i), (ii), (iii) and (iv) of subparagraph (A), or subparagraphs
      (B) and (F) thereof); and provided, further, for the events described in subsections (c)(3) or (c)(4) hereof to constitute events permitting such a distribution, the Participating Company must maintain the Plan after the disposition.

             (d) Discontinuance Upon Reemployment or Termination of Disability. If a Participant becomes eligible to receive or begins receiving benefit payments in accordance with the terms of this Article X and subsequently is reemployed by an Affiliate (or ceases to be Disabled, as applicable) prior to the time his Account has been distributed in full, all distributions to such Participant shall be delayed or cease until such Participant again becomes eligible to receive distributions from the Plan pursuant to the terms of this or any other section of the Plan.
Notwithstanding the foregoing, if a Participant's benefit payments have commenced in the form of installment payments for which an annuity contract has been purchased, payments under such annuity contract shall not cease but shall continue during the period of his reemployment.

      10.2   Death Benefits.

             (a) Prior to Benefit Commencement Date. Subject to the requirements of Section 7.9, if a Participant dies before payment of his benefits from the Plan is made or commenced, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee in accordance with the terms of Section 10.4 shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant's Account, determined as of the Valuation Date coincident with or immediately preceding the date payment of such distribution is to be made or commenced (or, if daily Valuation Dates are elected in Section 2.1(d) of the Adoption Agreement, the Valuation Date on which such distribution is processed), plus (ii) any Contributions made on such Participant's behalf since such Valuation Date. For purposes of this subsection, the "date payment of such distribution is to be made or commenced" refers to the date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in the valuation, administrative or any other procedure. Benefits shall be distributed, or shall commence to be distributed, to such Beneficiary or Beneficiaries within 90 days after the date of the Participant's death (or, if later, after timing restrictions and requirements under the Code are satisfied). As required by Code Section 401(a)(9), in no event shall any such distribution be made later than 5 years after the date of his death. The Administrative Committee may direct the Trustee to distribute a Participant's Account to a Beneficiary without the written consent of such Beneficiary.

             (b) After Benefit Commencement Date. If a Participant dies after payment of his vested benefits from the Plan has begun but before his entire vested benefit is distributed, the remainder of his benefits shall be paid to his Beneficiary pursuant to a method selected by the Beneficiary in accordance with the terms of Section 10.3.

      10.3   Form of Distribution.

             (a) Single Sum Payment. Unless subsection (b) hereof applies, the payment of any distribution from the Plan to a Participant or Beneficiary shall be in the form of a single sum payment.

             (b) Optional Methods of Payment. If the Adopting Company elects in Section 10.2 of the Adoption Agreement to allow the Participant or his Beneficiary to elect optional forms of distribution, the method pursuant to which a Participant's or Beneficiary's benefits under the Plan shall be distributed shall be determined as follows:

                   (1)   Except as provided in subsection (b)(2) and subsection
      (b)(3) hereof, the payment of any distribution to a Participant or his Beneficiary from the Plan shall be in the form selected by the Participant or his Beneficiary, by written notice delivered to the Administrative Committee, all in accordance with the terms of this subsection (b)(1) and subsections (b)(4) - (b)(8) hereof. The Participant or Beneficiary may choose one of the following methods of payment:

                         a)    A single-sum payment,

                         b)    Periodic installments (either monthly,
                               quarterly, semiannually or annually) for a period not to exceed the period provided in subsection (4) hereof; provided, no periodic payment arrangement shall result in payments of less than $50.00 per period. The amount distributed in each year shall be determined by dividing the vested amount of the Participant's' Account balance as of the preceding valuation date by the number of distributions remaining; or

                         c) Periodic equal installments (either monthly, quarterly, semiannually or annually, but not less than $50 per period) payable until the vested amount of the Participant's Account Balance is completely distributed. The annual amount of each installment payment shall not be less than 10 percent of the vested amount of the Participant's Account balance as of the date of distribution, and no installment arrangement may provide for payments extending beyond the period provided in subsection (4) hereof.

                   (2) If the total vested amount of a Participant's Account balance is less than or equal to $3,500 at the time and at any time before the distribution of such Account commences, payment of the vested amount of such Account shall be made in the form of a single sum payment, without the consent of the Participant or Beneficiary.

                   (3) If a Participant designates more than one Beneficiary to receive payment of his benefit upon his death, the Participant [and his Beneficiaries] shall be deemed to have selected a single sum payment as the form of benefit distribution.

                   (4) If a Participant selects payment in the form of installments over a term certain, the maximum length thereof shall be the joint life expectancy of such Participant and his designated Beneficiary. The initial value of the obligation for the installment payments shall be equal to the vested amount of the Participant's Account balance on the day payments are scheduled to commence. Notwithstanding anything herein to the contrary, distributions from the Plan must satisfy the requirements of Code Section 401(a)(9)(G). This means that (i) for calendar years beginning before January 1, 1989, the present value of the installment payments to be made to such Participant (in the event of his retirement or Disability) must exceed 50 percent of the present value of the total payments to be made to such Participant and his Beneficiary; and, (ii) for calendar years beginning after December 31, 1988, the incidental benefit rules as described in Treasury Regulation Section 1.401(a)(9)-2 shall be satisfied.

                   (5) If a Participant dies before payment of his benefits from the Plan is made or commenced and his Beneficiary elects payment in the form of installments over a term certain and the Beneficiary is an individual, the maximum length of the term certain shall be the life expectancy of such Beneficiary, and if the Beneficiary is not an individual (for example, an estate or trust), the maximum length of the term certain shall be 5 years.

                   (6) If a Participant dies after payment of his benefits from the Plan has begun but before his entire benefit has been distributed, his Beneficiary may elect to receive the remainder of the deceased Participant's Account in the form of a single sum payment or to continue to receive the same installment payments which would have been paid to the deceased Participant if he had survived.

                   (7) If a Beneficiary who has begun receiving installment payments pursuant to the terms of this subsection dies prior to the full payment thereof, the remaining vested amount of the Account balance shall be distributed to the designated beneficiary of such Beneficiary or, if no such beneficiary has been designated or survives, to the estate of such Beneficiary.

                   (8) If a distribution is to be made to a Participant and/or his Spouse Beneficiary in the form of installments payable over the life expectancy or joint life expectancy of such persons, the life expectancy or joint life expectancy, as applicable, of such persons shall be calculated at the time distributions commence and shall not thereafter be recalculated, unless the Participant makes an irrevocable election prior to the time his benefit payments are scheduled to begin, to have the life expectancy or joint life expectancy, as applicable, recalculated annually.

             (c) Assets Distributed. Any distribution to a Participant or his Beneficiary or Beneficiaries shall be made in the form of cash.

             (d) Effect of Outstanding Loans. If an amount becomes payable to a Participant (or his Beneficiary) pursuant to either Section 10.1 or
Section 10.2 at a time when such Participant has an outstanding loan from the Plan, the terms of Section 10.9(h) shall apply.

             (e) Direct Rollover Distributions. If (i) a Participant, (ii) his Spouse who is his Beneficiary, or (iii) his Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), who is the recipient of any Eligible Rollover Distribution, elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, such transfer shall be made only to the extent that the Eligible Rollover Distribution would be included in gross income if not so transferred [determined without regard to Code Section 402(c) and Section 403(a)(4)].

             (f) Payment of Amounts Invested in Company Stock Trust Fund. In the event of a distribution to a Participant whose Accounts are invested in the Company Stock Trust Fund, the Company Stock Trustee shall liquidate the shares of Company Stock allocated to such Accounts and shall transfer cash representing the value of such shares to the Master Trust Fund, and the Master Trustee shall pay such amounts to such Participant, Joint Annuitant or Beneficiary together with other distributions from the Master Trust Fund.

      10.4   Beneficiary Designation.

             (a) General. Participants shall designate and from time to time may redesignate their Beneficiary or Beneficiaries in such form and manner as the Administrative Committee may determine. A Participant shall be deemed to have named his Spouse, if any, as his sole Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant's death benefit to a Beneficiary other than or in addition to the Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. Notwithstanding the foregoing, a married Participant may designate a nonspouse Beneficiary without a Qualified Spousal Waiver if the Participant establishes to the satisfaction of the Administrative Committee that a Qualified Spousal Waiver may not be obtained because his Spouse cannot be located or such other permissible circumstances exist as the Secretary of the Treasury may prescribe by regulation. If any Participant dies prior to receiving his benefits under the Plan, his Account shall be changed to the name of such deceased Participant's named or deemed Beneficiary or Beneficiaries.

             (b) No Designation or Designee Dead or Missing. In the event that:

                   (1)   a Participant dies without designating a Beneficiary;

                   (2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

                   (3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year from the date benefits are to commence to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's Surviving Spouse, if any, and if not, then the estate of the Participant.

      10.5   Qualified Domestic Relations Orders.

             In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order ("QDRO") [see Section 16.1(b)], the Plan shall pay such benefit to the prescribed alternate payee(s) at such time and in such form, as shall be described in the QDRO and permitted under Section 16.1(b). If the QDRO requires immediate payment, the specified benefit shall be paid to the alternate payee as soon as practicable following the end of the month within which the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the QDRO, the amount of the payment to an alternate payee shall include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant's Account is partially paid or payable to an alternate payee, the Participant's remaining portion of his Account shall be reduced accordingly and shall be subject to the distribution provisions in this Article X.

      10.6   Hardship Withdrawals.

             (a) Parameters of Hardship Withdrawals. If elected by the Adopting Company pursuant to Section 10.3 of the Adoption Agreement, a Participant may make a withdrawal from his vested Account [other than (i) his Supplemental Account or Transfer Accounts described in Section 10.1(c), and
(ii) any investment earnings attributable to Before Tax Contributions and earned after December 31, 1988] on account of hardship. For purposes of this subsection, a withdrawal will be on account of "hardship" if it is necessary to satisfy an immediate and heavy financial need of the Participant. A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The Administrative Committee shall make its determination, as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need, on the basis of all relevant facts and circumstances. The Administrative Committee shall also establish the minimum amount that may be withdrawn.

             (b) Immediate and Heavy Financial Need. For purposes of the Plan, an immediate and heavy financial need exists if the withdrawal is on account of (i) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his Spouse or dependents, or necessary to obtain such medical care for such persons, (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant, (iii) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse or dependents, or (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

             (c) Necessary to Satisfy a Financial Need. A withdrawal will be considered as necessary to satisfy an immediate and heavy financial need of a Participant only if (i) the Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans under all plans maintained by the Participating Company and its Affiliates; (ii) all plans maintained by the Participating Company and its Affiliates provide that the Participant's Before Tax and After Tax Contributions will be suspended for a 12-month period, beginning with the month following the month of receipt of the hardship withdrawal; (iii) the withdrawal is not in excess of the amount of the Participant's immediate and heavy financial need; and (iv) all plans maintained by the Participating Company and its Affiliates provide that the employee may not make Before Tax Contributions for his taxable year immediately following the taxable year of the hardship withdrawal in excess of the Maximum Deferral Amount for such taxable year less the amount of his Before Tax Contributions for the taxable year of the hardship withdrawal. The amount of an immediate and heavy financial need may include amounts necessary for the Participant to pay any federal, state or local taxes which are reasonably anticipated to result from the hardship withdrawal.

             (d) Election to Withdraw. All applications for hardship withdrawals shall be in writing on a form provided by the Administrative Committee and shall contain such information as the Administrative Committee may reasonably request.

             (e) Payment of Withdrawal. The amount of a hardship withdrawal shall be paid to a Participant in a single sum as soon as practicable after the Administrative Committee approves the withdrawal application or, if later, after timing restrictions and requirements under the Code are satisfied.

             (f) Effect of Outstanding Loans. If an amount becomes payable to a Participant pursuant to this Section at a time when such Participant has an outstanding loan from the Plan, the terms of Section 10.9(h) shall apply.

      10.7   Withdrawals from After Tax and Voluntary Accounts.

             (a) Election to Withdraw. If elected by the Adopting Company pursuant to Section 10.4 of the Adoption Agreement, a Participant may elect to withdraw all or a part of the value of his After Tax Account, his Voluntary Account and any Transfer Account credited with after tax contributions while he is an employee of an Affiliate. Such election must be made in a writing, executed by the Participant and delivered to the Administrative Committee at such time prior to the desired withdrawal date as the Administrative Committee may require.

             (b) Payment of Withdrawal. The amount of each withdrawal shall be paid to a Participant in a single sum as soon as practicable after the Administrative Committee receives his withdrawal election.

             (c) Effect of Outstanding Loans. If an amount becomes payable to a Participant pursuant to this Section at a time when such Participant has an outstanding loan from the Plan, the terms of Section 10.9(h) shall apply.

      10.8   Distributions and Withdrawals from Transfer Accounts.

             If the assets and benefits of a qualified retirement plan, which
(i) allows Code Section 411(d)(6) protected in-service withdrawals (other than those permitted in Section Section 10.6, 10.7 and 10.8) and/or (ii) allows one or more Code Section 411(d)(6) protected forms of distribution not generally permitted hereunder, are transferred to or merged into the Plan, the Participants who have Transfer Accounts reflecting the accrued benefits under that prior plan shall be permitted to withdraw and/or receive distributions of, all or a portion of the amounts from their Transfer Accounts in a manner and subject to rules and restrictions, similar to those provided under the prior plan such that the Plan will comply with the requirements of Code Section 411(d)(6).

      10.9   Loans to Participants.

             (a) Grant of Authority. If elected by the Adopting Company pursuant to Section 10.5 of the Adoption Agreement, loans to Participants and Beneficiaries generally shall be allowed; provided, if the Administrative Committee determines in its sole discretion that it is not administratively feasible or desirable to make such loans during any period of time, no loans shall be made during such period; and, provided further, no loan shall be permitted or made to any person who is (i) an owner-employee, as defined in
Section 7.8(e), (ii) a more than 5-percent shareholder employee of an S-corporation that is an Affiliate, or (iii) any family member or affiliated company with respect to any of the persons described in clauses (i) or (ii) hereof, all as more fully described in ERISA Section 408(d). Subject to the limitations set forth in this Section and to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee, the Trustee may make a loan or loans to the borrower, as approved by the Administrative Committee. A Participant or Beneficiary may obtain loan application forms from the

Administrative Committee and return such forms completed to the Administrative Committee for approval. The Administrative Committee shall administer the loan program. The terms of this Section shall apply to all loans made or renewed on or after October 19, 1989, and the terms of the Plan in effect prior to the Effective Date shall apply to all loans made or renewed prior to that date.

             (b) Nondiscriminatory Policy. Loans shall be available to all Participants and Beneficiaries on a reasonably equivalent basis, without regard to an individual's race, color, religion, age, sex or national origin; provided, the Administrative Committee may provide for different treatment of Participants who are active employees of Affiliates and Participants and Beneficiaries who are not, as long as that different treatment is based on valid economic differences which may exist between these two groups and which commercial lenders in the business of making similar types of loans legally recognize for purposes of loan availability. Loans shall not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation shall be interpreted to mean that, subject to the other limitations in this Section, the same percentage of each Participant's and Beneficiary's vested Account balance may be loaned to each such borrower regardless of the actual amount of his vested Account balance.

             (c) Approval of Loans. The Administrative Committee shall approve a loan for a Participant or Beneficiary; provided, (i) the Participant or Beneficiary submits properly completed loan application documents, (ii) the Administrative Committee determines that it is administratively feasible to make loans at such time, (iii) the amount of loan requested does not exceed the amount of vested Account balance available to secure the loan, and (iv) the Participant or Beneficiary does not have a loan outstanding.

             (d) Minimum Loan Amount. The minimum amount of any loan shall be $1,000.

             (e) Maximum Loan Amount. No Participant or Beneficiary may have more than one loan outstanding at any time. In addition, no loan may be made to any Participant or Beneficiary from the Plan if the amount of such loan exceeds the lesser of:

                   (1) $50,000 minus the highest aggregate principal balance, outstanding during the year ending on the day before such loan is made, of all loans made to the Participant or Beneficiary by the qualified employer plans [as defined in Code Section 72(p)(4)(A)] maintained by the Affiliates; or

                   (2) the difference between (A) 50 percent of the Participant's or Beneficiary's total vested interest in the Plan and all other qualified employer plans maintained by the Affiliates, minus (B) the total amount of all loans outstanding on the date the loan is made from all qualified employer plans maintained by the Affiliates.

Notwithstanding anything herein to the contrary, in no event shall the amount of a loan made to a Participant or Beneficiary from the Plan exceed 50 percent of such Participant's or Beneficiary's vested Account balance immediately after the origination of the loan.

             (f)   Maximum Loan Term.

                   (1) Except as provided in subsection (f)(2) hereof, the terms of any loan made to a Participant or Beneficiary from the Plan shall require that the full amount of the loan be repaid within the 5-year period commencing on the date the loan is made, and in no event shall the repayment period of the loan subsequently be extended beyond such 5-year period. The Trustee shall make a diligent effort to collect the full amount of the loan within this specified repayment period and shall inform the borrower that, in the event the loan is not fully repaid within the 5-year period, the borrower will be treated as having received a taxable distribution from the Plan.

                   (2)   The 5-year repayment rule set forth in subsection
      (f)(1) hereof shall not apply to the extent that a loan to a Participant or Beneficiary from the Plan is used to acquire any dwelling unit which is used, or within a reasonable time is to be used, as a principal residence of the borrower. Whether a dwelling unit is to be used within a reasonable time as a principal residence is to be determined by the Administrative Committee at the time the loan is made, and the Administrative Committee may require such written statements and other evidence from the borrower as it deems necessary to make this determination. Loans made with respect to principal residences pursuant to this subsection generally shall have a repayment period that the Administrative Committee determines is appropriate taking into account circumstances which commercial lenders would consider relevant, but in no event shall the term of the loan exceed 10 years. The Trustee, with the consent of the Administrative Committee, may extend or renew such loans if the conditions qualifying the Participant or Beneficiary for the initial loan continue beyond the loan due date; provided, such extensions and renewals shall be treated as the making of new loans under this Section and shall satisfy the maximum loan amounts and other limitations and requirements set forth in this Section.

             (g) Terms of Repayment. All loans to Participants and Beneficiaries made by the Trustee shall be subject to a definite repayment schedule which requires substantially level amortization over the term of the loan with payments to be made not less frequently than quarterly (and more frequently if required by the Administrative Committee's policy regarding Plan loans). Payments shall be made by Participants who are employees of Affiliates on a payroll deduction basis, and payments from other Participants and from Beneficiaries shall be made by cash, check or other cash equivalent.

             (h) Adequacy of Security. All loans to Participants and Beneficiaries made by the Trustee shall be secured by the pledge of a dollar amount of the borrower's Account balance which is equal to 50 percent of the borrower's Account balance immediately after the origination of the loan or, if lesser, the amount of the loan. Notwithstanding anything herein to the contrary, the pledge of such security shall be made in such manner and amount as the Administrative Committee may require for the loan to be considered adequately secured. A loan will be considered to be "adequately secured" (i) if the security posted for such loan is in addition to and supporting a promise to pay, (ii) if it is pledged in a manner such that it may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan, and (iii) if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan. The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms. During the period that a loan is outstanding, if a Participant becomes eligible to receive a hardship or After Tax withdrawal or a distribution, the amount of such Participant's Account which he shall be eligible to receive through withdrawal or distribution shall not exceed that amount which will reduce by more than 50 percent such Participant's Account balance, excluding all outstanding loan amounts. Should a withdrawal or distribution reduce the Account balance by more than 50 percent, the withdrawal or distribution shall first be applied to reduce such loan amount, and, once the loan is repaid in full, any excess amount may be distributed to such Participant (or his Beneficiary).

             (i) Rate of Interest. A loan from the Plan to a Participant or a Beneficiary must bear a reasonable rate of interest. A loan will be considered to bear "a reasonable rate of interest" if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Administrative Committee's decision as to the rate of interest for any Plan loan shall be based primarily on the rate of interest that one or more local banks would charge on a similar loan, taking into account, among other things, the collateral pledged to secure the loan.

             (j) Source of Loan Amounts. The proceeds of a loan shall be charged against the subaccounts of the borrower in the same proportion as the balance of each such subaccount bears to the total balance of his entire Account.

             (k) Crediting Loan Payments to Accounts. The loan shall be considered a directed investment of the borrower and any principal and interest paid on the loan shall be considered a part of his total Account. Each payment of principal and interest shall be credited to the borrower's subaccounts as provided in the Loan Policy Statement.

             (l) Remedies in the Event of Default. If any loan payments are not paid as and when due or within 30 days after such due date, the Administrative Committee may declare the loan to be in default. The Administrative Committee may take such actions, as it deems appropriate, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan. Among other things, the Administrative Committee's actions may include causing all or any portion of the borrower's Account which has been pledged to secure the loan to be used to repay such loan; provided, although the Administrative Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the borrower in accordance with the terms of Code
Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant's Account balance until such time as such reduction, if treated as a distribution, will not breach the restrictions of Section 10.1(c). In the unlikely event that default by a Participant who is currently employed occurs, foreclosure may be delayed until the borrower ceases to be an employee, if such delay is necessary to maintain the qualified status of the Plan; provided, such a delay must not jeopardize the Plan's ability to collect the full amount of principal and interest due under the loan.

      10.10  Unclaimed Benefits.

             In the event a Participant becomes entitled to benefits under the Plan other than death benefits and the Administrative Committee is unable to locate such Participant (after sending a letter, return receipt requested, to the Participant's last known address, and after such further diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year from the date upon which he becomes so entitled, the Administrative Committee shall direct that such benefits be paid to the Beneficiary of such Participant; provided, if the distribution is payable upon the termination of the Plan, the Administrative Committee shall not be required to wait until the end of such 1-year period. If the Participant and the Beneficiary cannot be located and fail to claim such benefits by the end of the fifth Plan Year following the Plan Year in which such Participant becomes entitled to such benefits, then the full Account of the Participant shall be deemed abandoned and treated as a Forfeiture; provided, in the event such Participant or Beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account, the amount of the abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) shall be restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) and paid to such Participant or Beneficiary, as appropriate; and, provided further, the Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed five Plan Years if it believes that it is in the best interest of the Plan to do so.

      10.11  Claims.

             (a) Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

             (b) Review Procedure. Any Participant or Beneficiary who has been denied a benefit, or his duly authorized representative, shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. To do so, the claimant must obtain a form from the Administrative Committee on which to request further consideration of his position. The claimant, or his duly authorized representative, may review pertinent documents related to the Plan and in the Administrative Committee's possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a). The Administrative Committee's decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice to the claimant prior to the end of the initial 60-day period, and such extension shall not exceed one additional 60-day period. If unfavorable, the notice of decision shall explain the reason or reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

             (c) Satisfaction of Claims. Any payment to a Participant or Beneficiary or to their legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee and the Adopting Company, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrative Committee or the Adopting Company, as the case may be. If receipt and release shall be required but execution by such Participant, Beneficiary, legal representative or heirs at law shall not be accomplished so that the terms of Section 10.1(b), Section
10.2 and Section 10.3 (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution shall be deemed to comply with the requirements of Section 10.1(b), Section 10.2 and Section 10.3.

      10.12  Explanation of Rollover Distributions.

             Within a reasonable period of time [as defined for purposes of Code Section 402(f)] before making an Eligible Rollover Distribution from the Plan to a Participant or Beneficiary, the Administrative Committee shall provide such Participant or Beneficiary with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, and (iv) such other terms and provisions as may be required under Code Section 402(f) and the regulations promulgated thereunder.


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

                                 ARTICLE XI

                 PAYMENT OF BENEFITS WITH ANNUITY PROVISIONS


This Article XI shall apply only if elected by the Adopting Company pursuant to
Section 11.1 of the Adoption Agreement. (Article X and Article XI are mutually exclusive; only one can be elected in the Adoption Agreement, and only one can apply; provided, notwithstanding that the Adopting Company elects Article X as the general distribution rules, if the Plan is a transferee plan with respect to any accounts that provide for a life annuity form of distribution, such that the exception to the requirements of Code Section 401(a)(11) [set forth in Code
Section 401(a)(11)(B)(iii)] is not applicable, the distribution provisions of this Article XI shall apply but only to the extent required under Code Section 411(d)(6) and Code Section 401(a)(11) with respect to such Transfer Accounts (see Section 11.1 of the Adoption Agreement).

      11.1 Benefits Payable Upon Separation From Service For Reasons Other Than Death

             (a) General Rule Concerning Benefits Payable. Subject to the requirements of Section 7.9 and in accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d) hereof, if a Participant separates from service with all Affiliates for any reason other than death, or if a Participant becomes Disabled but remains an employee of an Affiliate, he shall be entitled to receive or begin receiving a distribution of (i) the vested amount credited to his Account, determined as of the Valuation Date coincident with or immediately preceding the date payment of such distribution is to be made or commenced (or, if daily Valuation Dates are elected in Section 2.1(d) of the Adoption Agreement, the Valuation Date on which such distribution is processed), plus (ii) the vested amount of any Contributions made on his behalf since such Valuation Date. For purposes of this subsection, the "date payment of such distribution is to be made" refers to the date established for such purpose by administrative practice even if actual payment is made at a later date due to delays in the valuation, administrative or any other procedure.

             (b)   Timing of Distribution.

                   (1)   Except as provided in subsections (b)(2), (b)(3) and
      (d) hereof and Section 11.5, benefits payable to a Participant under this Section shall be distributed, or shall commence to be distributed, as soon as administratively feasible after such Participant becomes Disabled or separates from service with all Affiliates for any reason other than death. The Participant's Benefit Commencement Date under this subsection
      (b)(1) shall be the first day of the month coincident with or immediately following the date he becomes Disabled or he separates from service. Any payments that do not actually begin on the date as of which payment is scheduled to commence under this Article shall be adjusted so that the first payment includes all amounts due through the date of such payment.

                   (2) Notwithstanding the foregoing, in the event that (A) the value of the Participant's Account exceeds (or at any time prior to distribution exceeded) $3,500 and (B) the Benefit Commencement Date described in subsection (b)(1) hereof occurs or is to occur prior to the Participant's Normal Retirement Age, benefits shall not be distributed (or commence to be distributed) to such Participant at the time set forth in subsection (b)(1) hereof without the Participant's written election, on a form provided by the Administrative Committee; provided, failure to consent shall be deemed an election to defer; and provided further, no consent shall be required to make a distribution required to satisfy Code
      Section 401(a)(9) or Section 415. In order for such Participant's election to be valid, he must actually separate from service or he must become Disabled on or before his selected Benefit Commencement Date, his election must be filed with the Administrative Committee within the 90-day period ending on such date, and the Administrative Committee (no later than 30 days and no earlier than 90 days before his Benefit Commencement Date) must have presented him with a notice describing the material features and an explanation of the relative values of the optional forms of benefit in a manner that satisfies the requirements of Code Section 417(a)(3) and informing him of his right to defer his distribution. If the Participant does not consent in writing to the distribution (or commencement of his distribution) of his benefit at such time, then, unless the Participant elects to further defer distribution of his benefit and the Participant makes such an election in writing, his benefit shall be distributed (or commence to be distributed) as soon as practicable after he files a written election with the Administrative Committee requesting such payment. If a Participant fails to file a written election specifying the time of payment, his benefit shall be distributed (or commence to be distributed) as soon as administratively feasible after the end of the Plan Year in which he attains Normal Retirement Age, but in no event later than the 60th day after the end of such Plan Year; provided, if the amount of payment cannot be ascertained by such date, payment shall be made (or commence) no later than 60 days after the earliest date on which such payment can be ascertained under the Plan. A Participant's Benefit Commencement Date under this subsection (b)(2) shall be the date as of which benefits are scheduled to begin hereunder.

                   (3) Notwithstanding anything in the Plan to the contrary, in no event shall payment of a Participant's benefit commence (or be made), retroactive to such date, later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or
      (iii) the date he actually separates from service with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made (or commence) hereunder, payment shall be made (or commence) no later than 60 days after the earliest date on which such payment can be ascertained under the Plan; and, provided further, the Participant's benefit payments shall be made (or commence) no later than the April 1 following the calendar year in which the Participant attains age 70 1/2 without regard to whether he has actually separated from service with all Affiliates prior to such date. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 (relating to incidental benefit limitations) and any other provisions reflecting the requirements of Code
      Section 401(a)(9) and prescribed by the Internal Revenue Service; and the terms of the Plan reflecting the requirements of Code Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements.

             (c) Restrictions on Distributions from Before Tax and Supplemental Accounts. Notwithstanding anything in the Plan to the contrary,
(i) amounts in a Participant's Before Tax and Supplemental Accounts, and (ii) amounts in a Participant's Transfer Accounts credited with before tax contributions, matching and company contributions used to satisfy the Code
Section 401(k) actual deferral percentage test and company contributions used to satisfy the Code Section 401(m) average contribution percentage test, shall not be distributable to such Participant earlier than the earliest of the following to occur:

                   (1) The Participant's death, Disability or separation from service with all Affiliates;

                   (2) The termination of the Plan without the establishment or maintenance of a successor defined contribution plan [other than an employee stock ownership plan as defined in Code Section 4975(e)] at the time the Plan is terminated or within the period ending 12 months after the final distribution of all assets in all Before Tax, Supplemental and Transfer Accounts described above in this subsection (c); provided, if fewer than 2 percent of the Employees who are or were eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of termination, such other plan shall not be a successor plan;

                   (3) The date of disposition by the Participating Company employing such Participant of substantially all of its assets [within the meaning of Code Section 409(d)(2)] that were used by such Participating Company in a trade or business; provided, such Participant continues employment with the corporation acquiring such assets. The sale of 85 percent of the assets used in a trade or business will be deemed a sale of "substantially all" of the assets used in such trade or business;

                   (4) The date of disposition by the Participating Company employing such Participant of its interest in a subsidiary [within the meaning of Code Section 409(d)(3)]; provided, such Participant continues employment with such subsidiary;

                   (5)   The attainment by such Participant of age 59-1/2; or

                   (6) The Participant's incurrence of a financial hardship as described in Section 11.9; provided, for an event described in subsections
(c)(2), (c)(3) or (c)(4) hereof to constitute events permitting a distribution from the Before Tax and Supplemental Accounts (or the affected Transfer Accounts), such distribution must be made on account of such event in the form of a lump sum distribution, as defined in Code Section 402(d)(4) (without regard to clauses (i), (ii), (iii) and (iv) of subparagraph (A), or subparagraphs (B) and (F) thereof); and provided, further, for the events described in subsections (c)(3) or (c)(4) hereof to constitute events permitting such a distribution, the Participating Company must maintain the Plan after the disposition.

             (d) Discontinuance Upon Reemployment or Termination of Disability. If a Participant becomes eligible to receive or begins receiving benefit payments in accordance with the terms of this Article XI and subsequently is reemployed by an Affiliate (or ceases to be Disabled, as applicable) prior to the time his Account has been distributed in full, all distributions to such Participant shall be delayed or cease until such Participant again becomes eligible to receive distributions from the Plan. Notwithstanding the foregoing, if a Participant's benefit payments have commenced in the form of a life annuity, joint and survivor annuity or installment payments, for which an annuity contract has been purchased, payments under such annuity contract shall not cease but shall continue during the period of his reemployment.

      11.2   Normal Payment Forms.

             Except as provided in Section 11.5 or Section 11.8 or unless a Participant otherwise elects in accordance with Section 11.3 or Section 11.7 (to the extent said section applies), a benefit described in this Article XI shall be paid as follows:

             (a) in the form of a Life Annuity, if the Participant does not have a Spouse on his Benefit Commencement Date; or

             (b) in the form of a Joint and 50% Survivor Annuity payable to the Participant and his Spouse (as his Joint Annuitant), if the Participant has a Spouse on his Benefit Commencement Date.

      11.3   Election of Optional Payment Forms.

             (a) Election. After receiving the retirement notice described in Section 11.4, a Participant who is eligible for an annuity form of benefit under Section 11.2 may make a Qualified Retirement Election at any time within the 90-day period ending on his Benefit Commencement Date to have his benefits paid in one of the alternative benefit payment forms described in subsection
(b) hereof and/or to name a Joint Annuitant (including a non-spouse Joint Annuitant for a married Participant) with respect to that form of benefit.

             (b) Optional Payment Forms. The alternative benefit forms from which a Participant may elect pursuant to the terms of this Section shall be equivalent to the amount of the Participant's vested Account balance and shall be as follows:

                   (1) Life Annuity. A monthly retirement benefit payable during the Participant's lifetime, with payments to cease after the payment due on the first day of the month in which the Participant's death occurs.

                   (2) Joint and 50% or 100% Survivor Annuity. A monthly retirement benefit which shall be payable during the Participant's lifetime, with 50 or 100 percent, as elected by the Participant, of the Participant's monthly benefit amount continuing after his death to the person designated (or deemed designated) as his Joint Annuitant if such Joint Annuitant survives him, for such Joint Annuitant's remaining lifetime. Payments shall cease with the payment due on the first day of the month in which occurs the later of the Participant's death or his Joint Annuitant's death.

                   (3) Life Annuity with 5, 10 or 15 Years Certain. A monthly benefit which shall be payable during the Participant's lifetime with payments to cease after the payment due on the first day of the month in which the Participant's death occurs; provided, payments shall continue for a period of 5, 10 or 15 years as elected by the Participant, after the Participant's Benefit Commencement Date, regardless of whether the Participant dies before all such payments are made, and shall be paid to his Joint Annuitant for the balance of such period certain; and, provided further, in the event the joint life expectancy of the Participant and his Joint Annuitant [determined as of the Participant's Benefit Commencement Date in accordance with Code Section 401(a)(9)] is less than the period certain selected by the Participant, then the guaranteed period under this subsection shall not exceed such joint life expectancy. If both the Participant and his Joint Annuitant die before the expiration of the period certain described in this subsection such that benefits remain due hereunder, all remaining amounts due shall be paid to the estate of the Joint Annuitant.

                   (4) Periodic Installments. Periodic installments (either monthly, quarterly, semiannually or annually, as elected by the Participant) for a period not to exceed the period provided in subsection
      (d) hereof. The amount distributed in each year shall be determined by dividing the vested amount of the Participant's Account balance as of the preceding Valuation Date by the number of distributions remaining;

                   (5) Level Installments. Periodic equal installments (either monthly, quarterly, semiannually or annually, as elected by the Participant) payable until the vested amount of the Participant's Account balance is completely distributed. No installment arrangement may provide for payments extending beyond the period provided in subsection
      (d) hereof; or

                   (6) Single-Sum Payment. A single-sum payment of the Participant's vested Account balance.

                   (7) Other Forms. If the Plan accepts a transfer of assets and liabilities from a Prior Plan as part of a merger, consolidation or transfer from another qualified retirement plan and any optional forms of benefit not provided under the Plan are provided under the transferring Prior Plan, the Plan shall offer such optional forms of benefit with respect solely to the Transferred Accounts resulting from the merger, consolidation or transfer, and such optional forms shall be described in
      Section 1.1(c) of any Appendix 1 of the Adoption Agreement; provided, all of the requirements relating to notices and elections, as required by the Code and ERISA, shall apply.

             (c) Rate of Payments to Joint Annuitant or Beneficiary. Notwithstanding anything herein to the contrary, if a Participant dies after his benefit payments to him have begun under an annuity form of payment, the remaining portion of his distributable benefit shall be distributed to his Joint Annuitant or Beneficiary at least as rapidly as under the method of distribution in effect at the time of the Participant's death, such that the requirements of Code Section 401(a)(9) shall be satisfied.

             (d) Special Rules for Installment Payments. If a Participant elects for his benefit to be paid in installment payments over a term certain as provided in subsections (b)(4) or (b)(5) hereof, the following rules shall apply:

                   (1) The maximum length of the period over which installment payments shall be made shall be the joint life expectancy of such Participant and his designated Joint Annuitant or Beneficiary. The initial value of the obligation for the installment payments shall be equal to the vested amount of the Participant's Account balance on the day payments are scheduled to commence. Notwithstanding anything herein to the contrary, distributions from the Plan must satisfy the requirements of Code Section 401(a)(9)(G). This means that (i) for calendar years beginning before January 1, 1989, the present value of the installment payments to be made to such Participant (in the event of his retirement or Disability) must exceed 50 percent of the present value of the total payments to be made to such Participant and his Joint Annuitant; and, (ii) for calendar years beginning after December 31, 1988, the incidental benefit rules as described in Treasury Regulation
      Section 1.401(a)(9)-2 must be satisfied.

                   (2) If a Participant dies after payment of his benefits from the Plan has begun but before his entire benefit has been distributed, his Joint Annuitant or Beneficiary may elect to receive the remainder of the deceased Participant's Account in the form of a single sum payment or to continue to receive the same installment payments which would have been paid to the deceased Participant if he had survived.

                   (3) If a Joint Annuitant or Beneficiary who has begun receiving installment payments pursuant to the terms of this subsection dies prior to the full payment thereof, the remaining vested amount of the Account balance shall be distributed to the designated beneficiary of such Joint Annuitant or, if no such beneficiary has been designated or survives, to the estate of such Joint Annuitant.

                   (4) If a distribution is to be made in the form of installments payable over the life expectancy or joint life expectancy of the Participant and his Joint Annuitant or Beneficiary, the life expectancy or joint life expectancy, as applicable, of such persons shall be calculated at the time distributions commence and shall not thereafter be recalculated, unless the Joint Annuitant or Beneficiary is the Participant's Spouse and the Participant and his Spouse both make an irrevocable election, prior to the Participant's Benefit Commencement Date, to have the life expectancy or joint life expectancy recalculated annually.

             (e) Direct Rollover Distributions. If (i) a Participant, (ii) his Spouse who is his Beneficiary or (iii) his Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), who is the recipient of any Eligible Rollover Distribution, elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution shall be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, such transfer shall be made only to the extent that the Eligible Rollover Distribution would be included in gross income if not so transferred [determined without regard to Code Section 402(c) and Section 403(a)(4)].

             (f) Provision for Annuity Payments. If a Participant elects an annuity form of payment, such payments, at the discretion of the Trustee, shall be made directly from the Trust or through an annuity contract purchased with the Participant's vested Account balance and distributed to him, and the amount of such payments shall be equal to the amount that can be provided through such an annuity contract. An annuity contract purchased and distributed pursuant to this subsection shall be a non-transferable nonparticipating annuity with distribution terms that comply with Code Section 401(a)(9), the regulations thereunder, and the terms of the Plan.

      11.4   Retirement Notice.

             No less than 30 days and no more than 90 days before each Participant's Benefit Commencement Date, the Administrative Committee shall furnish each such Participant written notice of:

             (a) the terms and conditions of the benefit payment forms described in Section 11.3(b), the conditions under which they will be provided and the relative financial effect of selecting any alternative benefit form;

             (b) the Participant's right (subject to the written consent of such Participant's Spouse, if any) to elect a benefit payment form other than the normal form payable to him under Section 11.2 and the effect, if any, of such election;

             (c) the right of a married Participant's Spouse to negate the Participant's election of an optional benefit payment form through a failure to consent in writing before a notary public or a Plan representative to such election;

             (d) the Administrative Committee's right to rely on a Spouse's properly executed and notarized consent to the payment of Plan benefits in one of the optional forms described in Section 11.3(b), which consent shall be irrevocable with respect to such Spouse under the Plan;

             (e) the Participant's right to revoke an election that his benefit be paid in a form other than the normal form payable to him under
Section 11.2; and

             (f) the Participant's right, upon his written request delivered to the Administrative Committee, to receive more specific information regarding the financial effect of selecting an alternative benefit form (including the amount of payments under an annuity).

      11.5   Cash-Out Payment of Benefits.

             Notwithstanding anything to the contrary in this Article XI, and subject to the terms of Section 9.3, in the event that the vested portion of the Account of any Participant who separates from the service of all Affiliates is less than or equal to $3,500, the full vested amount of such benefit automatically shall be paid to such Participant in one single-sum, cash-out distribution as soon as practicable after the date the Participant separates from service, but in no event later than the end of the second Plan Year following the Plan Year in which such Participant's separation occurs. In the event a Participant has no vested interest in his Account at the time of his separation from service, he shall be deemed to have received a cash-out distribution at the time of his separation from service, and the forfeiture provisions of Section 9.3(a) shall apply.

      11.6   Assets Distributed; Effect of Outstanding Loans.

             (a) Assets Distributed. Any distribution to a Participant, his Joint Annuitant or his Beneficiary shall be made in the form of cash. Such cash distributions may be paid directly from the Trust Fund or through the purchase with Trust Fund assets of an annuity contract which is distributed to the Participant, Joint Annuitant or Beneficiary, as applicable, and pursuant to which an insurance company is obligated to make such cash distributions in accordance with the distribution provisions of the Plan; provided, any such distributed annuity contract will be nontransferable. If cash distributions are made directly from the Trust Fund, the Participant's Account shall remain invested in the Trust Fund and shall continue to participate in the investment experience of the Trust Fund pursuant to the terms of Section 6.6, unless the form of distribution elected by such Participant, Joint Annuitant or Beneficiary does not give such Participant, Joint Annuitant or Beneficiary the right to participate in investment experience following the date of commencement of the distribution.

             (b) Payment of Amounts Invested in Company Stock Trust Fund. In the event of a distribution to a Participant whose Accounts are invested in the Company Stock Trust Fund, the Company Stock Trustee shall liquidate the shares of Company Stock allocated to such Accounts and shall transfer cash representing the value of such shares to the Master Trust Fund, and the Master Trustee shall pay such amounts to such Participant, Joint Annuitant or beneficiary together with other distributions from the Master Trust Fund.

             (c) Effect of Outstanding Loans. If an amount becomes payable to a Participant, his Joint Annuitant or his Beneficiary pursuant to this Article at a time when a Participant has an outstanding loan from the Plan, the terms of Section 11.12(i) shall apply.

      11.7   REA Transition Rules.

             (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits hereunder must be given the opportunity to elect to have such sections apply (1) if such Participant is credited with at least one Hour of Service under the Plan or a Prior Plan in a Plan Year beginning on or after January 1, 1976, and (2) such Participant had at least 10 Years of Vesting Service when he separated from service.

             (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under the Plan or a Prior Plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with subsection
(d) hereof.

             (c) The respective opportunities to elect (as described in subsections (a) and (b) hereof) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to such Participants.

             (d) Any Participant who has elected pursuant to subsection (b) and any Participant who does not elect under subsection (a) or who meets the requirements of subsection (a) except that such Participant does not have at least 10 Years of Vesting Service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a Life Annuity:

                   (1) If benefits in the form of a Life Annuity become payable to a married Participant who:

                         (i) begins to receive payments under the Plan on or after Normal Retirement Age; or

                         (ii) dies on or after Normal Retirement Age while still working for a Participating Company; or

                         (iii) begins to receive payments on or after the
             "qualified early retirement age"; or

                         (iv) separates from service on or after attaining Normal Retirement Age (or the "qualified early retirement age") and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

      then such benefits shall be received under the Plan in the form of a Joint and 50% Survivor Annuity with his Spouse as Joint Annuitant, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains "qualified early retirement age" and end not more than 90 days before the commencement of benefits. Any such election shall be in writing and may be changed by the Participant at any time.

                   (2) A Participant who is employed after attaining the "qualified early retirement age" shall be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. The election period begins on the later of (i) the 90th day before the Participant attains the "qualified early retirement age", or (ii) the date on which participation begins, and ends on the date the Participant separates from service. Any such election shall be in writing and may be changed by the Participant at any time. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Joint and 50% Survivor Annuity if the Participant had retired on the day before his death.

                   (3) For purposes of this subsection, "qualified early retirement age" means the latest of:

                         (i) the earliest date under the Plan on which the Participant may elect to receive retirement benefits;

                         (ii) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age; or

                         (iii) the date the Participant begins participation.


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

      11.8   Qualified Domestic Relations Orders.

             In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order ("QDRO") [see Section 16.1(b)], the Plan shall pay such benefit to the prescribed alternate payee(s) at such time and in such form, as shall be described in the QDRO and permitted under Section 16.1(b). If the QDRO requires immediate payment, the specified benefit shall be paid to the alternate payee as soon as practicable following the end of the month within which the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the QDRO, the amount of the payment to an alternate payee shall include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant's Account is partially paid or payable to an alternate payee, the Participant's remaining portion of his Account shall be reduced accordingly and shall be subject to the distribution provisions in this Article XI.

      11.9   Hardship Withdrawals.

             (a) Parameters of Hardship Withdrawals. If elected by the Adopting Company pursuant to Section 11.2 of the Adoption Agreement, a Participant may make a withdrawal from his vested Account [other than (i) his Supplemental Account or Transfer Accounts described in Section 11.1(c), and
(ii) any investment earnings attributable to Before Tax Contributions and earned after December 31, 1988] on account of hardship. For purposes of this subsection, a withdrawal will be on account of "hardship" if it is necessary to satisfy immediate and heavy financial need of the Participant. A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The Administrative Committee shall make its determination, as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need, on the basis of all relevant facts and circumstances. The Administrative Committee shall also establish the minimum amount that may be withdrawn.

             (b) Immediate and Heavy Financial Need. For purposes of the Plan, an immediate and heavy financial need exists if the withdrawal is on account of (i) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his Spouse or dependents, or necessary to obtain such medical care for such persons, (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant, (iii) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse or dependents, or (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

             (c) Necessary to Satisfy a Financial Need. A withdrawal will be considered as necessary to satisfy an immediate and heavy financial need of a Participant only if (i) the Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans under all plans maintained by the Participating Company and its Affiliates; (ii) all plans maintained by the Company and its Affiliates provide that the Participant's Before Tax and After Tax Contributions will be suspended for a 12-month period, beginning with the month following the month of receipt of the hardship withdrawal; (iii) the withdrawal is not in excess of the amount of the Participant's immediate and heavy financial need; and (iv) all plans maintained by the Participating Company and its Affiliates provide that the employee may not make Before Tax Contributions for his taxable year immediately following the taxable year of the hardship withdrawal in excess of the Maximum Deferral Amount for such taxable year less the amount of his Before Tax Contributions for the taxable year of the hardship withdrawal. The amount of an immediate and heavy financial need may include amounts necessary for the Participant to pay any federal, state or local taxes which are reasonably anticipated to result from the hardship withdrawal.

             (d) Election to Withdraw. All applications for hardship withdrawals shall be in writing on a form provided by the Administrative Committee and shall contain such information as the Administrative Committee may reasonably request. The Participant's Spouse, if any, must consent to any withdrawal. The spousal consent must be obtained within the 90-day period that ends on the date the withdrawal is to be paid. Such consent must be in writing, must acknowledge the effect of the withdrawal and must be witnessed by a notary public or Plan representative, all in a manner consistent with the rules applicable to Qualified Retirement Elections.

             (e) Payment of Withdrawal. The amount of a hardship withdrawal shall be paid to a Participant in a single sum as soon as practicable after the Administrative Committee approves the withdrawal application or, if later, after timing restrictions and requirements under the Code are satisfied. Any such withdrawal shall be treated as a payment of benefits under this Article XI, and all of the requirements of this Article shall apply.

             (f) Effect of Outstanding Loans. If an amount becomes payable to a Participant pursuant to this Section at a time when such Participant has an outstanding Loan from the Plan, the terms of Section 11.12(i) shall apply.

      11.10  Withdrawals from After Tax and Voluntary Accounts.

             (a) Election to Withdraw. If elected by the Adopting Company pursuant to Section 11.3 of the Adoption Agreement, a Participant may elect to withdraw all or a part of the value of his After Tax Account, his Voluntary Account and any Transfer Account credited with after tax contributions while he is an employee of an Affiliate. Such election must be made in a writing, executed by the Participant and delivered to the Administrative Committee at such time prior to the desired withdrawal date as the Administrative Committee may require. The Participant's Spouse, if any, must consent to any withdrawal. The spousal consent must be obtained within the 90-day period that ends on the date the withdrawal is to be paid. Such consent must be in writing, must acknowledge the effect of the withdrawal and must be witnessed by a notary public or Plan representative, all in a manner consistent with the rules applicable to Qualified Retirement Elections.

             (b) Payment of Withdrawal. Any such withdrawal shall be treated as a payment of benefits under this Article XI, and all of the requirements of this Article.

             (c) Effect of Outstanding Loans. If an amount becomes payable to a Participant pursuant to this Section at a time when such Participant has an outstanding loan from the Plan, the terms of Section 11.12(i) shall apply.

      11.11  Withdrawals of Transfer Accounts.

             If the assets and benefits of a qualified retirement plan which,
(i) allows Code Section 411(d)(6) protected in-service withdrawals (other than those permitted in Section 11.9, Section 11.10 and Section 11.11) and/or (ii) allows one or more Code Section 411(d)(6) protected forms of distribution not generally permitted hereunder, are transferred to or merged into the Plan, the Participants who have Transfer Accounts reflecting the accrued benefits under that prior plan shall be permitted to withdraw and/or receive distributions of, all or a portion of the amounts from their Transfer Accounts in a manner and subject to rules and restrictions, similar to those provided under the prior plan such that the Plan will comply with the requirements of Code Section 411(d)(6); provided, any such withdrawal shall be treated as a payment of benefits under this Article XI, and all of the requirements of this Article (including, but not limited to, the spousal consent, normal payment forms and Qualified Retirement Election requirements) shall apply.

      11.12  Loans to Participants.

             (a) Grant of Authority. If elected by the Adopting Company pursuant to Section 11.4 of the Adoption Agreement, loans to Participants and Beneficiaries generally shall be allowed; provided, if the Administrative Committee determines in its sole discretion that it is not administratively feasible or desirable to make such loans during any period of time, no loans shall be made during such period; and, provided further, no loan shall be permitted or made to any person who is (i) an owner-employee, as defined in
Section 7.8(e), (ii) a more than 5-percent shareholder employee of an S-corporation that is an Affiliate, or (iii) any family member or affiliated company with respect to any of the persons described in clauses (i) or (ii) hereof, all as more fully described in ERISA Section 408(d). Subject to the limitations set forth in this Section and to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee, the Trustee may make a loan or loans to the borrower, as


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

approved by the Administrative Committee. A Participant or Beneficiary may obtain loan application forms from the Administrative Committee and return such forms completed to the Administrative Committee. The Administrative Committee shall administer the loan program. The terms of this Section shall apply to all loans made or renewed on or after October 19, 1989, and the terms of the Plan in effect prior to the Effective Date shall apply to all loans made or renewed prior to that date.

             (b) Nondiscriminatory Policy. Loans shall be available to all Participants and Beneficiaries on a reasonably equivalent basis, without regard to an individual's race, color, religion, age, sex or national origin; provided, the Administrative Committee may provide for different treatment of Participants who are active employees of Affiliates and Participants and Beneficiaries who are not, as long as that different treatment is based on valid economic differences which may exist between these two groups and which commercial lenders in the business of making similar types of loans legally recognize for purposes of loan availability. Loans shall not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation shall be interpreted to mean that, subject to the other limitations in this Section, the same percentage of each Participant's and Beneficiary's vested Account balance may be loaned to each such borrower regardless of the actual amount of his vested Account balance.

             (c) Approval of Loans. The Administrative Committee shall approve a loan for a Participant or Beneficiary; provided, (i) the Participant or Beneficiary submits properly completed loan application documents, (ii) the Administrative Committee determines that it is administratively feasible to make loans at such time, (iii) the amount of loan requested does not exceed the amount of vested Account balance available to secure the loan, and (iv) the Participant or Beneficiary does not have a loan outstanding.

             (d) Consent Rules. If a Participant applies for a loan from the Plan and the amount of such loan (when added to the outstanding balances of all loans made to the Participant under the Plan (and all other qualified employer plans, as defined in Code Section 72(p)(4)(A), maintained by the Affiliates) which used the Participant's Account as security therefor) is (or has ever been) greater than $3,500, the Participant's Spouse, if any, must consent to such loan. The spousal consent must be obtained within the 90-day period that ends on the date the loan is to be secured by the Participant's Account. Such consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a notary public or Plan representative, all in a manner consistent with the rules applicable to Qualified Retirement Elections. Such consent thereafter will be binding with respect to the consenting Spouse and any subsequent Spouse with respect to such loan. A new consent will be required if the Account balance is used for renegotiating extension, renewal or other revision of the loan.

             (e) Minimum Loan Amount. The minimum amount of any loan shall $1,000.

             (f) Maximum Loan Amount. No Participant or Beneficiary may have more than one loan outstanding at any time. In addition, no loan may be made to any Participant or Beneficiary from the Plan if the amount of such loan exceeds the lesser of:

                   (1) $50,000 minus the highest aggregate principal balance, outstanding during the year ending on the day before such loan is made, of all loans made to the Participant or Beneficiary by the qualified employer plans [as defined in Code Section 72(p)(4)(A)] maintained by the Affiliates; or

                   (2) the difference between (A) 50 percent of the Participant's or Beneficiary's total vested interest in the Plan and all other qualified employer plans maintained by the Affiliates, minus (B) the total amount of all loans outstanding on the date the loan is made from all qualified employer plans maintained by the Affiliates.

Notwithstanding anything herein to the contrary, in no event shall the amount of a loan made to a Participant or Beneficiary from the Plan exceed 50 percent of such Participant's or Beneficiary's vested Account balance immediately after the origination of the loan.


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


             (g)   Maximum Loan Term.

                   (1) Except as provided in subsection (g)(2) hereof, the terms of any loan made to a Participant or Beneficiary from the Plan shall require that the full amount of the loan be repaid within the 5-year period commencing on the date the loan is made, and in no event shall the repayment period of the loan subsequently be extended beyond such 5-year period. The Trustee shall make a diligent effort to collect the full amount of the loan within this specified repayment period and shall inform the borrower that, in the event the loan is not fully repaid within the 5-year period, the borrower will be treated as having received a taxable distribution from the Plan.

                   (2)   The 5-year repayment rule set forth in subsection
      (g)(1) hereof shall not apply to the extent that a loan to a Participant or Beneficiary from the Plan is used to acquire any dwelling unit which is used, or within a reasonable time is to be used, as a principal residence of the borrower. Whether a dwelling unit is to be used within a reasonable time as a principal residence is to be determined by the Administrative Committee at the time the loan is made, and the Administrative Committee may require such written statements and other evidence from the borrower as it deems necessary to make this determination. Loans made with respect to principal residences pursuant to this subsection generally shall have a repayment period that the Administrative Committee determines is appropriate taking into account circumstances which commercial lenders would consider relevant, but in no event shall the term of the loan exceed 10 years. The Trustee, with the consent of the Administrative Committee, may extend or renew such loans if the conditions qualifying the Participant or Beneficiary for the initial loan continue beyond the loan due date; provided, such extensions and renewals shall be treated as the making of new loans under this Section and shall satisfy the maximum loan amounts and other limitations and requirements set forth in this Section.

             (h) Terms of Repayment. All loans to Participants and Beneficiaries made by the Trustee shall be subject to a definite repayment schedule which requires substantially level amortization over the term of the loan with payments to be made not less frequently than quarterly (and more frequently if required by the Administrative Committee's policy regarding Plan loans). Unless the Administrative Committee provides for different methods in its written loan policy statement, payments shall be made by Participants who are employees of Affiliates on a payroll deduction basis, and payments from other Participants and from Beneficiaries shall be made by cash, check or other cash equivalent.

             (i) Adequacy of Security. All loans to Participants and Beneficiaries made by the Trustee shall be secured by the pledge of a dollar amount of the borrower's Account balance which is equal to 50 percent of the borrower's Account balance immediately after the origination of the loan or, if lesser, the amount of the loan. Notwithstanding anything herein to the contrary, the pledge of such security shall be made in such manner and amount as the Administrative Committee may require for the loan to be considered adequately secured. A loan will be considered to be "adequately secured" (i) if the security posted for such loan is in addition to and supporting a promise to pay, (ii) if it is pledged in a manner such that it may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan, and (iii) if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan. The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms. During the period that a loan is outstanding, if a Participant becomes eligible to receive a hardship or After Tax withdrawal or a distribution, the amount of such Participant's Account which he shall be eligible to receive through withdrawal or distribution shall not exceed that amount which will reduce by more than 50 percent such Participant's Account balance, excluding all outstanding loan amounts. Should a withdrawal or distribution reduce the Account balance by more than 50 percent, the withdrawal or distribution shall first be applied to reduce such loan amount, and, once the loan is repaid in full, any excess amount may be distributed to such Participant (or his Beneficiary).


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


             (j) Rate of Interest. A loan from the Plan to a Participant or a Beneficiary must bear a reasonable rate of interest. A loan will be considered to bear "a reasonable rate of interest" if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Administrative Committee's decision as to the rate of interest for any Plan loan shall be based primarily on the rate of interest that one or more local banks would charge on a similar loan, taking into account, among other things, the collateral pledged to secure the loan.

             (k) Source of Loan Amounts. The proceeds of a loan shall be charged against the subaccounts of the borrower in the same proportion as the balance of each such subaccount bears to the total balance of his entire Account.


             (l) Crediting Loan Payments to Accounts. The loan shall be considered a directed investment of the borrower and any principal and interest paid on the loan shall be considered a part of his total Account. Each payment of principal and interest shall be credited to the borrower's subaccounts as provided in the Loan Policy Statement.

             (m) Remedies in the Event of Default. If any loan payments are not paid as and when due or within 30 days after such due date, the Administrative Committee may declare the loan to be in default. The Administrative Committee may take such actions, as it deems appropriate, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan. Among other things, the Administrative Committee's actions may include causing all or any portion of the borrower's Account which has been pledged to secure the loan to be used to repay such loan; provided, although the Administrative Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the borrower in accordance with the terms of Code
Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant's Account balance until such time as such reduction, if treated as a distribution, will not breach the restrictions of Section 11.1(c). In the unlikely event that default by a Participant who is currently employed occurs, foreclosure may be delayed until the borrower ceases to be an employee, if such delay is necessary to maintain the qualified status of the Plan; provided, such delay must not jeopardize the Plan's ability to collect the full amount of principal and interest due under the loan.

      11.13  Unclaimed Benefits.

             In the event a Participant becomes entitled to benefits under the Plan other than death benefits and the Administrative Committee is unable to locate such Participant (after sending a letter, return receipt requested, to the Participant's last known address, and after such further diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year from the date upon which he becomes so entitled, the Administrative Committee shall direct that such benefits be paid to the Joint Annuitant of such Participant; provided, if such Joint Annuitant has not been designated, has died or cannot be located in a manner similar to that described in Section 11.21(b), the person(s) who have been designated as the Participant's Beneficiary or, if none, who have been designated as the Beneficiary by operation of the Plan under Section 11.21(a), shall be deemed to be such Participant's Joint Annuitant for purposes of this Section; and, provided further, if the distribution is payable upon termination of the Plan, the Administrative Committee shall not be required to wait until the end of such 1-year period. If neither the Participant, his Joint Annuitant nor his Beneficiary can be located and all of them fail to claim such benefits by the end of the fifth Plan Year following the Plan Year in which such Participant becomes entitled to such benefits, then the full Account of the Participant shall be deemed abandoned and treated as a Forfeiture; provided, in the event such Participant, Joint Annuitant or Beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account, the amount of the abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) shall be restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) to such Participant, Joint Annuitant or Beneficiary, as appropriate; and, provided further, the Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed five Plan Years if it believes that it is in the best interest of the Plan to do so.


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


      11.14  Claims.

             (a) Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee shall furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension shall not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

             (b) Review Procedure. Any Participant, Joint Annuitant or Beneficiary who has been denied a benefit, or his duly authorized representative, shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. To do so, the claimant must obtain a form from the Administrative Committee on which to request further consideration of his position. The claimant, or his duly authorized representative, may review pertinent documents related to the Plan and in the Administrative Committee's possession in order to prepare the appeal. The form containing the request for review, together with a written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a) hereof. The Administrative Committee's decision shall be made within 60 days following the filing of the request for review and shall be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee shall furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension shall not exceed one additional 60-day period. If unfavorable, the notice of decision shall explain the reason or reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

             (c) Satisfaction of Claims. Any payment to a Participant, Joint Annuitant or Beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee and the Adopting Company, any of whom may require such Participant, Joint Annuitant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrative Committee or the Adopting Company, as the case may be. If receipt and release shall be required but execution by such Participant, Joint Annuitant, Beneficiary, legal representative or heirs at law shall not be accomplished so that the terms of Section 11.1(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court shall direct, for disposition in accordance with the order of such court, and such distribution shall be deemed to comply with the requirements of Section 11.1(b).

      11.15  Explanation of Rollover Distributions.

             Within a reasonable period of time [as defined for purposes of Code Section 402(f)] before making an Eligible Rollover Distribution from the Plan to a Participant or Beneficiary, the Administrative Committee shall provide such Participant or Beneficiary with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, and (iv) such other terms and provisions as may be required under Code Section 402(f) and the regulations promulgated thereunder.

      11.16  Payment of Survivor Benefits.

             (a) General. Subject to the requirements of Section 7.9 and except as provided in Section 11.19 or unless a Participant or his Beneficiary otherwise elects in accordance with Section 11.18, if a Participant who has a vested interest in all or any portion of his Account dies on or after August 23, 1984 and before his Benefit Commencement Date, a monthly Survivor Annuity shall be payable on his behalf to his Beneficiary. Such monthly Survivor Annuity shall be an annuity for the life of the Participant's Beneficiary, the actuarial equivalent of which shall be equal to the Participant's vested Account as of the Valuation Date immediately preceding the date such annuity is scheduled to begin (or, if daily Valuation Dates are elected in Section 2.1(d) of the Adoption Agreement, the Valuation Date on which such distribution is processed).

             (b)   Exclusion.  No survivor benefit shall be payable under this
Section 11.16 to any person who is not living on the date as of which the payment is scheduled to commence under Section 11.18.

      11.17  Election of Optional Payment Forms.

             (a) Election. Subject to Section 11.19, a Participant may make an election to have such survivor benefit paid in one of the alternative benefit payment forms described in subsection (b) hereof. Any such election generally may be made at any time during the period beginning on or after the first day of the Plan Year in which the Participant attains age 35 and ending on the earlier of the Participant's death or Benefit Commencement Date; provided, an election may be made prior to the date this period begins, but the effectiveness of any such election shall expire as of the date the Participant attains age 35. No spousal consent shall be required for any such election which changes the form of benefit (but see Section 11.21 regarding spousal consent requirements for designation of a non-spouse Beneficiary). In addition, after the death of the Participant, his Beneficiary may elect to receive a distribution in any of the alternative benefit payment forms described in subsection (b) hereof.

             (b) Optional Payment Forms. The alternative benefit forms from which a Participant or Beneficiary may elect pursuant to the terms of this Section shall be equivalent to the Participant's or Beneficiary's vested Account balance and shall be as follows:

                   (1) Life Annuity with 5, 10 or 15 Years Certain. A monthly benefit which shall be payable during the lifetime of the Beneficiary and which, if the Beneficiary dies within 5, 10 or 15 years as elected by the Participant or his Beneficiary, of the date as of which his survivor benefit payments commence, shall continue to be paid to his Beneficiary for the balance of such 5, 10 or 15-year period, whichever is applicable; provided, in the event the life expectancy of the Beneficiary [determined as of the Beneficiary's benefit commencement date in accordance with Code Section 401(a)(9)] is less than 5, 10 or 15 years, whichever is applicable, then the guaranteed period under this subsection shall not exceed such life expectancy;

                   (2) Periodic Installments. Periodic installments (either monthly, quarterly, semiannually or annually) for a period not to exceed the period provided in subsection (c) hereof. The amount distributed in each year shall be determined by dividing the vested amount of the Participant's Account balance as of the preceding Valuation Date by the number of distributions remaining;

                   (3) Level Installments. Periodic equal installments (either monthly, quarterly, semiannually or annually) payable until the vested amount of the Participant's Account balance is completely distributed. No installment arrangement may provide for payments extending beyond the period provided in subsection (c) hereof; or

                   (4) Single-Sum Payment. A single-sum payment of the Participant's Account balance;

provided, if the Participant designates more than one Beneficiary to receive payment of his benefit upon his death, the Participant (and his Beneficiaries) shall be deemed to have selected a single sum payment as the form of benefit distribution.

             (c) Special Rules for Installment Payments. If a Participant or his Beneficiary elects for his benefit to be paid in installment payments over a term certain as provided in subsection (b)(2) or (b)(3) hereof, the following rules shall apply:

                   (1) The maximum length of the period over which installment payments shall be made shall be the shorter of 10 years (5 years if the Beneficiary is not an individual, such as a trust or estate) or the life expectancy of the Beneficiary. Such life expectancy shall be calculated at the time distributions are to commence and shall not be recalculated.

                   (2) If a Beneficiary who has begun receiving installment payments pursuant to the terms of this subsection dies prior to the full payment thereof, the remaining amount of the Account balance shall be distributed to the designated beneficiary of such Beneficiary or, if no such beneficiary has been designated or survives, to the estate of such Beneficiary.

      11.18  Commencement of Survivor Benefits.

             (a) Payments to Spouse. Except as provided in Section 11.19, if the Participant's Spouse is his Beneficiary and is eligible to receive a survivor benefit under Section 11.16(a) payment of such benefit shall commence as of the first day of the calendar month following the later of (i) the date on which the Participant would have attained his Normal Retirement Age (if he had survived) or (ii) the Participant's date of death; provided, if the Participant dies before his Normal Retirement Age, his Spouse instead may elect (on a form provided for this purpose by the Administrative Committee and in a manner that satisfies the requirements of the Retirement Equity Act of 1984) for the payment of his survivor benefit to commence as of the first day of any calendar month following the Participant's date of death.

             (b)   Payments to a Non-Spouse Beneficiary.  Except as provided in
Section 11.19, if a Beneficiary who is not the Participant's Spouse is eligible to receive a survivor benefit under Section 11.16(a), payment of such benefit shall commence as of the first day of the calendar month following the Participant's date of death.

             (c) Minimum Benefit Rules. All distributions will be made in accordance with Code Section 401(a)(9), the regulations promulgated under Code
Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service, all of which are incorporated by reference; and the terms of the Plan reflecting the requirements of Code
Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements.

      11.19  Cash-Out Payment of Survivor Benefits.

             If the Participant's vested Account balance is $3,500 or less at all times before the Participant's date of death, the full amount of such vested Account balance automatically shall be paid to his Beneficiary in one single-sum, cash-out distribution as soon as practicable after the Participant's date of death.

      11.20  Death During Suspension of Benefits.

             If a Participant separates from service for any reason (other than death), he begins receiving benefits as of his Benefit Commencement Date, he then becomes reemployed, his benefit payments are suspended [as provided in
Section 11.1(d)], and he dies before payment of his benefits recommence, his suspended benefits (if any) and any new benefits which are allocated to his Account during such period of reemployment shall be treated as a survivor benefit and shall be determined and paid pursuant to the terms of this Article.

      11.21  Beneficiary Designation.

             (a) General. In accordance with the terms of this Section, Participants shall designate and from time to time may redesignate their Beneficiary or Beneficiaries in such form and manner as the Administrative Committee may determine. A Participant shall be deemed to have named his Surviving Spouse, if any, as his sole Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant's death benefit to a Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. Notwithstanding the foregoing, a married Participant may designate a nonspouse Beneficiary without a Qualified Spousal Waiver if the Participant establishes to the satisfaction of the Administrative Committee that a Qualified Spousal Waiver may not be obtained because his Spouse cannot be located or such other permissible circumstances exist as the Secretary of the Treasury may prescribe by regulation. A Qualified Spousal Waiver generally may be made at any time during the period beginning on or after the first day of the Plan Year in which the Participant attains age 35 and ending on the earlier of the Participant's death or Benefit Commencement Date; provided, a Qualified Spousal Waiver may be made prior to the date this period begins, but any such election shall expire as of the date the Participant attains age 35.

             (b) No Designation or Designee Dead or Missing. In the event that:

                   (1)   a Participant dies without designating a Beneficiary;

                   (2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

                   (3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year after the date benefits are to commence to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's Surviving Spouse, if any, and if not, then the estate of the Participant.

      11.22  Survivor Benefit Notice.

             The Administrative Committee shall furnish each Participant (other than a Participant who has separated from service and who has no vested Account) with a written notice which explains the terms and conditions related to the survivor benefit provided hereunder and which is comparable in content and substance to the retirement notice described in Section 11.4. The Administrative Committee shall furnish such survivor benefit notice within whichever of the following periods ends last:

                   (1) the period beginning on the 1st day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                   (2) the period which begins 1 year before and ends on the day before the 1-year anniversary of the date on which an Employee becomes a Participant; or

                   (3) with respect to a Participant whose employment with all Affiliates ends before he attains age 35, the period which begins 1 year before and ends 1 year after the date on which he separates from service.


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

                                 ARTICLE XII

                               ADMINISTRATION


      12.1   Administrative Committee; Appointment and Term of Office.

             (a) Appointment. The Administrative Committee shall consist of not less than one member who shall be appointed by and serve at the pleasure of the Board.

             (b) Removal, Resignation, Successor. The Board shall have the right to remove any member of the Administrative Committee at any time. A member may resign at any time by written resignation to the Board. If a vacancy in the Administrative Committee should occur, a successor may be appointed by the Board.

             (c) Certification. A written certification shall be given to the Trustee by the Board of all members of the Administrative Committee together with a specimen signature of each member. For all purposes hereunder, the Trustee shall be conclusively entitled to rely upon such certification until the Trustee is otherwise notified in writing.

      12.2   Organization of Administrative Committee.

             The Administrative Committee may elect a Chairman and a Secretary from among its members. In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of such Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Administrative Committee may deem expedient or appropriate. The compensation of such agents who are not full-time Employees of a Participating Company shall be fixed by the Administrative Committee within limits set by the Board and shall be paid by the Adopting Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee. The Administrative Committee shall act by majority vote; provided, the Board or the Administrative Committee itself may appoint one or more of the Administrative Committee's members to act on its behalf in general or with respect to specific matters. Its members shall serve as such without compensation.

      12.3   Powers and Responsibility.

             The Administrative Committee shall fulfill the duties of "administrator" as set forth in Section 3(16) of ERISA and shall have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement. The Administrative Committee shall have the following duties and responsibilities:

             (a) to construe the Plan and to determine all questions that shall arise thereunder;

             (b) to decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan;

             (c) to determine the benefits of the Plan to which any Participant or his Joint Annuitant or Beneficiary may be entitled, to take any actions necessary to assure timely payment of benefits, and to take any actions necessary to assure a full and fair review for any person who is denied a claim to any benefits under the Plan;

             (d) to maintain and retain records relating to Participants and their Joint Annuitants and Beneficiaries;

             (e) to prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;

             (f) to prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;

             (g) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

             (h) to provide directions to the Trustee with respect to the methods of benefit payment, valuations at dates other than the regular Valuation Dates and all other matters where called for in the Plan or requested by the Trustee;

             (i) to employ or retain other persons, including legal counsel, to render advice with respect to any responsibility or authority being carried out by the Administrative Committee and to assist in the administration of the Plan;

             (j)   to arrange for fiduciary bonding; and

             (k) to provide procedures for determination of claims for benefits;

             (l) to take any action necessary or appropriate to assure that the Plan is administered for the exclusive purpose of providing benefits to Participants, their Joint Annuitants and Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law; and

             (m) generally, to operate and administer the Plan, and further, to make all such decisions, which shall be binding and final, that are necessary or appropriate for the proper administration of the Plan;
all as further set forth herein.

      12.4   Records of Administrative Committee.

             (a) Execution of Notices. Any notice, direction, order, request, certification or instruction of the Administrative Committee to the Trustee shall be in writing and shall be signed by a member of the Administrative Committee. The Trustee and every other person shall be entitled to rely conclusively upon any and all such notices, directions, orders, requests, certifications and instructions received from the Administrative Committee and reasonably believed to be properly executed, and shall act and be fully protected in acting in accordance with any such directions that are proper.

             (b) Preservation of Records. All acts and determinations of the Administrative Committee shall be duly recorded by its Secretary or under his supervision, and all such records (including records necessary to demonstrate compliance with the nondiscrimination requirements of the Code), together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of such Secretary.

      12.5   Reporting and Disclosure.

             The Administrative Committee shall keep all individual and group records relating to Participants, Joint Annuitants and Beneficiaries and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Participating Companies and to each Participant, Joint Annuitant and Beneficiary for examination during normal business hours except that a Participant, Joint Annuitant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant, Joint Annuitant or Beneficiary and the Plan and Trust Agreement. The Administrative Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by the Plan.

      12.6   Construction of the Plan.

             The Administrative Committee shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Administrative Committee, in its sole and full discretion, shall interpret the Plan and shall determine the questions arising in the administration, interpretation and application of the Plan. The Administrative Committee shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly. The Administrative Committee shall correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.

      12.7   Assistants and Advisers.

             (a) Retaining Advisers. The Administrative Committee shall have the right to hire, at the expense of the Adopting Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. To the extent that the costs for such assistants and advisers are not so paid by the Adopting Company, they shall be paid at the direction of the Administrative Committee from the Trust Fund as an expense of the Trust Fund.

             (b) Reliance on Advisers. The Administrative Committee and the Participating Companies shall be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section. The Administrative Committee, the Participating Companies, and the Trustee shall be fully protected in respect to any action taken or suffered by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser. Any action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.

      12.8   Bonding.

             The Administrative Committee shall arrange for fiduciary bonding as is required by law, but no bonding in excess of the amount required by law shall be required by the Plan.

      12.9   Indemnification.

             The Administrative Committee and each of its members shall be indemnified by the Participating Companies against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Companies do not consent) and expenses, reasonably incurred by the Committee or member thereof in connection with any action to which the Committee or such member may be a party (by reason of his service as a member of a Committee) except in relation to matters as to which the Committee or he shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee or each Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which such Committee or each Committee member may be entitled pursuant to the by-laws of the Participating Company. Service on the Administrative Committee shall be deemed in partial fulfillment of a member's function as an Employee, officer and/or director of the Participating Company, if he serves in such other capacity as well.

                                ARTICLE XIII

                ALLOCATION OF AUTHORITY AND RESPONSIBILITIES


      13.1   Adopting Company and Board.

             (a) General Responsibilities. The Adopting Company, as Plan sponsor, and the Board each shall serve as a Named Fiduciary having the following authority and responsibilities:

                   (1) To appoint the Trustee, the Company Stock Trustee and the Administrative Committee and to monitor each of their performances;

                   (2) To communicate such information to the Trustee and the Administrative Committee as each needs for the proper performance of its duties; and

                   (3) To provide channels and mechanisms through which the Administrative Committee and/or the Trustee can communicate with Participants, Joint Annuitants and Beneficiaries.

In addition, the Adopting Company shall perform such duties as are imposed by law or by regulation and shall serve as Plan Administrator in the absence of an appointed Administrative Committee.

             (b) Allocation of Authority. In the event any of the areas of authority and responsibilities of the Adopting Company and the Board overlap with that of any other Plan fiduciary, the Adopting Company and the Board shall coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Adopting Company and the Board with respect to such authority and responsibilities ultimately shall be controlling.

             (c) Authority of Participating Companies. Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Adopting Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Adopting Company deems appropriate.

      13.2   Administrative Committee.

             The Administrative Committee shall have the authority and responsibilities imposed by Article XII hereof. With respect to said authority and responsibilities, the Administrative Committee shall be a Named Fiduciary, and as such, shall have no authority or responsibilities other than as granted in the Plan or as imposed as a matter of law.

      13.3   Trustee.

             The Trustee shall be a Named Fiduciary with respect to investment of Trust Fund assets and shall have the powers and duties set forth in the Master Trust Agreement, or with respect to the Company Stock Trustee, the Company Stock Trust Agreement.

      13.4   Limitations on Obligations of Fiduciaries.

             No fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law. A fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or


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

authority for the act or omission deemed to be a breach was not within the scope of such fiduciary's authority or delegated responsibility.

             Without limitation upon the foregoing, the Master Trustee shall have no responsibility or authority for the acts of the Company Stock Trustee, and the Company Stock Trustee shall have no responsibility or authority for the acts or omissions of the Master Trustee.

      13.5   Delegation.

             Named Fiduciaries shall have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom shall serve at the pleasure of the Named Fiduciary making such delegation and, if full-time Employees of a Participating Company, without compensation. Any such person may resign by delivering a written resignation to the delegating Named Fiduciary. Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be reabsorbed or redelegated by the Named Fiduciary.

      13.6   Multiple Fiduciary Roles.

             Any person may hold more than one position of fiduciary responsibility and shall be liable for each such responsibility separately.


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

                                 ARTICLE XIV

                     AMENDMENT, TERMINATION AND ADOPTION


      14.1   Amendment of Master Plan.

             The Master Plan may be amended at any time and from time to time, in the sole discretion of the Master Plan Sponsor, effective as of the time designated by the Master Plan Sponsor, by an instrument in writing executed by the Master Plan Sponsor, of which each Participating Company is notified in writing not less than 15 days before such effective date. Each Participating Company, by executing the Adoption Agreement or Joinder Agreement, as applicable, shall thereby delegate to the Master Plan Sponsor the power to amend the Master Plan and shall thereby be deemed to have assented to any such amendment. Notwithstanding the foregoing, any amendment which is required by the Internal Revenue Service in order that the Plan and the Trust may qualify or continue to be qualified, under the applicable provisions of the Code, or which in the judgment of counsel to the Master Plan Sponsor is necessary or appropriate to such qualifications or continued qualification, or which in the judgment of such counsel is necessary or appropriate to otherwise comply with the provisions of ERISA, may be made effective retroactively or prospectively without prior notice to any Participating Company.

      14.2   Amendment of an Adopting Company's Plan.

             (a) Execution of New Adoption Agreement. Each Adopting Company, by action of the Board, may amend its Plan at any time and from time to time by amending its Adoption Agreement to adopt any provision which could be adopted by a new Adopting Company in an Adoption Agreement.

             (b) Other Amendment. Except for (i) changes pursuant to subsection (a) above, (ii) amendments stated in the Adoption Agreement which allow the Plan to satisfy Code Section 415 and to avoid duplication of benefit reduction under Code Section 416 due to required aggregation of plans, or (iii) certain model amendments published by the Internal Revenue Service that specifically provide that their adoption will not cause the Plan to be treated as individually designed, if the Adopting Company, by action of the Board, amends the Plan or the nonelective portions of the Adoption Agreement, the Plan shall immediately be considered an individually designed plan.

      14.3   Limitation on Amendments.

             No amendment to the Master Plan or a Plan shall decrease a Participant's Account balance, eliminate or reduce an early retirement benefit or a retirement-type subsidy, or eliminate an optional form of benefit with respect to benefits attributable to service before the amendment. Furthermore, no amendment to the Master Plan or a Plan shall have the effect of decreasing the vested portion of a Participant's Account. An Adopting Company, by action of the Board, may amend its Plan by adding overriding language to the Adoption Agreement where such language is necessary to satisfy Code Section Section 415 and 416 because of the required aggregation of multiple plans under these Sections.

      14.4   Maintaining Qualified Status.

             If a Plan fails to retain its qualified status, such Plan shall no longer be considered as a Plan under this Master Plan and will be considered an individually designed plan.

      14.5   Termination.

             (a) Right to Terminate. By establishing a Plan hereunder each Participating Company represents that such Plan is intended to be a permanent and continuing program for providing benefits to the Participants therein, but each Adopting Company nevertheless reserves the right to terminate its Plan at any time or to completely discontinue

Contributions to the Plan at any time by action of the Board. In either event, the Administrative Committee, each Participating Company and the Trustee shall be promptly advised of such decision in writing. [For termination of the Plan by a Participating Company as to itself (rather than the termination of the entire Plan) refer to Section 14.6(e).]

             (b) Vesting Upon Complete Termination. If the Plan is terminated or frozen by the Adopting Company or Contributions to the Plan are completely discontinued, the Accounts of all Participants, Joint Annuitants, Beneficiaries or other successors in interest as of such date shall become 100 percent vested and nonforfeitable. Upon termination of the Plan, the Administrative Committee, in its sole discretion, shall instruct the Trustee either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Joint Annuitants and Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) if there is no successor plan permitted under the terms of Section 10.1(c) or Section 11.1(c) or no benefits subject to the restrictions in said Sections, to pay over to each Participant the value of his interest in a single sum; provided, such payment shall be subject to the provisions of Section 14.5(c). If the Administrative Committee instructs the Trustee to continue to manage and administer the assets of the Trust pursuant to clause (i), then the Plan shall continue to be kept in compliance with all applicable laws and Internal Revenue service regulations; investment earnings and losses shall continue to be allocated among Accounts in accordance with the Plan and Trust Agreement; and the Plan will be deemed to be frozen rather than terminated.

             (c) Liquidation of Plan Assets. In the event that the Administrative Committee decides to distribute the assets of the Plan then held in the Trust, as soon as administratively feasible following the termination of the Plan or the Administrative Committee's decision, whichever is later, the assets under the Plan shall be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of such assets as described hereinbelow. Following completion of the conversion, on a date selected by the Administrative Committee, each individual with an Account under the Plan on such date shall receive a distribution of the total amount then credited to his Account; provided, if (i) either (A) the Adopting Company has elected Section 11.1 of the Adoption Agreement, or (B) the Participating Company or any of its Affiliates then maintains another qualified retirement plan other than an employee stock ownership plan [as defined in Code Section 4975(e)]; and (ii) the balance of a Participant's Account is greater than $3,500; and (iii) such Participant does not consent to a lump sum distribution, the Administrative Committee shall direct that the Participant's Account be distributed by the purchase and distribution of a non- transferable nonparticipating annuity with distribution terms comparable to those in Section
11.1 (and the applicable provisions in Article XI) and which otherwise complies with Code Section 401(a)(9), the regulations thereunder, and the terms of the Plan. The amount of cash and other property distributable to each such individual shall be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined). In the case of a termination distribution as provided herein, the Administrative Committee may direct the Trustee to take any action provided in Section 10.10 or Section 11.13 (dealing with unclaimed benefits), except that it shall not be necessary to hold funds for any period of time stated in such Section. Within the expense limitations set forth in the Plan, the Administrative Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies).

             (d) Vesting Upon Partial Termination. In the event of a partial termination of the Plan, the Accounts of those Participants, Joint Annuitants and Beneficiaries affected shall become 100 percent vested and nonforfeitable and, unless transferred to another qualified plan in accordance with the terms of Section 5.3, shall be distributed in a manner and at a time consistent with the terms of Article X or Article XI.

      14.6   Adoption of the Plan by Affiliates.

             (a) Procedures for Participation. The Adopting Company shall become a Participating Company in the Plan on the Effective Date. Any other Affiliate may become a Participating Company and commence participation in the Plan subject to the provisions of this subsection. In order for an Affiliate to become a Participating Company, (i) the Affiliate must enter into a Joinder Agreement; (ii) the Administrative Committee must accept such Joinder Agreement; and (iii) the Master Plan Sponsor and the Boards of Directors of the Affiliate and the Adopting Company must approve the Joinder Agreement. The Joinder Agreement shall specify the date as of which the Affiliate's


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

participation in the Plan shall be effective and shall specify that the Affiliate shall be subject to and bound by the Plan and the Trust. A copy of the Joinder Agreement shall be provided to the Administrative Committee. Upon adoption of the Plan by an Affiliate as herein provided, the Employees of such company shall be eligible to participate in the Plan subject to the terms thereof and of the Joinder Agreement.

             (b) Single Plan. The Plan, as adopted by an Adopting Company and its related Participating Companies pursuant to a particular Adoption Agreement and any Joinder Agreements, shall be considered a single plan for purposes of Treasury Regulation Section 1.414(l)-1(b)(1). All assets contributed to the Plan by such Participating Companies shall be held in a single fund together; and, as long as a Participating Company continues to be designated as such, all assets held in such fund shall be available to pay benefits to all Participants, Joint Annuitants and Beneficiaries irrespective of which Participating Company is the employer of such Participant. Nothing contained herein shall be construed (i) to create a single plan as among Participating Companies which are not parties to such Plan, Adoption Agreement and/or Joinder Agreement; or (ii) to prohibit the separate accounting for assets contributed by the Participating Companies for purposes of cost allocation, contributions, forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Administrative Committee.

             (c) Authority under Plan. As long as a Participating Company's designation as such remains in effect, such Participating Company shall be bound by, and subject to, all provisions of the Plan and the Trust. Subject to
Section 14.2, the exclusive authority to amend the Plan shall be vested in the Adopting Company, and no Participating Company other than the Adopting Company shall have any right to amend the Plan. Any amendment to the Plan adopted by the Adopting Company shall be binding upon every Participating Company without further action by such Participating Company.

             (d) Contributions to Plan. As long as each Participating Company is a Participating Company, it shall be required to make Contributions to the Plan at such times and in such amounts as specified in Articles IV and
VII. The Contributions made (or to be made) to the Plan by the Participating Companies shall be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee shall determine.

             (e) Procedure for Withdrawal from Plan. No Participating Company other than the Adopting Company shall have the right to terminate the Plan. However, any Participating Company may withdraw from the Plan, with the approval of the Adopting Company, by action of its board of directors, provided such action is communicated in writing to the Adopting Company. The withdrawal of a Participating Company shall be effective as of the last day of the Plan Year which follows receipt of the notice of withdrawal (unless the Adopting Company consents to a different effective date). In addition, the Adopting Company may terminate the designation of a Participating Company to be effective on such date as the Adopting Company specifies.

             (f) Effect of Withdrawal from Plan. Any Participating Company that ceases to be a Participating Company shall be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued through the effective date of its withdrawal or termination. The Participating Company's cessation of Plan participation shall not necessarily be a partial termination, but that shall be determined on a case-by-case basis through application of the appropriate legal standards. In the event of the withdrawal or termination of a Participating Company as provided in this Section, such Participating Company shall have no right to direct that assets of the Plan be transferred to a successor plan for its employees, unless such transfer is approved by the Administrative Committee in its sole discretion.

      14.7   Merger, Consolidation and Transfer of Assets or Liabilities.

             (a) Mergers and Spin-offs Accepted. The Administrative Committee, in its sole discretion, may permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction. The plan benefit of a Participant who participated in such other plan and whose benefit is transferred to the Plan shall be determined in accordance with any Appendix 1 of the Adoption Agreement. Any merger, consolidation or transfer pursuant to this Section shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Without limiting the generality of the foregoing, as a condition to permitting any such merger, consolidation or transfer, the requirements of Code Section 411(d)(6) must be satisfied and Appendix 1 of the Adoption Agreement shall set forth the protected benefits [within the meaning of Code
Section 411(d)(6)] provided under such other plan which are not provided under the Plan, and which shall be preserved, but only with respect to benefits that have accrued under such other plan as of the effective date of the merger, transfer or consolidation. Any transfer hereunder shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate.

             (b) Spin-offs to Other Plans. The Administrative Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off or similar transaction) assets and liabilities maintained under the Plan. Any such transfer shall be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Upon the effectiveness of any such transfer, the Plan and Trust shall have no further responsibility or liability with respect to the transferred assets and liabilities.

             (c) Statutory Requirements. In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to or from, any other plan, each Participant and Beneficiary shall have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he would have been entitled to receive under the Plan or other plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan or other plan, as applicable, had terminated at that time.

      14.8   Contingent Adoption.

             Notwithstanding anything to the contrary elsewhere provided in the Plan and the Trust Agreement, the initial adoption of the Plan and Trust by an Adopting Company shall be contingent upon the Plan and Trust initially being approved and qualified by the Internal Revenue Service with respect to such Adopting Company and any related Participating Companies as meeting the requirements of the Code and the regulations issued thereunder, so as to permit the Participating Companies to claim a credit or deduction for income tax purposes with respect to all funds contributed by them to the Trust and so as to make the Trust tax exempt under the present Code Section 501(a); and, in the event qualification is not obtained, the Plan shall thereupon become null and void and of no effect, ab initio, with respect to such Participating Companies, and the Trustee shall forthwith deliver to each such Participating Company all of the property of such Trust upon request of such Participating Company. If the Plan fails to attain or retain qualification, the Plan will no longer participate in the Master Plan and will be considered an individually designed plan.

                                 ARTICLE XV

                            TOP-HEAVY PROVISIONS


      15.1   Top-Heavy Plan Years.

             The provisions set forth in this Article XV shall become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and shall supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article XV shall not apply with respect to such subsequent Plan Year, except as set forth in Section 15.2 of the Adoption Agreement; and, provided, further, to the extent that any of the requirements of this Article XV shall no longer be required under Code
Section 416 or any other section of the Code, such requirements shall be of no force or effect.

      15.2   Determination of Top-Heavy Status.

             (a) Application. The Plan will be considered a Top-Heavy Plan for a Plan Year if either:

                   (1) the Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group and, as of the Determination Date of such Plan Year, the value of the Accounts of the Participants who are Key Employees under the Plan exceeds 60 percent of the value of the Accounts of all Participants; or

                   (2) the Plan is part of a Required Aggregation Group which, as of the Determination Date of such Plan Year, is a Top-Heavy Group;

provided, the Plan shall not be considered a Top-Heavy Plan for a Plan Year under subsection (a)(2) hereof if the Plan also is part of a Permissive Aggregation Group which is not a Top-Heavy Group for such Plan Year. The amount of Participants' Accounts shall be the total of their accounts under all defined contribution plans and simplified employee pension plans (within the meaning of Code Section 408) that are part of any Required or Permissive Aggregation Group, plus the present value of accrued benefits under all aggregated defined benefit plans, all determined in accordance with Code
Section 416 and the regulations issued thereunder. For purposes hereof, the accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C). Present value shall be based only on the interest and mortality rates specified in Section 15.4 of the Adoption Agreement.

             (b)   Special Definitions.

                   (1) Determination Date. The term "Determination Date" shall mean (i) in the case of the Plan Year that includes the Effective Date of the Plan, the last day of such Plan Year, and (ii) with respect to any other Plan Year of the Plan, the last day of the immediately preceding Plan Year and (iii) for any plan year of each other qualified plan maintained by a Participating Company or Affiliate which is part of a Required or Permissive Aggregation Group, the date determined under (i) or (ii) above as if the term "Plan Year" means the plan year for each such other qualified plan. The date of the Determination Date shall always be a valuation date under the applicable plan for purposes of valuing the account balances or accrued benefits for purposes of determining whether the Plan is top heavy.

                   (2) Key Employee. The term "Key Employee" shall mean an Employee defined in Code Section 416(i) and the Treasury regulations thereunder. Generally, Key Employee shall mean an Employee, former


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

      Employee or deceased Employee (and the beneficiaries of any such Employee) who, at any time during the Plan Year or the 4 previous Plan Years, was either:

                         (A) an officer of an Affiliate having a combined annual Compensation [as defined in Section 2.29] from all Affiliates greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year; provided, no less than one nor more than fifty individuals shall be treated as officers of an Affiliate;

                         (B) one of the ten individuals owning [or considered as owning under Code Section 318, as modified by Code Section 416(i)(1)(B)(iii)] the largest percentage ownership interests in value in the Affiliates (as more fully described in Treasury Regulation Section 1.416-1, T-19 and T-20) and having a combined annual Compensation [as defined in Section 2.29] from all Affiliates of more than the limitation in effect under Code
             Section 415(c)(1)(A);

                         (C) a 5-percent owner [or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii)] of an Affiliate; or

                         (D) a 1-percent owner [or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii) and the Treasury regulations thereunder] of an Affiliate having a combined annual Compensation [as defined in
             Section 2.29] from all Affiliates of more than $150,000.

      For purposes of subsection (B) hereof, if two individuals have the same percentage ownership interest in an Affiliate, the individual having greater combined annual Compensation from all Affiliates shall be treated as having the larger interest. In determining percentage ownership hereunder, employers that otherwise would be aggregated under Code Section Section 414(b), (c) and (m) shall be treated as separate employers.

                   (3) Non-Key Employee. The term "Non-Key Employee" shall mean any Employee who is not a Key Employee. For purposes hereof, former Key Employees shall be treated as Non-Key Employees.

                   (4) Permissive Aggregation Group. The term "Permissive Aggregation Group" shall mean a Required Aggregation Group and any other qualified plan or plans maintained or contributed to by an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code Section Section 401(a)(4) and 410.

                   (5) Required Aggregation Group. The term "Required Aggregation Group" shall mean a group of plans of the Affiliates consisting of (i) each plan which, for such Plan Year or any of the 4 preceding Plan Years, qualifies under Code Section 401(a) and in which a Key Employee is a participant, and (ii) each other plan which, during this 5-year period, qualifies under Code Section 401(a) and which enables any plan described in clause (i) hereof to satisfy the requirements of Code Section Section 401(a)(4) or 410.

                   (6) Top-Heavy Group. The term "Top-Heavy Group" shall mean a Required or Permissive Aggregation Group with respect to which the sum (determined as of a Determination Date) of (i) the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in such group, and (ii) the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in such group, exceeds 60 percent of a similar sum determined for all Employees. The present value of the cumulative accrued benefits shall be determined in accordance with the interest rate and mortality assumptions specified in Section 15.4 of the Adoption Agreement.


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


             (c) Special Rules. The following rules shall apply in determining whether the Plan is a Top-Heavy Plan under subsection (a)(1) or
(a)(2) above:

                   (1) The value of any account balance under any Defined Contribution Plan and the value of any accrued benefit under any Defined Benefit Plan shall be determined as of the most recent valuation date that falls within, or ends with, the 12-month period ending on the Determination Date or, if plans are aggregated, the Determination Dates that fall within the same calendar year;

                   (2) The value of the Accounts under the Plan or the accounts under any other Defined Contribution Plan included in a Required or Permissive Aggregation Group for any Determination Date, other than the Determination Date for the first plan year, shall include the amounts actually contributed and paid to the plan on or before the Determination Date, and shall exclude any amounts to be contributed with respect to such preceding plan year but not actually paid to the plan on or before the Determination Date. The value of the accounts under any Defined Contribution Plan for the Determination Date of the first plan year shall include all amounts contributed to the plan as of the Determination Date, regardless of whether such amounts shall have been actually paid or merely accrued as of the Determination Date;

                   (3) The value of any account balance under any Defined Contribution Plan and the present value of any accrued benefit under any Defined Benefit Plan as of any Determination Date shall be increased by the aggregate distributions made under the plan during the 5-year period ending on the Determination Date;

                   (4) Accrued benefits and accounts of the following individuals shall not be taken into account for a Plan Year: (A) any Non-Key Employee who, in a prior Plan Year, was a Key Employee or (B) any Employee who had not performed any services for a Participating Company at any time during the 5-year period ending on the Determination Date for such Plan Year;

                   (5) The value of any account balance shall not include deductible employee contributions, as described in Code Section 72(o)(5)(A);

                   (6) The extent to which rollovers and plan to plan transfers are taken into account in determining the value of any account balance or accrued benefit shall be determined in accordance with Code
      Section 416 and the regulations thereunder; and

                   (7) Effective for plan years beginning after December 31, 1986, each Non-Key Employee's accrued benefit under the Plan and any other Defined Benefit Plans shall be determined (A) under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate set forth under Code Section 411(b)(1)(C).

      15.3   RESERVED

      15.4   Top-Heavy Minimum Contribution.

             (a) Multiple Defined Contribution Plans. For any Plan Year in which the Plan is a Top-Heavy Plan, the aggregate Company Contributions (when added to similar contributions made under other defined contribution plans) allocated to the Account of any Active Participant who is a Non-Key Employee shall not be less than the Defined Contribution Minimum. To the extent the Company Contributions to the Plan for such Plan Year are less than the Defined Contribution Minimum, any additional Company Contributions shall be provided by the plan elected pursuant to Section 15.3 of the Adoption Agreement.

             For purposes hereof, a Non-Key Employee shall not fail to receive a minimum contribution hereunder for a Plan Year because (i) such Non-Key Employee fails to complete 1,000 Hours of Service for such Plan Year or


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

(ii) such Non-Key Employee is excluded from participation (or receives no allocation) merely because his Compensation is less than a stated amount or because he failed to make a Deferral Election for such Plan Year.

             (b) Defined Contribution and Benefit Plans. In the event that Non-Key Employees are covered under both the Plan and one or more Defined Benefit Plans maintained by an Affiliate, the minimum contribution level set forth in subsection (a) hereof shall be satisfied if each such Non-Key Employee receives a benefit level under such Defined Contribution and Defined Benefit Plans which is not less than the Defined Benefit Minimum offset by any benefits provided under the Plan and any other Defined Contribution Plans maintained by any Affiliate.

             (c) Defined Contribution Minimum. The term "Defined Contribution Minimum" means, with respect to the Plan, a minimum level of Company Contributions allocated with respect to a Plan Year to the Account of each Active Participant who is a Non-Key Employee; such level being the lesser of:

                   (1) 3 percent of such Active Participant's Compensation for such Plan Year; or

                   (2) if no Defined Benefit Plan of an Affiliate uses the Plan to satisfy the requirements of Code Section Section 401(a)(4) or 410, the highest percentage of Compensation at which Company Contributions are made, or are required to be made, under the Plan for such Plan Year for any Key Employee.

For purposes of this subsection, (i) qualified, nonelective contributions made by the Company in order to satisfy the anti-discrimination tests of Code
Section 401(k) or Section 401(m) (for example, Supplemental Contributions) may be treated as Company Contributions; (ii) Before Tax and Matching Contributions shall be taken into account as Company Contributions for Key Employees; (iii) Matching Contributions may be treated as Company Contributions and may be taken into account for satisfying the Minimum Contribution Requirement for Non-Key Employees, but only if such Matching Contributions are not treated as Matching Contributions for purposes of the ADP Tests or Code Section 401(m) and instead satisfy the requirements of Code Section 401(a)(4) as Company Contributions; and (iv) Before Tax Contributions shall not be taken into account for satisfying the Minimum Contribution Requirement for Non-Key Employees.

             (d) Defined Benefit Minimum. The term "Defined Benefit Minimum" means, with respect to a Defined Benefit Plan, a minimum level of accrued benefit derived from employer contributions with respect to a plan year for each participant who is a Non-Key Employee; such level, when expressed as a life annuity commencing at Normal Retirement Age, being not less than the product of (1) and (2), where:

                   (1) equals the Non-Key Employee's average Compensation for the period of consecutive years (not exceeding 5) when such Non-Key Employee had the highest aggregate Compensation from all Affiliates; and

                   (2) equals the lesser of (A) 2 percent times such Non-Key Employee's number of years of service or (B) 20 percent.

For purposes of determining the Defined Benefit Minimum, "years of service" shall not include any year of service if the plan was not a Top-Heavy Plan for the plan year ending during such year of service and shall not include any years of service completed in a plan year beginning before January 1, 1984. Compensation in years before January 1, 1984, and Compensation in years after the close of the last plan year in which the plan is a Top-Heavy Plan shall be disregarded. All accruals of employer-provided benefits, whether or not attributable to years for which the Plan is top-heavy, may be used in computing whether the minimum contribution requirements set forth in this Section are satisfied.

      15.5   Top-Heavy Minimum Vesting.

             (a) Schedule. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan, the vesting schedule set forth in Section 15.1 of the Adoption Agreement shall apply and shall be substituted in lieu of the schedule in


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

Section 9.1 of the Adoption Agreement for any Employee who has an Hour of Service after the Plan initially became top- heavy and while the top-heavy vesting schedule set forth in Section 15.1 of the Adoption Agreement is in effect.

             (b) Post-Top Heavy Periods. Unless otherwise elected pursuant to Section 15.2 of the Adoption Agreement, in the event the Plan after being a Top-Heavy Plan ceases to be such, the vesting schedule in Section 15.1 of the Adoption Agreement shall continue to apply only to the portion of each Participant's Account as existed on the last day of the Top-Heavy Plan Year; provided, any Participant who had at least 3 Years of Vesting Service shall be permitted to elect, within a reasonable time determined by the Administrative Committee, to have his vested percentage determined under the schedule set forth in Section 15.1 of the Adoption Agreement.

      15.6   Adjustments in Code Section 415 Limitations for Top-Heavy Plans.

             (a) Special Adjustment. In the event that, during a Plan Year in which the Plan is a Top-Heavy Plan, an individual is a participant in both a Defined Benefit Plan and a Defined Contribution Plan maintained by an Affiliate, the computation of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, as set forth in Section Section 7.7(e)(iii) and (v) hereof, shall be modified by substituting "100 percent" for "125 percent" each time it appears in said subsections; provided, in the event that the requirements set forth in subsection (b) hereof are satisfied, the modifications otherwise required by this subsection (a) shall not be required and shall be of no effect.

             (b)   Exception.  In the event that:

                   (1) the Plan would not be a Top-Heavy Plan if "90 percent" were substituted for "60 percent" each time it appears in Section 15.2(a)(1) and in the definition of Top-Heavy Group in Section 15.2(b)(6);

                   (2)   the Plan would continue to satisfy the requirements of
      Section 15.4 hereof if "3 percent" were substituted for "2 percent" each time it appears in Section 15.4(d), and if "20 percent", as used in
      Section 15.4(d), were increased by one percentage point (but not by more than 10 percentage points) for each year for which the plan was taken into account under this Section 15.6; and

                   (3)   the Plan would continue to satisfy the requirements of
      Section 15.4 hereof if "4 percent" were substituted for "3 percent" each time it is used in Section 15.4(c);

then, the substitution of "100 percent" for "125 percent" as otherwise required in subsection (a) hereof, shall not be required or effected.

      15.7   Special Effective Date.

             The provisions of this Article generally are effective as of the Effective Date, but to the extent the Code requires an earlier or later effective date with respect to any portion(s) of this Article, such other effective date shall apply.

      15.8   Construction of Limitations and Requirements.

             The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Adopting Company does not desire or intend, and the terms of this Article shall not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan shall be interpreted and operated in a manner which imposes the least restrictions on the Plan. For example, if use of a more liberal definition of "Compensation" is permissible at any time under the law, then the more liberal provisions may be applied as if such provisions were included in the Plan.


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


                                 ARTICLE XVI

                                MISCELLANEOUS


      16.1   Nonalienation of Benefits and Spendthrift Clause.

             (a) General Nonalienation Requirements. Except to the extent permitted by law and as provided in subsections (b) and (c) hereof, none of the Accounts, benefits, payments, proceeds or distributions under the Plan shall be subject to the claim of any creditor of a Participant or Beneficiary or to any legal process by any creditor of such Participant or of such Beneficiary; and neither such Participant nor any such Beneficiary shall have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.

             (b)   Exception for Qualified Domestic Relations Orders.

                   (1) The nonalienation requirements of subsection (a) hereof shall apply to the creation, assignment or recognition of a right to any benefit, payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code Section 414(p), entered on or after January 1, 1985, or (ii) any domestic relations order, as defined in Code Section 414(p), entered before January 1, 1985, pursuant to which a transferor plan was paying benefits on January 1, 1985. The Administrative Committee shall establish reasonable written procedures to determine the qualified status of a domestic relations order. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

                   (2) The Administrative Committee shall establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it. The Administrative Committee, to the extent provided in a qualified domestic relations order, shall direct the Trustee to pay, in a single sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order. Such cash- out payment may be made as soon as practicable after the end of the month within which the Administrative Committee determines that a domestic relations order is a qualified domestic relations order under Code Section 414(p) or if later, when the terms of the qualified domestic relations order permit such a distribution. [See also Section 10.5 or Section 11.8.] If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits shall be paid to the alternate payee in accordance with the terms of the Plan and such order.

             (c) Exception for Loans from the Plan. All loans made by the Trustee to any Participant or Beneficiary shall be secured by a pledge of the borrower's interest in the Plan.

      16.2   Headings.

             The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Unless otherwise explicitly indicated to the contrary, each reference herein, to "Section ", "Section" or "subsection", shall be a reference to the Master Plan.

      16.3   Construction, Controlling Law.

             In the construction of the Plan, the masculine shall include the feminine and the feminine the masculine, and the singular shall include the plural and the plural the singular, in all cases where such meanings would be appropriate. Unless otherwise specified, any reference to a section shall be interpreted as a reference to a section of the Master Plan. The Plan shall be construed in accordance with the laws of the State of Georgia and applicable federal laws.

      16.4   No Contract of Employment.

             Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, Employee or any person whomsoever the right to be retained in the service of any Affiliate, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

      16.5   Legally Incompetent.

             The Administrative Committee may in its discretion direct that payment be made and the Trustee shall make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person, without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Administrative Committee or the Trustee.

      16.6   Heirs, Assigns and Personal Representatives.

             The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, Beneficiary and Joint Annuitant, present and future.

      16.7   Title to Assets, Benefits Supported Only By Trust Fund.

             No Participant, Beneficiary or Joint Annuitant shall have any right to, or interest in, any assets of the Trust Fund upon separation from service or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. Any person having any claim under the Plan shall look solely to the assets of the Trust Fund for satisfaction. The foregoing sentence notwithstanding, each Participating Company shall indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan and from acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct or gross negligence.

      16.8   Legal Action.

             In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee shall be the only necessary parties and no Participants, Employees, or former Employees of the company, their Beneficiaries or any other person having or claiming to have an interest in the Plan shall be entitled to any notice of process; provided, that such notice as is required by the Internal Revenue Service and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity shall be given in the manner and form and at the time so required. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Administrative Committee and all persons having or claiming to have an interest in the Plan.

      16.9   No Discrimination.

             The Adopting Company, through the Administrative Committee, shall administer the Plan in a uniform and consistent manner with respect to all Participants, Beneficiaries and Joint Annuitants and shall not permit discrimination in favor of officers, stockholders, supervisory or Highly Compensated Employees.

      16.10  Severability.

             If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included; provided, this Section notwithstanding, if the events described in Section 14.8 shall occur, then Section 14.8 shall control.

      16.11  Exclusive Benefit; Refund of Contributions.

             No part of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of the Participants and their Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing, Contributions to the Trust by a Participating Company may be refunded to the Participating Company under the following circumstances and subject to the following limitations:

             (a) Permitted Refunds. If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon the Participating Company's request, a Contribution which is (i) made by a mistake in fact, or (ii) conditioned upon initial qualification of the Plan with the Plan receiving an adverse determination even though the application for determination is submitted to the Internal Revenue Service for review within the remedial amendment period (as defined in Treasury Regulation Section 1.401(b)-1) respecting the Plan, or (iii) conditioned upon the deductibility of the Contribution under Code Section 404, shall be returned to the Participating Company making the Contribution within 1 year after the payment of the Contribution, the denial of the qualification, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

             (b) Payment of Refund. If any refund is paid to a Participating Company hereunder, such refund shall be made without interest or other investment gains, shall be reduced by any investment losses attributable to the refundable amount and shall be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant's Account shall be debited directly against such Account.

             (c) Limitation on Refund. No refund shall be made to a Participating Company if such refund would cause the balance in a Participant's Account to be less than the balance would have been had the refunded contribution not been made.

      16.12  Predecessor Service.

             In the event a Participating Company maintains the Plan as successor to a predecessor employer who maintained the Plan, service for the predecessor employer shall be treated as service for the Participating Company. To the extent required under the Code or ERISA or otherwise designated by the Administrative Committee, in the event assets and liabilities of a qualified retirement plan are transferred, merged or consolidated with the Plan, service with the employer who maintained the transferring plan shall be treated as service for the Participating Company.

      16.13  Plan Expenses.

             As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies.

      16.14  Special Effective Dates.

             (a) Intent of Plan. The Plan generally is effective as of the Effective Date. The Plan is intended to be in compliance with all current laws and regulations, including the following laws and regulations (which are listed in Section 4 of IRS Revenue Procedure 88-42):

                   (1)   Titles XI and XVIII of the Tax Reform Act of 1986;

                   (2) Subtitle C of Title IX of the Omnibus Budget Reconciliation Act of 1986;

                   (3) Sections 9343(c) and 9346 of the Omnibus Budget Reconciliation Act of 1987;

                   (4)   Optional Form of Benefit Regulations;

                   (5) Temporary regulations under Code Section Section 414(q) and (s);

                   (6) Proposed regulations under Code Section Section 401(a)(9), 410 and 411;

                   (7)   Notice 87-20, regarding amendments to Code Section
      Section 411(a)(11)(B) and 417(e)(3) made by Section 1139 of the Tax Reform Act of 1986;

                   (8) Notice 87-21, regarding changes to Code Section 415 made by the Tax Reform Act of 1986; and

                   (9) Rev. Rule 86-74, regarding changes to the plan integration rules resulting from the Social Security Amendments of 1983.

In addition, the Plan is intended to include all provisions required by the Technical Corrections and Miscellaneous Revenue Act of 1988.

             (b) Compliance. To the extent any of the changes and provisions described above have requisite effective dates other than the Effective Date, the Plan shall be deemed to be effective as of such requisite effective dates solely for the purpose of satisfying the applicable legal and regulatory requirements.

      16.15  Purpose and Applicability.

             (a) Purpose. The purpose of each Plan adopted by a Participating Company shall be to provide benefits to Participants under the Plan upon retirement, Disability, death and separation from service, all upon the terms and conditions, and subject to the limitations, contained herein.

             (b) Applicability. The provisions of each Plan adopted by a Participating Company as a new plan, or each Plan adopted by a Participating Company as a restatement of a Prior Plan, shall apply only to persons employed by such company on and after the Effective Date of the Plan. Except for the Plan's provisions affecting the payment of benefits, if this Plan is a restatement of a Prior Plan, the rights and benefits of Participants who were employed by the Participating Company prior to the Effective Date of the Plan, but who were not employed on or after such Effective Date, shall be determined in accordance with the provisions of the Prior Plan in effect on the date they separated from service.


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


      IN WITNESS WHEREOF, the Master Plan Sponsor has caused the Master Plan to be executed by its duly authorized officer, as of the date first above written.


                                                  GEORGIA BANKERS ASSOCIATION


                                                  By: /s/ John J. Brannen
                                                     ---------------------------

                                                  Title: President
                                                        ------------------------


                                     99